FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-12

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,634,271,868

(Approximate Initial Pool Balance)

BANK 2020-BNK25

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

Wells Fargo Bank, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2020-BNK25

January 15, 2020

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY

Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK25	Transaction Highlights

A.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	17	26	$528,035,571	32.3%
Bank of America, National Association	23	34	520,230,000	31.8
Wells Fargo Bank, National Association	12	12	376,185,669	23.0
National Cooperative Bank, N.A.	24	24	109,820,629	6.7
Wells Fargo Bank, National Association / Morgan Stanley Mortgage Capital Holdings LLC	1	1	100,000,000	6.1
Total	77	97	$1,634,271,868	100.0%

Loan Pool:

Initial Pool Balance:	$1,634,271,868
Number of Mortgage Loans:	77
Average Cut-off Date Balance per Mortgage Loan:	$21,224,310
Number of Mortgaged Properties:	97
Average Cut-off Date Balance per Mortgaged Property(1):	$16,848,164
Weighted Average Mortgage Interest Rate:	3.433%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	48.3%
Weighted Average Original Term to Maturity or ARD (months):	118
Weighted Average Remaining Term to Maturity or ARD (months):	116
Weighted Average Original Amortization Term (months)(2):	375
Weighted Average Remaining Amortization Term (months)(2):	374
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	3.56x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	51.5%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	50.5%
% of Mortgage Loans with Additional Subordinate Debt(2):	34.2%
% of Mortgage Loans with Single Tenants(3):	15.1%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	Twenty (20) of the mortgage loans, each of which is secured by a residential cooperative property sold to the depositor by National Cooperative Bank, N.A., currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK25	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans
Property Name	Mortgage Loan Seller in BANK 2020-BNK25	Note(s)(1)	Original Balance	Holder of Note	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
55 Hudson Yards	WFB/MSMCH	A-1-S1, A-2-S2, A-2-S3, A-3-S1, A-1-S2, A-1-S3, A-2-S1, A-3-S2, A-3-S3, A-1-C1, A-1-C2, A-1-C8, A-2-C1, A-2-C2, A-2-C8, A-3-C1, A-3-C2, A-3-C8	$510,500,000	Hudson Yards 2019-55HY	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
		A-1-C5, A-3-C5	$100,000,000	BANK 2020-BNK24	No
		A-1-C6, A-3-C6	$100,000,000	BANK 2020-BNK25	No
		A-1-C3, A-1-C4, A-1-C7	$110,700,000	Wells Fargo Bank, National Association	No
		A-2-C3, A-2-C4, A-2-C5, A-2-C6, A-2-C7	$86,900,000	DBR Investments Co. Limited	No
		A-3-C3, A-3-C4, A-3-C7	$36,900,000	Morgan Stanley Bank, N.A	No
		B-1, B-2, B-3	$300,000,000	Hudson Yards 2019-55HY	Yes
1633 Broadway	WFB	A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	BWAY 2019-1633	Yes	KeyBank National Association	Situs Holdings, LLC
		A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7	$205,000,000	Goldman Sachs Bank USA	No
		A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-6, A-2-C-7	$235,000,000	DBR Investments Co. Limited	No
		A-3-C-1, A-3-C-2, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	$250,000,000	JPMorgan Chase Bank, National Association	No
		A-1-C-2, A-2-C-5	$60,000,000	GSMS 2020-GC45(2)	No
		A-4-C-1, A-4-C-2	$100,000,000	BANK 2020-BNK25	No
		A-4-C-3, A-4-C-4, A-4-C-5, A-4-C-6, A-4-C-7	$150,000,000	Wells Fargo Bank, N.A	No
		B-1, B-2, B-3, B-4	$249,000,000	BWAY 2019-1633	No
Bellagio Hotel and Casino	MSMCH	A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	BX 2019-OC11	Yes	KeyBank National Association	Situs Holdings, LLC
		A-1-C1	$100,000,000	BANK 2020-BNK25	No
		A-1-RL, A-2-RL, A-3-RL	$360,200,000	Third Party Purchaser	No
		A-1-C2, A-1-C3, A-1-C4, A-1-C5	$200,000,000	Morgan Stanley Bank, N.A	No
		A-2-C2, A-2-C3, A-2-C4, A-2-C5	$100,000,000	Citi Real Estate Funding Inc.	No
		A-2-C1	$50,000,000	GSMS 2020-GC45(2)	No
		A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	$150,000,000	JPMorgan Chase Bank, National Association	No
		B-1-S, B-2-S, B-3-S	$510,700,000	BX 2019-OC11	Yes
		B-1-RL, B-2-RL, B-3-RL	$139,800,000	Third Party Purchaser	No
		C-1-S, C-2-S, C-3-S	$683,300,000	BX 2019-OC11	Yes
545 Washington Boulevard	MSMCH	A-1	$81,285,000	BANK 2020-BNK25	Yes	Wells Fargo Bank, National Association	KeyBank National Association
		A-2, A-3	$120,000,000	Morgan Stanley Bank, N.A.	No
		A-4	$50,321,250	Barclays Capital Real Estate Inc.	No

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK25	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller in BANK 2020-BNK25	Note(s)(1)	Original Balance	Holder of Note	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Jackson Park	BANA	A-1, A-2, A-4, A-9, A-10	$275,000,000	JAX 2019-LIC	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC.
		A-3	$75,000,000	BANK 2020-BNK25	No
		A-5, A-6	$100,000,000	BANK 2019-BNK23	No
		A-7, A-8	$100,000,000	BANK 2019-BNK24	No
		B-1, B-2	$450,000,000	JAX 2019-LIC	No
Kings Plaza	WFB	A-1-1, A-1-2, A-1-3, A-1-4	$171,108,108	JPMorgan Chase Bank, National Association	Yes	(3)	(3)
		A-2-1, A-2-2, A-2-3, A-2-4	$157,945,946	Société Générale Financial Corporation	No
		A-3-1, A-3-4	$75,000,000	BANK 2020-BNK25	No
		A-3-2, A-3-3	$82,945,946	Wells Fargo Bank, N.A	No
1412 Broadway	MSMCH	A-1	$100,000,000	BANK 2019-BNK24	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2	$70,000,000	BANK 2020-BNK25	No
		A-3	$40,000,000	Morgan Stanley Bank, N.A.	No
Parklawn Building	BANA	A-1	$70,000,000	MSC 2019-L3	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2, A-3	$60,800,000	CF 2019-CF3	No
		A-4	$65,400,000	BANK 2019-BNK24	No
		A-5	$65,400,000	BANK 2020-BNK25	No
Park Tower at Transbay	BANA	A-1, A-8	$120,000,000	BANK 2019-BNK20	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$100,000,000	BANK 2019-BNK23	No
		A-3, A-9	$115,000,000	BANK 2019-BNK21	Yes
		A-4, A-7, A-10	$115,000,000	BANK 2019-BNK22	No
		A-5	$50,000,000	BANK 2020-BNK24	No
		A-6	$50,000,000	BANK 2020-BNK25	No
560 Mission Street	BANA	A-1-A	$60,000,000	GSMS 2020-GC45(2)	No	Midland Loan Services, a Division of PNC Bank, National Association(4)	Midland Loan Services, a Division of PNC Bank, National Association(4)
		A-1-B, A-1-C, A-1-D	$90,000,000	DBR Investments Co. Limited	Yes
		A-2-A	$100,000,000	Bank of America, National Association	No
		A-2-B	$50,000,000	BANK 2020-BNK25	No
Chroma	WFB	A-1	$35,000,000	UBS 2019-C18	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$15,000,000	BANK 2020-BNK25	No
Sacramento Office Portfolio	BANA	A-1	$35,000,000	BANK 2019-BNK23	Yes	Wells Fargo Bank, National Association	KeyBank National Association
		A-2	$14,400,000	BANK 2020-BNK25	No

(1)	No assurance can be provided that any unsecuritized note will not be split further.

(2)	The GSMS 2020-GC45 transaction is expected to close on or about January 30, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK25	Characteristics of the Mortgage Pool

(3)	The related whole loan is expected to initially be serviced under a pooling and servicing agreement related to a securitization expected to close prior to the closing date of this deal. The master servicer and special servicer for such securitization will be identified in the final prospectus to holders of the BANK 2020-BNK25 certificates. Upon the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2020-BNK25 certificates after the closing of such securitization.

(4)	The related whole loan is expected to initially be serviced under the GSMS 2020-GC45 securitization pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the BANK 2020-BNK25 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK25	Characteristics of the Mortgage Pool

C.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	14	$632,387,040	38.7%	52.1%	51.9%	3.08x	10.4%	10.0%	3.257%
CBD	6	451,285,000	27.6	47.5	47.5	3.28	10.5	10.2	3.159
Suburban	8	181,102,040	11.1	63.5	63.0	2.56	9.9	9.3	3.504
Multifamily	41	341,154,479	20.9	42.2	40.6	4.28	19.5	19.2	3.539
Garden	8	115,550,000	7.1	65.6	65.4	2.00	8.2	8.0	3.842
Cooperative	24	109,820,629	6.7	17.9	14.7	7.68	39.4	38.7	3.326
High Rise	1	75,000,000	4.6	34.4	34.4	3.92	13.0	12.9	3.250
Townhouse	2	20,110,000	1.2	58.1	52.9	2.79	11.2	11.0	3.509
Student Housing	1	11,250,000	0.7	59.2	54.0	1.54	9.3	9.1	4.270
Mid Rise	5	9,423,850	0.6	46.3	46.3	2.19	9.0	8.5	3.800
Hospitality	10	290,235,669	17.8	51.4	49.2	4.91	19.0	17.6	3.529
Full Service	2	124,700,000	7.6	44.1	42.9	7.14	25.3	23.9	3.301
Select Service	3	101,150,000	6.2	56.9	56.9	3.34	13.9	12.6	3.729
Limited Service	5	64,385,669	3.9	57.1	49.5	3.06	14.7	13.4	3.655
Retail	13	206,705,837	12.6	57.6	56.6	2.78	10.8	10.4	3.554
Super Regional Mall	1	75,000,000	4.6	54.1	54.1	3.06	10.7	10.5	3.359
Anchored	3	67,979,687	4.2	59.6	57.7	2.56	11.2	10.5	3.748
Single Tenant	7	56,000,000	3.4	61.8	60.4	2.66	10.3	10.1	3.554
Unanchored	2	7,726,150	0.5	43.0	43.0	2.81	12.3	10.7	3.738
Self Storage	7	56,490,917	3.5	60.5	58.9	2.36	9.7	9.5	3.679
Self Storage	7	56,490,917	3.5	60.5	58.9	2.36	9.7	9.5	3.679
Other	2	48,900,000	3.0	60.4	60.4	2.73	9.4	9.0	3.268
Data Center	2	48,900,000	3.0	60.4	60.4	2.73	9.4	9.0	3.268
Industrial	7	42,652,960	2.6	62.7	62.7	2.42	9.9	9.1	3.736
Warehouse	5	26,940,000	1.6	61.2	61.2	2.46	10.2	9.3	3.750
Flex	2	15,712,960	1.0	65.3	65.3	2.34	9.4	8.8	3.711
Mixed Use	3	15,744,967	1.0	60.5	57.2	2.56	10.3	9.8	3.659
Office/Retail	1	6,500,000	0.4	58.0	58.0	2.52	9.7	9.2	3.610
Office/Industrial	1	5,554,083	0.3	55.0	55.0	3.27	11.4	10.8	3.250
Multifamily/Retail	1	3,690,884	0.2	73.1	59.0	1.57	9.8	9.4	4.360
Total/Weighted Average:	97	$1,634,271,868	100.0%	51.5%	50.5%	3.56x	13.8%	13.2%	3.433%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

55 HUDSON YARDS

TOTAL BUILDING RSF: 1,431,212

THIRD POINT
LEVELS 49-51: 89,043 RSF
STONEPEAK PARTNERS LP
LEVEL 48: 29,683 RSF
COOLEY
LEVELS 42-46: 146,227 RSF
SILVER LAKE
LEVELS 40-41: 58,089 RSF
MILBANK, TWEED, HADLEY & MCCLOY
LEVELS 30-39: 286,733 RSF
ENGINEER'S GATE
LEVEL 29: 28,034 RSF
HEALTHCOR MANAGEMENT
LEVEL P28: 17,760 RSF
AROSA CAPITAL MANAGEMENT
LEVEL P28: 10,680 RSF
COGNIZANT
LEVELS 26-27: 56,869 RSF
CONFIDENTIAL TENANT
LEVELS 24-25: 56,858 RSF
VISTA EQUITY PARTNERS
LEVEL 23: 28,429 RSF
CENTIVA, NUT TREE, MITSUI OFFICE (UNDER CONTRACT)
LEVEL 22: 25,744 RSF
BOIES SCHILLER & FLEXNER
LEVELS 18-21: 110,732 RSF
MARKETAXESS
LEVELS 15-17: 83,298 RSF
POINT 72
LEVELS 3-14: 332,283 RSF
MECHANICAL
MT. SINAI
LEVEL P1, P2: 18,679 RSF
MANAGEMENT OFFICE
LEVEL P2: 6,971 RSF
MAISON KAYSER
LEVEL P1: 2,663 RSF
33RD STREET
HUDSON BOULEVARD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

55 Hudson Yards
55 Hudson Yards
New York, NY 10001
West Side
Theater District
Chelsea
Hudson Yards
Hudson River
Lincoln Tunnel
Jacob Javits Convention Center
Hudson River Park
The High Line Elevated Park
Chelsea Waterside Park
James A. Farley General Post Office
Morgan General Mail Facility
Port Authority Bus Terminal
NJ TRANSIT
AMTRAK
Vessel
W. 34th St.
W. 33rd St.
10th Ave.
11th Ave.
12th Ave.
9th Ave.
CHELSEA GALLERIES
MANHATTAN
NEW JERSEY
QUEENS
BROOKLYN
JERSEY CITY
Hoboken
Union City
North Bergen
Midtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – 55 Hudson Yards

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association; Morgan Stanley Bank, N.A.			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/A-(sf)/BB+(sf)			Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$100,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$100,000,000			Size:	1,431,212 SF
% of Initial Pool Balance:	6.1%			Cut-off Date Balance Per SF(1):	$660.28
Loan Purpose:	Recapitalization			Maturity Date Balance Per SF(1):	$660.28
Borrower Sponsors:	Mitsui Fudosan America, Inc.; The Related Companies, L.P.; OP Olympic Capital Corp (US), Inc.			Year Built/Renovated:	2018/NAP
Guarantor(2):	One Hudson Yards Owner LLC			Title Vesting:	Fee
Mortgage Rate:	2.9500%			Property Manager:	Related Hudson Yards Manager LLC
Note Date:	November 21, 2019			Current Occupancy (As of):	97.3% (11/19/2019)
Seasoning:	2 months			YE 2018 Occupancy(6):	NAP
Maturity Date:	December 6, 2029			YE 2017 Occupancy(6):	NAP
IO Period:	120 months			YE 2016 Occupancy(6):	NAP
Loan Term (Original):	120 months			YE 2015 Occupancy(6):	NAP
Amortization Term (Original):	NAP			As-Is Appraised Value:	$2,400,000,000
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraised Value Per SF:	$1,676.90
Call Protection(3):	L(26),GRTR 1% or YM or D(87),O(7)			As-Is Appraisal Valuation Date:	October 15, 2019
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1)(4):	Yes			TTM NOI(6):	NAP
Additional Debt Type (Balance) (1)(4):	Pari Passu ($845,000,000) /Subordinate ($300,000,000)			YE 2018 NOI(6):	NAP
				YE 2017 NOI(6):	NAP
				YE 2016 NOI(6):	NAP
				U/W Revenues:	$149,111,008
				U/W Expenses:	$45,210,677
Escrows and Reserves(5)				U/W NOI:	$103,900,331
	Initial	Monthly	Cap	U/W NCF:	$100,036,059
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.67x / 3.53x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.0% / 10.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.0% / 10.6%
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	39.4%
Tenant Specific TI/LC Reserve	$34,260,641	$0	NAP	LTV Ratio at Maturity(1):	39.4%
Free Rent Reserve	$11,482,346	$0	NAP
Milbank Lease Landlord Delay Dispute Reserve	$11,000,000	$0	NAP
MarketAxess Lease Takeover Reserve	$4,474,631	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$1,245,000,000	100.0%	Upfront Reserves	$61,217,618	4.9%
			Closing costs	46,767,347	3.8
			Return of Equity(7)	1,137,015,035	91.3
Total Sources	$1,245,000,000	100.0%	Total Uses	$1,245,000,000	100.0%
(1)

The 55 Hudson Yards Mortgage Loan (as defined below) is part of the 55 Hudson Yards Whole Loan (as defined below) with an original aggregate principal balance of $1,245,000,000.  The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, U/W DSCR based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 55 Hudson Yards Senior Loan (as defined below).  The Cut-off Date Balance Per SF and Maturity Date Balance Per SF, U/W Debt Yield based on NOI, U/W Debt Yield at Maturity based on NOI, U/W DSCR based on NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 55 Hudson Yards Whole Loan (as defined below) are $870, $870, 8.3%, 8.3%, 2.68x, 51.9% and 51.9%, respectively.

(2)

One Hudson Yards Owner LLC is the single purpose entity borrower.  The 55 Hudson Yards Whole Loan is recourse to the single purpose entity borrower.  There is no separate non-recourse carveout guarantor or environmental indemnitor for the 55 Hudson Yards Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

(3)

Defeasance or prepayment of the 55 Hudson Yards Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 55 Hudson Yards Whole Loan to be securitized and (b) November 21, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(4)	See “The Mortgage Loan” and “Subordinate and Mezzanine Indebtedness” below for further discussion of additional debt.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	Prior historical operating statements and occupancy are not applicable, as the 55 Hudson Yards Property (as defined below) was constructed in 2018 and tenants began taking occupancy in 2019.
(7)	Prior to the origination of the 55 Hudson Yards Whole Loan, the 55 Hudson Yards Property was unencumbered by debt. The borrower sponsor’s cost basis to date is approximately $1.31 billion.

The Mortgage Loan.  The mortgage loan (the “55 Hudson Yards Mortgage Loan”) is part of a whole loan (the “55 Hudson Yards Whole Loan”) that is evidenced by 33 pari passu senior promissory notes in the aggregate original principal amount of $945,000,000 (collectively, the “55 Hudson Yards Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $300,000,000 (collectively, the “55 Hudson Yards Subordinate Companion Loan”).  The 55 Hudson Yards Whole Loan was co-originated on November 21, 2019 by Wells Fargo Bank, National Association (“WFB”); DBR Investments Co. Limited (“DBRI”); and Morgan Stanley Bank, N.A. (“MSBNA”).  The 55 Hudson Yards Whole Loan is secured by a first priority fee mortgage encumbering an office building located in New York, New York (the “55 Hudson Yards Property”).  The 55 Hudson Yards Mortgage Loan is evidenced by the non-controlling promissory notes A-1-C6 (being contributed by WFB) and A-3-C6 (being contributed by MS) in the aggregate original principal amount of $100,000,000.  As shown in the “55 Hudson Yards Whole Loan Summary” table below, 21 promissory notes in the original aggregate principal amount of $810,500,000 were contributed to the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Senior Loan pari passu notes other than those evidencing the 55 Hudson Yards Mortgage Loan are referred to herein as the “55 Hudson Yards Non-Serviced Pari Passu Companion Loans”.  See “Description of the Mortgage Pool—The Whole Loans—The 55 Hudson Yards Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. The proceeds of the 55 Hudson Yards Whole Loan were primarily used to fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
55 Hudson Yards Senior Loan
A-1-S1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-1-S2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-S3	$170,100,000	$170,100,000	Hudson Yards 2019-55HY	Yes(1)
A-2-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	Yes(1)
A-1-C3	$28,350,000	$28,350,000	WFB	No
A-1-C4	$28,350,000	$28,350,000	WFB	No
A-1-C5	$75,000,000	$75,000,000	BANK 2019-BNK24	No
A-1-C6	$75,000,000	$75,000,000	BANK 2019-BNK25	No
A-1-C7	$54,000,000	$54,000,000	WFB	No
A-1-C8	$22,800,000	$22,800,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-2-C3	$9,450,000	$9,450,000	DBRI	No
A-2-C4	$9,450,000	$9,450,000	DBRI	No
A-2-C5	$25,000,000	$25,000,000	DBRI	No
A-2-C6	$25,000,000	$25,000,000	DBRI	No
A-2-C7	$18,000,000	$18,000,000	DBRI	No
A-2-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	Yes(1)
A-3-C3	$9,450,000	$9,450,000	MSBNA	No
A-3-C4	$9,450,000	$9,450,000	MSBNA	No
A-3-C5	$25,000,000	$25,000,000	BANK 2019-BNK24	No
A-3-C6	$25,000,000	$25,000,000	BANK 2019-BNK25	No
A-3-C7	$18,000,000	$18,000,000	MSBNA	No
A-3-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	No
Total (Senior Loan)	$945,000,000	$945,000,000

55 Hudson Yards Subordinate Companion Loan
B-1	$180,000,000	$180,000,000	Hudson Yards 2019-55HY	Yes(1)(2)
B-2	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)(2)
B-3	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)(2)
Total (Subordinate Companion Loan)	$300,000,000	$300,000,000
Total (Whole Loan)	$1,245,000,000	$1,245,000,000

(1)

No single promissory note comprising a part of the whole loan is the related control note; however, the Hudson Yards 2019-55HY securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.

(2)	The 55 Hudson Yards Subordinate Companion Loan is subordinate to the 55 Hudson Yards Senior Loan.

The Borrower and Borrower Sponsors. The borrower is One Hudson Yards Owner LLC (the “55 Hudson Yards Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. The 55 Hudson Yards Whole Loan is recourse solely to the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the 55 Hudson Yards Whole Loan.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 55 Hudson Yards Whole Loan.

The borrower’s sole member is One Hudson Yards Holdings LLC, which is a joint venture between MFA 55 HY LLC (“Mitsui Member”) and 55 Hudson Yards Member LLC (“Hudson Yards Member”). Mitsui Member is owned by Mitsui Fudosan America, Inc. (“Mitsui”). The managing member and owner of Hudson Yards Member is Hudson Yards Gen-Par, LLC, a joint venture between Related Hudson Yards, LLC (“Related Member”) and Oxford Hudson Yards LLC (“Oxford Member”). Related Member is wholly owned by The Related Companies,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

L.P. (“Related”) and Oxford Member is wholly owned by OP Olympic Capital Corp (US), Inc. (“Oxford”, and together with Mitsui and Related, the “Borrower Sponsor”).

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London.  Oxford Properties Group, comprising Oxford and its affiliates, make up the real estate investment arm of OMERS, one of Canada’s largest pension plans. OMERS was established in 1962 as a pension plan for employees of municipal governments, schoolboards, libraries, police and fire services, Children’s Aid Societies, and other local agencies throughout Ontario. The OMERS pension plan has approximately half a million active and retired members and 1,000 participating employers, and is funded by contributions and investment earnings. Oxford Properties Group, comprising Oxford and its affiliates, manages over $58 billion of office, retail, industrial, hotel and multifamily residential assets across the globe, including over 100 million square feet in cities across four continents. Mitsui is the U.S. subsidiary of Japan’s largest real estate company, Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”). Mitsui is headquartered in New York, and is responsible for Mitsui Fudosan’s real estate investment and development activities in North America.  Mitsui’s U.S. portfolio currently includes eight office buildings totaling 5.6 million square feet; 4.7 million square feet of office space under development; 1,300 residential apartments; 5,000 additional apartments under development; 360 condominiums and townhomes under development; and 753 hotel rooms. Mitsui has been active in the United States since the 1970s, and currently owns assets in the New York, Washington, D.C., Boston, Denver, Los Angeles, San Francisco, Seattle and Honolulu metropolitan areas.

The Property. The 55 Hudson Yards Property is a 1,431,212 square foot, 51-story, Class A office building located within the Hudson Yards development of Manhattan in New York City.  Constructed in 2018, the 55 Hudson Yards Property  is situated on a 0.9-acre parcel of land with frontage along Eleventh Avenue and Hudson Boulevard between West 34th and West 35th Streets (adjacent to a No. 7 subway station entrance).  The building was designed by Kohn Pedersen Fox and architect Kevin Roche, and features a unique façade consisting of matte metal and stepped articulation of the window frames that are defined by aluminum extrusions, castings, and built-up shapes.  According to the appraisal, the 55 Hudson Yards Property is currently the shortest skyscraper within phase 1 of the Hudson Yards plan and is known for its distinct construction compared to the remainder of the development.  The 55 Hudson Yards Property is LEED Gold certified and has incorporated technology for indoor air quality and a flexible workplace environment.

According to the appraisal, the 55 Hudson Yards Property offers amenities such as a dispatch elevator system, fingerprint access within the office lobby, floor-to-ceiling glass windows, column-free space allowing tenants to maximize the floor plates, terrace overlooking the new Hudson Boulevard Park that wraps around the 10th floor (podium level), and private terraces throughout the office component that were constructed for tenants upon request.

The 55 Hudson Yards Property was 97.3% leased to 20 tenants as of November 19, 2019.  Three tenants (Milbank, Cooley and Boies Schiller) comprising approximately 38.0% of net rentable area and 35.9% of underwritten base rent are ranked within the top 100 law firms by gross revenue in the United States, according to a third party legal publication

Major Tenants.

Point72 (332,283 square feet, 23.2% net rentable area, 21.9% underwritten base rent, April 30, 2034 expiration). Point72 Asset Management (“Point72”) is an American hedge fund founded by Steven A. Cohen. The firm has over 1,400 employees across 10 global offices.  The 55 Hudson Yards Property serves as Point72’s New York headquarters, after consolidating from 11 floors in two buildings previously occupied at 510 and 330 Madison Avenue.  Point72 currently occupies floors 3-14 at the 55 Hudson Yards Property but is not yet paying full rent on all of its space.  All outstanding gap rent and free rent through March 2020, in the amount of $987,380, was reserved at the time of origination of the 55 Hudson Yards Whole Loan.  The rent commencement dates are as follows:  April 16, 2019 for floors 5-14; December 1, 2019 for floor 4; and May 1, 2020 for floor 3 (there is no assurance that Point72 will begin paying rent by the estimated dates noted herein).  Effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon 15 months’ prior notice, the tenant has a one-time option to terminate either (i) the entirety of its leased premises or (ii) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum).  Point72 has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 15 months’ prior notice and at the fair market rental rate, following its April 2034 lease expiration.  Point 72 has signed a sublease for the entire 3rd floor (31,246 square feet) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF.  Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and a rate of $99.00 PSF.

Milbank, Tweed, Hadley & McCloy (287,333 square feet, 20.1% net rentable area, 17.9% underwritten base rent, March 31, 2034 expiration). Milbank, Tweed Hadley & McCloy (“Milbank”)  is an international law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, and is headquartered at the 55 Hudson Yards Property. The firm also has offices in Washington, D.C., Los Angeles, London, Frankfurt, Munich, Tokyo, Hong Kong, São Paulo, Seoul, Singapore and Beijing. The firm was founded in 1866 and as of 2018 had 728 attorneys.  Milbank currently occupies space on floors 30-39 along with 600 square feet of storage space at the 55 Hudson Yards Property.  Milbank has the one-time right to contract by up to one floor upon the tenth anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction date.  Milbank has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its March 2034 expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

Cooley (146,227 square feet, 10.2% net rentable area, 11.2% underwritten base rent, September 30, 2039 expiration).  Cooley LLP (“Cooley”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication and is headquartered in Palo Alto, California with 16 other offices in San Francisco, Los Angeles, New York, Boston, Washington, D.C., San Diego, Seattle, Colorado, Virginia, London, Beijing and Shanghai. The firm had 946 attorneys in 2018. The firm’s major practice areas include corporate, litigation, intellectual property and regulatory law.  Cooley currently occupies space on floors 42-46 of the 55 Hudson Yards Property.  Effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, tenant has the one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) if the tenant did not exercise its initial expansion option, all of the square footage leased on the lowest floor of the leased premises (if the tenant leases less than all of the square footage on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space.  In addition, effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, Cooley has the one-time right to terminate its lease subject to a fee of the sum of (i) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly) and (ii) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date.  Cooley has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its September 2039 expiration. Cooley subleases 12,229 square feet of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and an annual rate of $110 PSF.

Boies, Schiller & Flexner (110,732 square feet, 7.7% net rentable area, 6.8% underwritten base rent, June 30, 2035 expiration).  Founded by David Boies and Jonathan D. Schiller in 1997, Boies, Schiller & Flexner (“Boies Schiller”) is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, specializing in litigation and headquartered at the 55 Hudson Yards Property. The firm has 10 offices with a total of 320 attorneys.  Boies Schiller currently occupies space on floors 18-21 of the 55 Hudson Yards Property, but is not yet paying full rent on all of its space.  All outstanding gap rent and free rent through June 2020, in the amount of $5,480,125, was reserved at the time of origination of the 55 Hudson Yards Whole Loan.  Effective as of the 10th anniversary of the rent commencement date (July 1, 2020), with 18 months’ prior notice, the tenant has a one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period.  Boies Schiller has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 24 months’ prior notice and at the fair market rental rate, following its June 2035 expiration.  Boies Schiller subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 2026 and an annual rate of $94.00 PSF.

Third Point (89,043 square feet, 6.2% net rentable area, 8.6% underwritten base rent, July 31, 2029 expiration).  Third Point Management (“Third Point”) is a New York-based hedge fund founded by Daniel S. Loeb in 1995. The firm operates as an employee-owned and SEC-registered investment advisor.  Third Point currently occupies spaces on floors 49-51 of the 55 Hudson Yards Property.  Third Point has either (i) a renewal option of 5-years or (ii) a renewal option of 10-years, each with 15 months’ prior notice and at the fair market rental rate, following its July 2029 expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The following table presents certain information relating to the tenancy at the 55 Hudson Yards Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Point72	NR/NR/NR	332,283(2)	23.2%	$88.37(2)(3)	$29,364,626(2)(3)	21.9%	4/30/2034	2-5 yr or 1-10 yr	Y(4)
Milbank	NR/NR/NR	287,333	20.1%	$83.67	$24,040,889	17.9%	3/31/2034	2-5 yr or 1-10 yr	Y(5)
Cooley	NR/NR/NR	146,227(6)	10.2%	$103.00(6)	$15,061,381(6)	11.2%	9/30/2039	2-5 yr or 1-10 yr	Y(7)
Boies Schiller	NR/NR/NR	110,732(8)	7.7%	$82.50(8)(9)	$9,135,390(8)(9)	6.8%	6/30/2035	2-5 yr or 1-10 yr	Y(10)
Third Point	NR/NR/NR	89,043	6.2%	$130.00	$11,575,590	8.6%	7/31/2029	1-5 yr or 1-10 yr	N
Total Major Tenants		965,618	67.5%	$92.35	$89,177,876	66.4%

Non-Major Tenants		426,582	29.8%	$105.55	$45,026,413	33.6%

Occupied Collateral Total		1,392,200	97.3%	$96.40	$134,204,289	100.0%

Vacant Space		39,012	2.7%

Collateral Total		1,431,212	100.0%

(1)

The Annual U/W Base Rent and Annual U/W Base Rent PSF shown above include contractual rent steps through December 2020 totalling $57,080.  The lender’s underwriting gives separate credit for straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term.  The total implied underwritten rental rate for Milbank, Cooley and Boies Schiller, inclusive of the straight line credit, is approximately $87.72, $106.62 and $85.59 PSF, respectively.  See “Underwritten Net Cash Flow” below.

(2)

Point 72 has signed a sublease for the entire 3rd floor (31,246 square feet) of its space with Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and an annual rate of $99.00 PSF. Underwriting reflects the prime rent.

(3)

Point72 has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(4)	Point72 has a one-time termination or contraction option that is further described in the “Major Tenants” section above.
(5)	Milbank has a one-time contraction option that is further described in the “Major Tenants” section above.
(6)	Cooley subleases 12,229 square feet of its space to Cinctive Capital LLC, with a sublease expiration of June 30, 2022 and an annual rate of $110 PSF. Underwriting reflects the prime rent.
(7)	Cooley has a one-time termination or contraction option that is further described in the “Major Tenants” section above.
(8)	Boies Schiller subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 28, 2026 and an annual rate of $94.00 PSF. Underwriting reflects the prime rent.
(9)

Boies Schiller has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “Major Tenants” above for further information).

(10)	Boies Schiller has a one-time contraction option that is further described in the “Major Tenants” section above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The following table presents certain information relating to the lease rollover schedule at the 55 Hudson Yards Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	2	84,892	5.9%	84,892	5.9%	$9,679,268	7.2%	$114.02
2025	2	18,765	1.3%	103,657	7.2%	$2,045,385	1.5%	$109.00
2026	0	0	0.0%	103,657	7.2%	$0	0.0%	$0.00
2027	0	0	0.0%	103,657	7.2%	$0	0.0%	$0.00
2028	0	0	0.0%	103,657	7.2%	$0	0.0%	$0.00
2029	6	149,603	10.5%	253,260	17.7%	$18,838,620	14.0%	$125.92
2030	2	9,642	0.7%	262,902	18.4%	$1,194,842	0.9%	$123.92
Thereafter	21	1,138,940	79.6%	1,392,200	97.3%	$103,641,016	77.2%	$91.00
Vacant	0	39,012	2.7%	1,431,212	100.0%	$0	0.0%	$0.00
Total/Weighted Average	31	1,431,212	100.0%			$134,204,289	100.0%	$96.40
(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 55 Hudson Yards Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	11/19/2019(2)
NAP	NAP	NAP	NAP	97.3%

(1)	Historical occupancy is not applicable, as the 55 Hudson Yards Property was constructed in 2018 and tenants began taking occupancy in 2019.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the 55 Hudson Yards Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$134,147,209	87.0%	$93.73
Rent Average Benefit(3)	2,242,507	1.5	1.57
Contractual Rent Step(4)	57,080	0.0	0.04
Grossed Up Vacant Space	5,108,740	3.3	3.57
Gross Potential Rent	$141,555,536	91.8%	$98.91
Other Income	147,949	0.1	0.10
Total Recoveries	12,516,263	8.1	8.75
Net Rental Income	$154,219,748	100.0%	$107.75
(Vacancy & Credit Loss)	(5,108,740)	(3.6)(5)	(3.57)
Effective Gross Income	$149,111,008	96.7%	$104.19

Real Estate Taxes (PILOT)	19,160,307(6)	12.8	13.39
Insurance	807,380	0.5	0.56
Management Fee	1,000,000	0.7	0.70
Other Operating Expenses	24,242,990	16.3	16.94
Total Operating Expenses	$45,210,677	30.3%	$31.59

Net Operating Income	$103,900,331	69.7%	$72.60
Replacement Reserves	286,242	0.2	0.20
TI/LC	3,578,030	2.4	2.50
Net Cash Flow	$100,036,059	67.1%	$69.90

NOI DSCR(7)	3.67x
NCF DSCR(7)	3.53x
NOI Debt Yield(7)	11.0%
NCF Debt Yield(7)	10.6%
(1)	Prior historical operating statements are not applicable, as the 55 Hudson Yards Property was constructed in 2018 and tenants began taking occupancy in 2019.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)

Represents straight-line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term (see “Tenant Summary” above for further information).

(4)	Represents contractual rent steps through December 2020.
(5)	The underwritten economic vacancy is 3.6%. The 55 Hudson Yards Property was 97.3% leased as of November 19, 2019.
(6)	Represents the average of the projected PILOT payments over the loan term (see “PILOT/IDA Leases” for further details on the PILOT agreement).
(7)	The debt service coverage ratios and debt yields are based on the 55 Hudson Yards Senior Loan, and exclude the 55 Hudson Yards Subordinate Companion Loan.

Appraisal.  The appraiser concluded to an “as-is” Appraised Value for the 55 Hudson Yards Property of $2,400,000,000 as of October 15, 2019.

Environmental Matters.  According to the Phase I environmental site assessment dated October 9, 2019, there was no evidence of any recognized environmental conditions at the 55 Hudson Yards Property.

Market Overview and Competition.  The 55 Hudson Yards Property is located at 550 West 34th Street, on the southeast corner of the intersection of 34th Street and 11th Avenue in New York, New York. The 55 Hudson Yards Property is situated within the Hudson Yards development, one of the largest private real estate development projects in the United States.  Once fully developed, Hudson Yards is expected to include more than 18.0 million square feet of commercial and residential space, along with more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, The Shed (entertainment venue), 14 acres of open space, a 750-seat public school and an Equinox Hotel.  The Hudson Yards neighborhood is traditionally bound by the Hell’s Kitchen neighborhood to the north, the Midtown, Times Square, Garment District and Penn Station neighborhoods to the east, and the West Chelsea neighborhood to the south.  In September 2015, the Metropolitan Transportation Authority (MTA) completed an approximately $2.4 billion, 7,000-foot extension of the MTA’s No. 7 Flushing subway line (providing access to Queens), which was extended to include an additional subway stop at the corner of 34th Street and Eleventh Avenue (adjacent to the 50 Hudson Yards Property), from the previous last stop at 41st Street and Seventh Avenue (approximately 1.0 mile northeast of the 55 Hudson Yards Property). The 55 Hudson Yards Property is situated approximately 0.6 miles northwest of Penn Station.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The 55 Hudson Yards Property is situated approximately 0.3 miles northwest of the Shops & Restaurants at Hudson Yards, a seven-story, 676,229 square foot retail center, with retailers such as Cartier, Coach, Zara, H&M, Watches of Switzerland and Fendi, as well as restaurant and food options including Hudson Yards Grill, Bouchon Bakery, Shake Shack and Jack’s Coffee.  The Vessel, a 16-story structure comprising 154 interconnecting flights of stairs with approximately 2,500 individual steps and 80 landings, is located approximately 0.2 miles southwest of the 55 Hudson Yards Property.

According to the appraisal, the 55 Hudson Yards Property is situated within the Far West Side submarket of the New York Office Market.  As of the third quarter of 2019, the Far West Side submarket reported a total inventory of approximately 9.1 million square feet with a 1.4% vacancy rate (and a  12.2% availability rate) and average asking rents of $108.47 PSF, gross.  The appraiser concluded to market rents ranging from $95.00 to $130.00 PSF, modified gross, for the various floors of office space at the 55 Hudson Yards Property (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 55 Hudson Yards Property:

Market Rent Summary(1)

	Office – Floor 2-9	Office Floor 10-16	Office Floor 17-23	Office – Floor 24-30	Office – Floor 31-37	Office Floor 38-44	Office Floor 45-51
Market Rent (PSF)	$95.00	$100.00	$110.00	$115.00	$120.00	$125.00	$130.00
Lease Term (Years)	15	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG	MG
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years
(1)	Information obtained from the appraisal.

The following table presents information relating to comparable office property sales for the 55 Hudson Yards Property:

Comparable Sales(1)

Property Name/Location	Sale Date	Year Built/ Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
55 Hudson Yards Property New York, NY	N/A	2018/N/A	1,431,212(2)	97.3%(2)
711 Fifth Avenue New York, NY	Sep. 2019	1927/N/A	354,361	76%	$955,000,000	$2,695
330 Madison Avenue New York, NY	Jul. 2019	1963/N/A	855,000	95%	$900,000,000	$1,053
30 Hudson Yards(3) New York, NY	Apr. 2019	2019/N/A	1,463,234	100%	$2,155,000,000	$1,473
640 Fifth Avenue New York, NY	Apr. 2019	1948/2014	315,886	100%	$975,000,000	$3,087
237 Park Avenue New York, NY	Jan. 2019	1915/2015	1,260,160	98%	$1,200,000,000	$952
3 Columbus Circle New York, NY	Nov. 2018	1927/2011	753,405	100%	$1,035,000,000	$1,374
1515 Broadway New York, NY	Nov. 2017	1972/2010	1,897,131	99%	$1,950,000,000	$1,028
10 Hudson Yards(3) New York, NY	Aug. 2016	2015/N/A	1,861,084	100%	$2,150,000,000	$1,155
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Owned by affiliates of the 55 Hudson Yards Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

The following table presents certain information relating to comparable office leases for the 55 Hudson Yards Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
55 Hudson Yards Property New York, NY	2018/N/A	1,431,212(2)	N/A
30 Hudson Yards(3) New York, NY	2019/N/A	1,463,234	0.1 Miles	Confidential Tenant Warner Media	Oct. 2019 /16.3 Yrs Jun. 2019 / 15.0 Yrs	175,000 1,463,234	$156.38 $120.37	MG Net to MG adj.
460 West 34th Street New York, NY	1927/2021(4)	633,530	0.2 Miles	First Republic Bank	Sep. 2019 /16.0 Yrs	233,782	$85.00	MG
441 Ninth Avenue New York, NY	1962/2019	697,958	0.3 Miles	Brevert Peloton Interactive, LLC Lyft	Sep. 2019 /10.8 Yrs Nov. 2018 / 15.0 Yrs Nov. 2018 / 10.0 Yrs	16,178 312,000 100,000	$116.00 $106.66 $87.00	MG MG MG
50 Hudson Yards(3) New York, NY	2022(4)/N/A	2,900,000	0.1 Miles	Confidential	Sep. 2019 / 15.0 Yrs	1,250,000	$130.00	MG
1 Manhattan West New York, NY	2019/N/A	2,216,609	0.4 Miles	Accenture NHL McKool School Skadden, Arps, Slate, Meagher & Florn LLP	Jul. 2019 /16.1 Yrs Jun. 2019 / 22.0 Yrs Apr. 2019 / 16.0 Yrs Mar. 2019 / 21.0 Yrs	248,673 176,007 64,120 600,867	$119.00 $93.80 $108.00 $76.11	MG MG MG MG
66 Hudson Boulevard New York, NY	2022(4)/N/A	2,814,581	0.2 Miles	AllianceBernstein Pfizer Inc.	May 2019 /20.0 Yrs Apr. 2018 / 21.3 Yrs.	186,226 790,000	$105.00 $95.00	MG MG
10 Hudson Yards(3) New York, NY	2015/N/A	1,861,084	0.3 Miles	Huatai Securities	Apr. 2018 /3.6 Yrs	5,992	$120.00	MG
1 Vanderbilt Avenue New York, NY	2020(4)/N/A	1,730,989	1.6 Miles	The Carlyle Group	Jul. 2018 /15.8 Yrs	95,367	$166.00	MG
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.
(3)	Owned by affiliates of the 55 Hudson Yards Borrower.
(4)	Denotes expected completion or renovation dates (as applicable) per the appraisal.

Escrows.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 55 Hudson Yards Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 55 Hudson Yards Borrower maintains a blanket insurance policy reasonably acceptable to the lender.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly replacement reserves of $23,584.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly general rollover reserves of $119,268.

Tenant Specific TI/LC Reserve – The 55 Hudson Yards Whole Loan documents require an upfront deposit of $34,260,641 for approved leasing expenses outstanding at the time of origination of the 55 Hudson Yards Whole Loan.

Free Rent Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,482,346 for the free rent and gap rent outstanding for seven tenants at the time of origination of the 55 Hudson Yards Whole Loan.

Milbank Lease Landlord Delay Dispute Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $11,000,000 relating to the potential settlement of a dispute between the 55 Hudson Yards Borrower and Milbank relating to a delay in the delivery of such tenant’s leased premises.

MarketAxess Lease Takeover Reserve – The 55 Hudson Yards Whole Loan documents require an upfront reserve of $4,474,631 relating to the rental expenses to be incurred by MarketAxess Holdings Inc., a tenant at the 55 Hudson Yards Property, under a prior sublease at an unrelated property which the 55 Hudson Yards Borrower agreed to pay as an inducement to such tenant’s new lease at the 55 Hudson Yards Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

Lockbox and Cash Management.  The 55 Hudson Yards Whole Loan documents require that the 55 Hudson Yards Borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account.  The 55 Hudson Yards Whole Loan documents also require that all rents received by the 55 Hudson Yards Borrower be deposited into the lockbox account within two business days of receipt.  Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 55 Hudson Yards Borrower’s operating account.  During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 55 Hudson Yards Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 55 Hudson Yards Whole Loan; provided, however, that, so long as no event of default exists under the 55 Hudson Yards Whole Loan, if amounts on deposit in the TI/LC Reserve are not sufficient to pay approved leasing expenses, then upon request of the 55 Hudson Yards Borrower, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the net cash flow debt yield (“NCF DY”) for the 55 Hudson Yards Whole Loan falling below 6.0% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above:
(a)	the NCF DY for the 55 Hudson Yards Whole Loan being greater than or equal to 6.0% for two consecutive calendar quarters; or
(b)

the 55 Hudson Yards Borrower delivering to the lender as additional collateral and security for the payment of the debt, immediately available funds or one or more letters of credits (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 55 Hudson Yards Whole Loan) having an aggregate notional amount, that, if applied as a prepayment of the outstanding principal balance of the 55 Hudson Yards Whole Loan, would cause the NCF DY to equal or exceed 6.0%.

Property Management.  The 55 Hudson Yards Property is managed by a borrower sponsor affiliate.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The 55 Hudson Yards Property also secures the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $845,000,000 and the 55 Hudson Yards Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $300,000,000. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan are coterminous with the 55 Hudson Yards Mortgage Loan. The 55 Hudson Yards Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the 55 Hudson Yards Mortgage Loan, and the 55 Hudson Yards Subordinate Companion Loan accrues interest at an interest rate of 2.9500%. The 55 Hudson Yards Mortgage Loan and the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 55 Hudson Yards Subordinate Companion Loan. The holders of the 55 Hudson Yards Mortgage Loan, the 55 Hudson Yards Non-Serviced Pari Passu Companion Loans and the 55 Hudson Yards Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 55 Hudson Yards Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The 55 Hudson Yards Pari Passu-A/B Whole Loan”.

The following table presents certain information relating to the 55 Hudson Yards Subordinate Companion Loan:

B-Note Summary

B-Note Original Principal Balance		B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
55 Hudson Yards Subordinate Companion Loan	$300,000,000	2.9500%	120	0	120	2.68x	8.3%	51.9%

Ground Lease.  None.

PILOT/IDA Leases.  The 55 Hudson Yards Borrower leases the 55 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the 55 Hudson Yards Property back to the 55 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the 55 Hudson Yards Borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 55 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the 55 Hudson Yards Borrower (with the Agency as holder of the leasehold under the Company Lease)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$100,000,000
550 West 34th Street New York, New York 10001	55 Hudson Yards	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	39.4% 3.53x 11.0%

provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”), to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 55 Hudson Yards Borrower (such date, the “Expiration Date”); provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 55 Hudson Yards Property is subject to tax abatements in the following amounts through 2038:

●	29.7% tax abatement through 2023;
●	2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;
●	2035: taxes due in amount equal to the greater of (a) 76.3% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;
●	2036: taxes due in amount equal to the greater of (a) 82.2% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;
●	2037: taxes due in amount equal to the greater of (a) 88.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and
●	2038: taxes due in amount equal to the greater of (a) 94.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Terrorism Insurance. The 55 Hudson Yards Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 55 Hudson Yards Borrower, in an amount equal to the full replacement cost of the 55 Hudson Yards Property, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 24 months and  a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 55 Hudson Yards Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage (without giving effect to the cost of terrorism, flood and earthquake and business interruption components of such coverage).

The 55 Hudson Yards Whole Loan documents provide that required terrorism insurance may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required;  (iii) covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are reinsured with a cut-through endorsement by an insurance company rated S&P “A”/ Moody’s “A2” or better; (iv) all reinsurance agreements between the captive insurer and other reinsurance providers are reasonably acceptable to the lender; (v) such captive insurer is licensed in the State of New York or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements; and (vi) the related policy will not contain a provision that terrorism coverage will expire or be excluded or limited in the event TRIPRA expires or is no longer in effect, so long as an insurance policy that does not contain such a provision is commercially available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Floor	Tenant
48	New Mountain Capital, LLC
47	New Mountain Capital, LLC
46	Allianz Asset Management of America L.P.
45	Allianz Asset Management of America L.P.
44	Allianz Asset Management of America L.P.
43	Allianz Asset Management of America L.P.
42	Allianz Asset Management of America L.P.
41	Allianz Asset Management of America L.P.
40	Charter Communications Holding
39	Charter Communications Holding
38	MongoDB, Inc
37	MongoDB, Inc
36	Travel Leaders Group, LLC
35	Travel Leaders Group, LLC
34	Mechanical
33	Morgan Stanley & Co
32	Sullivan & Worcester LLP
31	Vedder Price PC
30	Morgan Stanley & Co
29	Morgan Stanley & Co
28	Industrial and Commercial Bank of China
27	Morgan Stanley & Co
26	Morgan Stanley & Co
25	Gannett Co., Inc.
24	Assured Guaranty Municipal
23	Assured Guaranty Municipal
22	Kasowitz Benson Torres
21	Kasowitz Benson Torres
20	Kasowitz Benson Torres
19	Kasowitz Benson Torres
18	Paramount Group, Inc. Industrial and Commercial Bank of China
17	Showtime Networks Inc.
16	Showtime Networks Inc.
15	Showtime Networks Inc.
14	Showtime Networks Inc.
13	Showtime Networks Inc.
12	Mechanical
11	WMG Acquisition Corp
10	WMG Acquisition Corp
9	WMG Acquisition Corp
8	WMG Acquisition Corp
7	WMG Acquisition Corp
6	Extreme Reach Inc
5	Extreme Reach Inc
4	WMG Acquisition Corp
3	Bleacher Report
2	Bleacher Report
Ground	Princi Bakery TD Bank Azalea Restaurant Equinox Gateway News Property Management Office
Concourse Theater	U T Associates Thespian Theatre Inc.
Storage	
Parking	

Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

1633 Broadway
1633 Broadway
New York, NY 10019
MANHATTAN
Upper West Side
West Side
Hell's Kitchen
Midtown
Theater District
CENTRAL PARK
Heckscher Playground
The Dairy
Central Park Zoo
Wollman Rink
The Pond
West Drive
East Drive
Center Drive
Central Park South
Central Park West
COLUMBUS CIRCLE
59TH ST/ COLUMBUS CIRCLE
5TH AVE/ 59TH ST
Grand Army Plaza
Metropolitan Opera House
Avery Fisher Hall
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. School of Law
NYIT Auditorium on Broadway
Leon Lowenstein Center
John Jay College of Criminal Justice
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Gerald W. Lynch Theater
Time Warner Center/ Shops at Columbus Ctr.
Museum of Arts & Design
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Park Lane Hotel
Plaza Hotel
One57
9 West 57th
CBS Broadcast Center
CBS News
Hotel The Watson
Alvin Ailey American Dance Theater
Hearst Tower
Carnegie Hall
Viceroy Central Park
Wellington Hotel
The Moderne Hotel
Park Central Hotel NY
Hilton Garden Inn Central Park South
The London NYC
Warwick New York
The Peninsula
New York Hilton Midtown
Ed Sullivan Theater
Museum of Modern Art
7TH AVE/ 53RD ST
Ensemble Studio Theatre
Broadway Theater
Sheraton NY Times Sq.
Baccarat
666 Fifth Avenue
Irish Cultural Center
Hampton Inn Manhattan-Times Sq North
UBS
AXA Center
75 Rockefeller Plaza
Gershwin Theatre
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
50TH ST
Holiday Inn Express Midtown West
Comfort Inn Midtown West
Nomura Securities
Ambassador Theatre
Barclays
Exxon Building
ROCKEFELLER CENTER
Carolines on Broadway
Eugene O'Neill Theater
Crowne Plaza Times Sq.
McGraw-Hill Building
GE Building
1 Rockefeller Plaza
ROCKEFELLER CTR.
Union Hall
Longacre Theatre
Morgan Stanley Global HQ
49TH ST
News Corp. Building
Cranky Cabaret
Riu Plaza
DoubleTree Hilton NY-Times Sq.
Kimpton Muse Hotel
Richard Rogers Theatre
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
Hyatt Centric Times Square
Al Hirschfeld Theatre
Jacobs Theatre
TIMES SQUARE
Row NYC
Majestic Theatre
Viacom Intl.
Millennium
Belasco Theatre
Paramount Building
Casablanca Hotel
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
SUNY College of Optometry
The Westin Times Square
TIMES SQ. SHUTTLE
42ND ST/ PORT AUTHORITY
New Amsterdam Theatre
Hilton Times Sq.
The Knickerbocker
Salesforce Tower
5TH AVE
Bryant Park
New York Public Library
BRYANT PARK
Port Authority Bus Terminal
New York Times Building
42ND ST/ TIMES SQ.
GO Studios
Bricken Arcade Bldg.
452 5th Ave
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 58th St.
W. 57th St.
57TH ST
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
Broadway
Amsterdam Ave.
Columbus Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
HUDSON COUNTY
Hoboken
Hudson River
Greenwich Village
Williamsburg
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 1633 Broadway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/A(sf)/BBB(sf)		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$100,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$100,000,000		Size:	2,561,512 SF
	% of Initial Pool Balance:	6.1%		Cut-off Date Balance Per SF(1):	$390.78
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$390.78
	Borrower Sponsor:	Paramount Group Operating Partnership LP		Year Built/Renovated:	1972/2013
	Guarantor:	NAP		Title Vesting:	Fee
	Mortgage Rate:	2.9900%		Property Manager:	Paramount Group Property-Asset Management LLC
	Note Date:	November 25, 2019		Current Occupancy (As of):	98.4% (10/31/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	95.4%
	Maturity Date:	December 6, 2029		YE 2017 Occupancy:	95.4%
	IO Period:	120 months		YE 2016 Occupancy:	86.3%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	92.7%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$2,400,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$936.95
	Call Protection(2):	L(26),D(87),O(7)		As-Is Appraisal Valuation Date:	October 24, 2019
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		TTM NOI (9/30/2019):	$110,809,315
	Additional Debt Type (Balance) (1) (3):	Pari Passu ($901,000,000)/ Subordinate ($249,000,000)/ Future Messanine/ Future Unsecured		YE 2018 NOI:	$109,098,450
				YE 2017 NOI:	$94,190,007
				YE 2016 NOI:	$93,821,386
				U/W Revenues:	$190,585,947
				U/W Expenses:	$71,435,784
Escrows and Reserves(4)				U/W NOI:	$119,150,163
	Initial	Monthly	Cap	U/W NCF:	$116,677,727
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.92x / 3.83x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.9% / 11.7%
Replacement Reserve	$0	Springing	$1,024,605	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.9% / 11.7%
TI/LC Reserve	$0	Springing	$5,123,024	Cut-off Date LTV Ratio(1):	41.7%
Unfunded Obligations Reserve	$36,389,727	$0	NAP	LTV Ratio at Maturity(1):	41.7%

Sources and Uses
Sources			Uses
Original senior loan amount	$1,001,000,000	80.1%	Loan payoff	$1,052,884,467	84.2%
Subordinate companion loan amount	249,000,000	19.9	Closing Costs	20,840,154	1.7
			Reserves	36,389,727	2.9
			Return of equity	139,885,652	11.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)

The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1633 Broadway Senior Loan (as defined below).  The U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based upon the 1633 Broadway Whole Loan (as defined below) are 3.14x/3.07x, 9.5%/9.3%, 9.5%/9.3%, 52.1% and 52.1%, respectively.

(2)

Defeasance of the 1633 Broadway Whole Loan is permitted, in whole or in part without any partial defeasance, at any time after the earlier to occur of (a) the end of the two year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 1633 Broadway Whole Loan to be securitized and (b) November 25, 2022. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(3)	See “Subordinate and Mezzanine Indebtedness” and “Permitted Equityholder Debt” below for a further discussion of additional debt.

(4)	See “Escrows” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The Mortgage Loan.  The mortgage loan (the “1633 Broadway Mortgage Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) that is evidenced by 32 pari passu senior promissory notes in the aggregate original principal amount of $1,001,000,000 (the “1633 Broadway Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal amount of $249,000,000 (the “1633 Broadway Subordinate Companion Loan”).  The 1633 Broadway Whole Loan is secured by a first priority fee mortgage encumbering a 48-story office tower located in New York, New York (the “1633 Broadway Property”).  The 1633 Broadway Whole Loan was co-originated on November 25, 2019 by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, DBR Investments Co. Limited and Wells Fargo Bank, National Association.  The 1633 Broadway Mortgage Loan is evidenced by the non-controlling promissory Notes A-4-C-1 and A-4-C-2 in the aggregate original principal amount of $100,000,000.  As shown in the “Note Summary” table below, eight promissory notes in the original aggregate principal amount of $250,000,000 were contributed to the BWAY 2019-1633 securitization trust. The 1633 Broadway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BWAY 2019-1633 securitization trust.  The remaining 1633 Broadway Senior Loan pari passu notes are referred to herein as the “1633 Broadway Pari Passu Companion Loans”.  See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
1633 Broadway Senior Loan
A-1-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-2-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-3-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-4-S-1	$250,000	$250,000	BWAY 2019-1633	No
A-1-C-1	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-1-C-2	$45,000,000	$45,000,000	GSMS 2020-GC45	No
A-1-C-3	$45,000,000	$45,000,000	Goldman Sachs Bank USA	No
A-1-C-4	$40,000,000	$40,000,000	Goldman Sachs Bank USA	No
A-1-C-5	$30,000,000	$30,000,000	Goldman Sachs Bank USA	No
A-1-C-6	$20,000,000	$20,000,000	Goldman Sachs Bank USA	No
A-1-C-7	$20,000,000	$20,000,000	Goldman Sachs Bank USA	No
A-2-C-1	$50,000,000	$50,000,000	DBR Investments Co. Limited	No
A-2-C-2	$50,000,000	$50,000,000	DBR Investments Co. Limited	No
A-2-C-3	$40,000,000	$40,000,000	DBR Investments Co. Limited	No
A-2-C-4	$40,000,000	$40,000,000	DBR Investments Co. Limited	No
A-2-C-5	$15,000,000	$15,000,000	GSMS 2020-GC45	No
A-2-C-6	$35,000,000	$35,000,000	DBR Investments Co. Limited	No
A-2-C-7	$20,000,000	$20,000,000	DBR Investments Co. Limited	No
A-3-C-1	$50,000,000	$50,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-2	$50,000,000	$50,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-3	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-4	$40,000,000	$40,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-5	$30,000,000	$30,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-6	$20,000,000	$20,000,000	JPMorgan Chase Bank, National Association	No
A-3-C-7	$20,000,000	$20,000,000	JPMorgan Chase Bank, National Association	No
A-4-C-1	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-4-C-2	$50,000,000	$50,000,000	BANK 2020-BNK25	No
A-4-C-3	$40,000,000	$40,000,000	Wells Fargo Bank, National Association	No
A-4-C-4	$40,000,000	$40,000,000	Wells Fargo Bank, National Association	No
A-4-C-5	$30,000,000	$30,000,000	Wells Fargo Bank, National Association	No
A-4-C-6	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
A-4-C-7	$20,000,000	$20,000,000	Wells Fargo Bank, National Association	No
Total (Senior Loan)	$1,001,000,000	$1,001,000,000

1633 Broadway Subordinate Companion Loan
B-1	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-2	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-3	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
B-4	$62,250,000	$62,250,000	BWAY 2019-1633	Yes(1)(2)
Total (Subordinate Companion Loan)	$249,000,000	$249,000,000
Total (Whole Loan)	$1,250,000,000	$1,250,000,000

(1)

No single promissory note comprising a part of the whole loan is the related control note; however, the BWAY 2019-1633 securitization trust is the related controlling note holder, and a party designated under the related trust and servicing agreement is entitled to exercise the rights thereof.

(2)	The 1633 Broadway Subordinate Companion Loan is subordinate to the 1633 Broadway Senior Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The Borrowers and Borrower Sponsor. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership with two independent directors (the “1633 Broadway Borrower”).  PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan.  There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Loan.

The borrower sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million square foot portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The Property.

The 1633 Broadway Property is an approximately 2.6 million square foot, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 square feet (the Gershwin Theatre and Circle in the Square) and storage space comprising 18,384 square feet.

The 1633 Broadway Property is located on a 90,400 square foot parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. The borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. The lender can provide no assurances that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 square feet and was 98.4% leased as of October 31, 2019. The office component of the 1633 Broadway Property is currently 100.0% leased to 17 tenants and represents approximately 93.4% of underwritten base rent. The retail space within the 1633 Broadway Property totals approximately 80,000 square feet of net rentable area and is anchored by Equinox (25,458 square feet) with a lease expiration date in February 2040.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is UT Associates (“Gershwin Theatre”), which is notable for having hosting Wicked since 2003. The Gershwin Theatre’s lease contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which encompasses 34,570 square feet and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250, or $25.00 per SF through September 2021.

The parking component within the 1633 Broadway Property consists of a 250-space parking garage across three levels below grade and comprises 64,158 square feet of net rentable area. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, which has a lease expiration date in July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $10,168 per space, which will increase by at least 1.50% per annum throughout the remainder of the lease.

Major Tenants.

Largest Tenant by UW Base Rent:  Allianz Asset Mgmt of America (“Allianz”; AA-/Aa3/AA by Fitch/Moody’s/S&P; 320,911 square feet; 12.5% of net rentable area; 15.7% of underwritten base rent; 1/31/2031 lease expiration) – Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

2nd Largest Tenant by UW Base Rent:  Morgan Stanley & Co (“Morgan Stanley”; A/A3/BBB+ by Fitch/Moody’s/S&P; 260,829 square feet; 10.2% of net rentable area; 11.1% of underwritten base rent; 3/31/2032 lease expiration) – Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

3rd Largest Tenant by UW Base Rent:  WMG Acquisition Corp (“Warner Music Group”; 293,888 square feet; 11.5% of net rentable area; 10.4% of underwritten base rent; 7/31/2029 lease expiration) – Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following table presents certain information relating to the tenancy at the 1633 Broadway Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
Allianz(3)	AA-/Aa3/AA	320,911	12.5%	$82.66(3)	$26,527,064(3)	15.7%	1/31/2031	5 or 10 years(4)	N
Morgan Stanley	A/A3/BBB+	260,829	10.2%	$71.61	$18,677,050	11.1%	3/31/2032	2, 5-year or 1, 10-year	Y(5)
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5%	$59.62(6)	$17,520,179(6)	10.4%	Various	1, 5-year or 10-year	N
Showtime Networks Inc	BBB/Baa2/BBB	261,196	10.2%	$55.28	$14,438,861	8.6%	1/31/2026	1, 5-year or 10-year	N
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9%	$68.00(7)	$13,830,452(7)	8.2%	3/31/2037	2, 5-year	Y(8)
New Mountain Capital, LLC(9)	NR/NR/NR	108,374	4.2%	$86.00(9)	$9,320,164(9)	5.5%	10/15/2035	1, 5-year	N
Charter Communications Holding	NR/Ba2/BB+	106,176	4.1%	$84.00	$8,918,784	5.3%	12/15/2025	NAP	N
MongoDB, Inc.	NR/NR/NR	106,230	4.1%	$76.00	$8,073,480	4.8%	12/31/2029	1, 5-year	N
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2%	$74.58	$7,994,846	4.7%	12/31/2033	1, 5-year	N
Assured Guaranty Municipal	NR/NR/A	103,838	4.1%	$69.88	$7,256,550	4.3%	2/28/2032	1, 5-year	N
Total Major Tenants		1,872,041	73.1%	$70.81	$132,557,430	78.5%

Non-Major Tenant		649,710	25.4%	$55.74	$36,213,171	21.5%

Occupied Collateral Total		2,521,751	98.4%	$66.93	$168,770,601	100.0%

Vacant Space		39,761	1.6%

Collateral Total		2,561,512	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)

Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2020 totaling $1,272,795. The lender’s underwriting gives separate credit for the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants) totaling $7,558,579 (see “Operating History and Underwritten Net Cash Flow” below). The Annual U/W Base Rent PSF and Annual U/W Base Rent shown in the table above do not include credit given for such investment grade tenants.

(3)

Allianz Asset Mgmt of America subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 PSF through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 PSF through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.

(4)	Subject to a maximum of 15 years in the aggregate.

(5)

Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.

(6)

WMG Acquisition Corp subleases 3,815 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 PSF on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.

(7)

Kasowitz Benson Torres subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 PSF through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 PSF; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 PSF through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

(8)	Kasowitz Benson Torres has the right to terminate one full floor of the premises located on the uppermost or lowermost floors, effective as of March 31, 2024, upon notice by March 31, 2023.

(9)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following table presents certain information relating to the lease rollover schedule at the 1633 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	13	9,482	0.4%	9,482	0.4%	$638,145	0.4%	$67.30
2020	2	960	0.0%	10,442	0.4%	$28,800	0.0%	$30.00
2021	3	86,460	3.4%	96,902	3.8%	$4,756,000	2.8%	$55.01
2022	4	116,337	4.5%	213,239	8.3%	$2,813,374	1.7%	$24.18
2023	7	38,550	1.5%	251,789	9.8%	$1,299,854	0.8%	$33.72
2024	1	51,276	2.0%	303,065	11.8%	$4,666,116	2.8%	$91.00
2025	4	106,176	4.1%	409,241	16.0%	$8,918,784	5.3%	$84.00
2026	11	383,584	15.0%	792,825	31.0%	$20,397,741	12.1%	$53.18
2027	3	55,247	2.2%	848,072	33.1%	$4,584,436	2.7%	$82.98
2028	4	90,001	3.5%	938,073	36.6%	$6,043,229	3.6%	$67.15
2029	10	399,717	15.6%	1,337,790	52.2%	$25,579,624	15.2%	$63.99
2030	0	0	0.0%	1,337,790	52.2%	$0	0.0%	$0.00
Thereafter	28	1,183,961	46.2%	2,521,751	98.4%	$89,044,498	52.8%	$75.21
Vacant	0	39,761	1.6%	2,561,512	100.0%	$0	0.0%	$0.00
Total/Weighted Average	90	2,561,512	100.0%			$168,770,601	100.0%	$66.93

(1)	Information obtained from the underwritten rent roll.

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the 1633 Broadway Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	10/31/2019(2)
92.7%	86.3%	95.4%	95.4%	98.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the 1633 Broadway Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$167,497,806	84.3%	$65.39
Contractual Rent Steps(2)	0	0	0	0	1,272,795	0.6	0.50
Credit Tenant Rent Average(3)	0	0	0	0	7,558,579	3.8	2.95
Grossed Up Vacant Space	0	0	0	0	2,879,875	1.4	1.12
Gross Potential Rent	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$179,209,055	90.2%	$69.96
Other Income(4)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	2.2	1.67
Total Recoveries	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	7.7	5.96
Net Rental Income	$155,999,546	$159,464,803	$179,219,236	$182,760,348	$198,756,496	100.0%	$77.59
(Vacancy & Credit Loss)	(309,756)	0	0	0	(8,170,549)(5)	(4.6)	(3.19)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	95.9%	$74.40

Real Estate Taxes	35,413,254	38,391,946	41,366,170	43,693,114	45,478,153	23.9	17.75
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.6	0.42
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.5	0.39
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	12.5	9.33
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	37.5%	$27.89

Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	62.5%	$46.52
Replacement Reserves	0	0	0	0	461,072	0.2	0.18
TI/LC	0	0	0	0	2,011,364	1.1	0.79
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	61.2%	$45.55

NOI DSCR(6)	3.08x	3.10x	3.59x	3.64x	3.92x
NCF DSCR(6)	3.08x	3.10x	3.59x	3.64x	3.83x
NOI Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.9%
NCF Debt Yield(6)	9.4%	9.4%	10.9%	11.1%	11.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Includes contractual rent steps through November 30, 2020.

(3)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).

(4)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

(5)	The underwritten economic vacancy is 4.6%. The 1633 Broadway Property was 98.4% occupied as of October 31, 2019.

(6)	The debt service coverage ratios and debt yields are based on the 1633 Broadway Senior Loan.

Appraisal.  The appraiser concluded to an “as-is” Appraised Value for the 1633 Broadway Property of $2,400,000,000 as of October 24, 2019.

Environmental Matters.  According to the Phase I environmental site assessment dated October 30, 2019, there was no evidence of any recognized environmental conditions at the 1633 Broadway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Market Overview and Competition. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million square feet, a vacancy rate of 5.4% and an average asking rent of $66.21 PSF. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million square feet, a vacancy rate of 5.9% and an average asking rent of $79.25 PSF.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 1633 Broadway Property:

Market Rent Summary(1)

	Office Floors 2 to 9	Office Floors 10 to 18	Office Floors 19 to 26	Office Floors 27 to 35	Office Floors 36 to 43	Office Floors 44 to 48
Market Rent (PSF)	$65.00	$68.00	$72.00	$76.00	$85.00	$90.00
Lease Term (Years)	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG
Rent Increase Projection	10% increase every 5 years	10% increase every 5 years	10% increase every 5 years	$10% increase every 5 years	10% increase every 5 years	10% increase every 5 years

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the 1633 Broadway Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
150 East 42nd Street	New York, NY	1,698,603	Oct-19	$1,300,000,000	$765.33
330 Madison Avenue	New York, NY	855,000	Jul-19	$900,000,000	$1,052.63
30 Hudson Yards	New York, NY	1,463,234	Apr-19	$2,155,000,000	$1,472.77
237 Park Avenue	New York, NY	1,260,160	Jan-19	$1,200,000,000	$952.26
425 Lexington Avenue	New York, NY	728,171	Nov-18	$701,000,000	$962.69
666 Fifth Avenue	New York, NY	1,437,546	Aug-18	$1,286,082,681	$894.64
1515 Broadway	New York, NY	1,897,131	Nov-17	$1,950,000,000	$1,027.87
825 Eighth Avenue	New York, NY	2,080,000	Oct-17	$1,700,000,000	$817.31
245 Park Avenue	New York, NY	1,779,515	May-17	$2,210,000,000	$1,241.91

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following tables present certain information relating to comparable office leases for the 1633 Broadway Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
1155 Avenue of the Americas New York, NY	1984/2016	752,996	1.0 mile	74.8%	BKD, LLC	20,899	Sep-19	13.5 Yrs	$77.00	MG
1 Rockefeller Plaza New York, NY	1936/NAV	603,397	0.5 miles	99.1%(2)	Veteran Advisers, Inc.	2,552	Sep-19	7.7 Yrs	$83.50	MG
1675 Broadway New York, NY	1990/NAV	878,321	0.4 miles	96.9%	Davis & Gilbert LLP	85,852	Aug-19	16.0 Yrs	$72.00	MG
142 West 57th Street New York, NY	1986/NAV	255,586	0.7 miles	88.2%(2)	Wedbush Securities Inc.	15,626	Aug-19	10.8 Yrs	$65.00	MG
1251 Avenue of the Americas New York, NY	1971/NAV	2,364,000	0.2 miles	94.4%	IHI Americas, Inc.	9,438	Jul-19	10.3 Yrs	$70.50	MG
1345 Avenue of the Americas New York, NY	1969/1988	1,998,994	0.5 miles	94.8%	Global Infrastructure Partners	84,856	Jun-19	17.0 Yrs	$89.50	MG
810 Seventh Avenue New York, NY	1970/NAV	765,000	0.5 miles	93.3%	Colonial Consulting LLC	17,320	May-19	12.5 Yrs	$71.00	MG
1271 Avenue of the Americas New York, NY	1957/2019	2,100,000	0.2 miles	98.0%	Greenhill & Company AIG – American International Group, Inc.	77,622 320,237	May-19 Apr-19	15.3 Yrs 16.5 Yrs	$91.00 $97.13	MG MG
1700 Broadway New York, NY	1968/2003	625,000	0.6 miles	81.5%(2)	Excel Sports Management, LLC M. Arthur Gensler, Jr. & Associates, Inc.	17,078 13,237	Apr-19 Jan-19	7.6 Yrs 9.9 Yrs	$79.00 $71.00	MG MG
1325 Avenue of the Americas New York, NY	1989/NAV	808,998	0.5 miles	88.3%	Dominus Capital, L.P.	9,361	Mar-19	10.5 Yrs	$75.00	MG
1290 Avenue of the Americas New York, NY	1963/1996	2,113,000	0.3 miles	100.0%	Linklaters, LLP	90,508	Mar-19	16.1 Yrs	$84.00	MG
1177 Avenue of the Americas New York, NY	1992/2013	1,000,000	0.9 miles	90.2%	Mill Point Capital	11,644	Jan-19	10.5 Yrs	$87.00	MG
114 West 47th Street New York, NY	1989/NAV	658,000	0.8 miles	94.3%(2)	IFM Investments	18,000	Oct-18	15.0 Yrs	$68.00	MG

(1)	Information obtained from the appraisal.

(2)	Information obtained from a third party market research provider.

Escrows.

Real Estate Taxes – Upon the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section), the 1633 Broadway Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, that, notwithstanding any prior springing conditions, the reserve will not be required if the 1633 Broadway Borrower maintains a blanket insurance policy reasonably acceptable to the lender and no event of default is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly replacement reserves of $42,692 subject to a cap of $1,024,605.

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 1633 Broadway Whole Loan documents require ongoing monthly rollover reserves of $213,459 subject to a cap of $5,123,024.

Unfunded Obligations Reserve – The 1633 Broadway Whole Loan documents require an upfront deposit of $36,389,727, along with a $4,000,000 guaranty made by Paramount Group Operating Partnership LP, for outstanding tenant improvements, leasing commissions and free rent pertaining to 11 tenants at the 1633 Broadway Property at the time of origination of the 1633 Broadway Whole Loan.

Lockbox and Cash Management.  The 1633 Broadway Whole Loan documents require that the 1633 Broadway Borrower establish and maintain a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants to pay rent directly into such lockbox account and the 1633 Broadway Borrower or property manager deposit any rent received within one business day.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account will be disbursed to the 1633 Broadway Borrower.  During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 1633 Broadway Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 1633 Broadway Whole Loan and, provided no event of default exists, disbursed for budged operating expenses, reserves or to the lender and/or the 1633 Broadway Borrower in accordance with the 1633 Broadway Whole Loan documents.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net operating income debt yield (“NOI DY”) for the 1633 Broadway Whole Loan falling below 5.75% at the end of two consecutive calendar quarter; or

(iii)	the failure to deliver financial reports to the lender as and when required pursuant to the 1633 Broadway Whole Loan documents.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above:

○	(a) the NOI DY for the 1633 Broadway Whole Loan being greater than or equal to 5.75% for two consecutive calendar quarters;

○

(b) provided no event of default is continuing, the 1633 Broadway Borrower delivering to the lender as additional collateral and security a combination of one or more of the following reasonably acceptable to the lender; (x) sponsor guarantees (not to exceed an aggregate notional amount of $4,000,000), (y) letters of credit (subject in the aggregate notional amount, along with any sponsor guarantees, to a cap of 10% of the outstanding principal balance of the 1633 Broadway Whole Loan) and/or cash collateral, which, if applied to the principal balance, would cause the NOI DY to equal or exceed 5.75%; or

●	with regard to clause (iii), such financial reports having been received by the lender and indicating that no Cash Trap Event Period is ongoing.

Property Management.  The 1633 Broadway Property is managed by an affiliate of the borrower sponsor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The 1633 Broadway Property also secures the 1633 Broadway Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $901,000,000 and the 1633 Broadway Subordinate Companion Loans, which have an aggregate Cut-off Date principal balance of $249,000,000. The 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loan are coterminous with the 1633 Broadway Mortgage Loan. The 1633 Broadway Pari Passu Companion Loans accrue interest at the same rate as the 1633 Broadway Mortgage Loan, and the 1633 Broadway Subordinate Companion Loan accrues interest at an interest rate of 2.9900%. The 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the 1633 Broadway Subordinate Companion Loan. The holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 1633 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan “ in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan # 2	Cut-off Date Balance:	$100,000,000
1633 Broadway New York, NY 10019	1633 Broadway	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	41.7% 3.83x 11.9%

The following table presents certain information relating to the 1633 Broadway Subordinate Companion Loan:

Subordinate Note Summary

	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut-off Date LTV
1633 Broadway Subordinate Companion Loan	$249,000,000	2.9900%	120	0	120	3.07x	9.5%	52.1%

Ground Lease.  None.

Permitted Equityholder Debt.  The direct or indirect equity owners of the 1633 Broadway Borrower are permitted to incur equityholder debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the 1633 Broadway Borrower so long as, among other conditions pursuant to the 1633 Broadway Whole Loan documents: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 1633 Broadway Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date, (c) immediately after giving effect to the closing of such loan, the net operating income debt yield (as calculated in the 1633 Broadway Whole Loan documents) is not less than 9.35%, (d) immediately after giving effect to the closing of such loan, the loan-to-value ratio (as calculated in the 1633 Broadway Whole Loan documents) does not exceed 52.08%, (e) immediately after giving effect to the closing of such debt, the net operating income debt service coverage ratio (as calculated in the 1633 Broadway Whole Loan documents) is not less than 3.08x, (f) such loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the permitted equityholder debt bears a floating rate of interest, the borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the permitted equityholder debt and with a reasonable strike price; (h) rating agency confirmation is obtained; and (i) the permitted equityholder debt is not closed prior to the date that is at least one year after the closing date of the 1633 Broadway Whole Loan.  See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Terrorism Insurance. The 1633 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1633 Broadway Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1633 Broadway Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the 1633 Broadway Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Bellagio Hotel and Casino
3600 South Las Vegas Boulevard
Las Vegas, NV 89109
LAS VEGAS
Las Vegas Strip
Downtown Las Vegas 4 miles
15
Freedom Meats Inc.
Adventuredome Theme Park
CIRCUS CIRCUS
DREW LAS VEGAS
WESTGAGE
WESTGATE LAS VEGAS
Las Vegas Convention Center
RESORTS WORLD LAS VEGAS
Silver City Plaza
KKVV Radio
Desert Inn Rd.
Courtyard by Marriott
TRUMP INTERNATIONAL HOTEL LV
LV CONV. CENTER
Sammy Davis Jr. Dr.
Las Vegas Blvd.
ENCORE LAS VEGAS
Fashion Show Mall
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
LAS VEGAS MONORAIL
Spring Mtn Rd.
TREASURE ISLAND
The Grand Canal Shoppes
MIRAGE-TREASURE ISLAND TRAM
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
MARDI GRAS HOTEL & CASINO
Sands Ave.
Twain Ave.
Freeway
THE MIRAGE
Madam Tussauds LV
E. Twain Ave.
Rio Pavilion Conference Center
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/ THE LINQ
Koval Ln.
Las Vegas
The Forum Shops at Caesars
THE LINQ
HOLIDAY INN CLUB LAS VEGAS
Howard Hughes Pkwy.
Paradise Rd.
RIO HOTEL AND CASINO
The Colosseum
O'Shea's Casino
Valley View Blvd.
GOLD COAST
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/ CAESAR'S PALACE
The Meridian Luxury Condos
592
W. Flamingo Rd.
THE CROMWELL
WESTIN
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
BALLY'S
Flamingo Rd.
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
CLARK COUNTY
Fountains at Bellagio
PARIS LAS VEGAS
BALLY'S/ PARIS
Miracle Mile Shops
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
PLANET HOLLYWOOD
HARD ROCK HOTEL & CASINO
VDARA HOTEL & SPA
Harmon Ave.
ARIA RESORT & CASINO
Veer Towers
WYNDHAM GRAND DESERT
ALEXIS PARK
UNLV 2 miles
Panorama Towers
CITY CENTER
Polo Towers
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MANDARIN ORIENTAL
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Industrial Rd.
Frank Sinatra Dr.
MONTE CARLO
Hard Rock Cafe LV
Rue de Monte Carlo
Nevada Beverage Co. (Budweiser/ Bud Light)
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
MGM GRAND
David Copperfield Theatre
Tropicana Ave.
Grand Canyon Helicopters
EXCALIBUR
THE NEW TROPICANA
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
Las Vegas Blvd. South
Hollywood Car Museum
Reno Ave.
Titanic
LUXOR HOTEL & CASINO
LUXOR
Giles St.
McCarran International Airport
Mandalay Place
Hacienda Ave.
Allegiant Stadium (Opens mid-2020)
Mandalay Bay Theatre
MANDALAY BAY
NORTH LAS VEGAS
LAS VEGAS
Summerlin
SPRING MTS.
Downtown
Sunrise Manor
Winchester
MUDDY MTS.
CLARK COUNTY
Enterprise
HENDERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Bellagio Hotel and Casino

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/AA+(sf)/A+(sf)			Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance(1):	$100,000,000			Location:	Las Vegas, NV
Cut-off Date Balance(1):	$100,000,000			Size(5):	3,933 Rooms
% of Initial Pool Balance:	6.1%			Cut-off Date Balance Per Room(1):	$426,188.66
Loan Purpose:	Acquisition			Maturity Date Balance Per Room(1):	$426,188.66
Borrower Sponsor:	BREIT Operating Partnership L.P.			Year Built/Renovated:	1997/2019
Guarantor:	BREIT Operating Partnership L.P.			Title Vesting:	Fee and Leasehold
Mortgage Rate(2):	3.170153%			Property Manager:	Tenant-managed
Note Date:	November 15, 2019			Current Occupancy (As of)(5):	94.8% (9/30/2019)
Seasoning:	2 months			YE 2018 Occupancy(5):	94.9%
Maturity Date:	December 5, 2029			YE 2017 Occupancy(5):	92.9%
IO Period:	120 months			YE 2016 Occupancy(5):	93.5%
Loan Term (Original):	120 months			YE 2015 Occupancy(5):	93.2%
Amortization Term (Original):	NAP			Appraised Value(6):	$4,260,000,000
Loan Amortization Type:	Interest-only, Balloon			Appraised Value Per Room:	$1,083,142.64
Call Protection(3):	GRTR 0.5% or YM(26), GRTR 0.5% or YM or D(87), O(7)			Appraisal Valuation Date:	October 16, 2019
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(7)
Additional Debt(1):	Yes			TTM NOI (9/30/2019):	$474,065,315
Additional Debt Type (Balance)(1):	Pari Passu ($1,576,200,000);			YE 2018 NOI:	$489,866,042
	Subordinate ($1,333,800,000); Future Mezzanine			YE 2017 NOI:	$505,736,234
				YE 2016 NOI:	$480,822,095
				U/W Revenues:	$1,349,062,464
				U/W Expenses:	$874,997,149
Escrows and Reserves(4)				U/W NOI:	$474,065,315
	Initial	Monthly	Cap	U/W NCF:	$453,829,378
RE Tax	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1)(7):	8.80x / 8.42x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1) (7):	28.3% / 27.1%
Recurring Replacements	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)(7):	28.3% / 27.1%
				Cut-off Date LTV Ratio(1)(6):	39.3%
				LTV Ratio at Maturity(1)(6):	39.3%

Sources and Uses
Sources			Uses
Senior Loan Amount(1)	$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Subordinate Loan Amount	1,333,800,000	31.3	Closing Costs	10,591,035	0.2
Borrower Equity(8)	1,250,591,035	29.4
Total Sources	$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%

(1)

The Bellagio Hotel and Casino Mortgage Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan (as defined below), which is comprised of 24 pari passu senior promissory notes with an aggregate original principal balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes”), six promissory notes with an aggregate original principal balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and three promissory notes with an aggregate principal balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes” and collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Bellagio Hotel and Casino Senior Notes. The Cut-off Date Balance Per Room, Maturity Date Balance Per Room, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the Bellagio Hotel and Casino Whole Loan are $765,319, $765,319, 4.24x/4.06x, 15.7%/15.1%, 15.7%/15.1%, 70.7% and 70.7%, respectively. The Bellagio Hotel and Casino Whole Loan was co-originated by MSBNA, JPMCB and CREFI (all as defined below).

(2)

Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.350000% per annum.

(3)

The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in February 2020. Defeasance in whole is permitted at any time after the earlier to occur of (A) two years after the latest startup day of the final REMIC that holds any note evidencing a portion of the Bellagio Hotel and Casino Whole Loan and (B) November 15, 2022. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

(4)	See “Escrows” below for further discussion of reserve requirements.

(5)

Size and Occupancy are based solely on the hotels at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

(6)

The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “As-Is Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the As-Is Real Property Appraised Value. The appraisal also included an Appraised Value of $6,500,000,000 (“As-Is Total Appraised Value”), which includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below). The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower (as defined below), and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value are 46.3% and 46.3%, respectively, based on the Bellagio Hotel and Casino Whole Loan and 25.8% and 25.8% respectively, based on the Bellagio Hotel and Casino Senior Loan.

(7)

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and U/W DSCR, U/W Debt Yield and U/W Debt Yield at Maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1% respectively.

(8)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Mortgage Loan. The mortgage loan (the “Bellagio Hotel and Casino Mortgage Loan”) is part of a whole loan (the “Bellagio Hotel and Casino Whole Loan”) in the original principal balance of $3,010,000,000. The Bellagio Hotel and Casino Whole Loan is secured by a first priority fee and leasehold mortgage encumbering a hotel in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property” or “Bellagio” or “Property”). The Bellagio Hotel and Casino Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The Bellagio Hotel and Casino Whole Loan is comprised of (i) the Bellagio Hotel and Casino Senior Notes, comprised of 24 Bellagio Hotel and Casino Senior Notes with an aggregate original principal balance of $1,676,200,000, (ii) the Bellagio Hotel and Casino Junior A Notes, comprised of six subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes, with an aggregate original principal balance of $650,500,000, and (iii) the Bellagio Hotel and Casino Junior B Notes, comprised of three subordinate notes that are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes, with an aggregate original principal balance of $683,300,000, each as described in the table below. Promissory Note A-1-C1, in the original principal balance of $100,000,000, which is being contributed by Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) represents the Bellagio Hotel and Casino Mortgage Loan and will be included in the BANK 2020-BNK25 securitization trust. Of the remaining Bellagio Hotel and Casino Senior Notes (collectively, the “Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans”), the Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans evidenced by promissory Notes A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, and A-3-S2 in the aggregate original principal balance of $716,000,000, as well as $510,700,000 of the Bellagio Hotel and Casino Junior A Notes and all of the Bellagio Hotel and Casino Junior B Notes were contributed to the BX 2019-OC11 securitization trust. In addition, $360,200,000 of the Bellagio Hotel and Casino Senior Notes and $139,800,000 of the Bellagio Hotel and Casino Junior A Notes were sold in a private sale to a third party. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the trust and servicing agreement for the BX 2019-OC11 securitization trust. The remaining Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $500,000,000, are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Bellagio Hotel and Casino Whole Loan“ and “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Bellagio Hotel and Casino Mortgage Loan
A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
Bellagio Hotel and Casino Non-Serviced Pari Passu Companion Loans
A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(1)
A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party	No
A-1-C2, A-1-C3, A-1-C4, A-1-C5	$200,000,000	$200,000,000	MSBNA	No
A-2-C1	$50,000,000	$50,000,000	GSMS 2020-GC45(3)	No
A-2-C2, A-2-C3, A-2-C4, A-2-C5	$100,000,000	$100,000,000	CREFI	No
A-3-C1, A-3-C2, A-3-C3, A-3-C4, A-3-C5	$150,000,000	$150,000,000	JPMCB	No
Bellagio Hotel and Casino Junior A Notes
B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No(2)
B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party	No(2)
Bellagio Hotel and Casino Junior B Notes
C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No(2)
Total	$3,010,000,000	$3,010,000,000

(1)	Note A-1-S1 is the controlling note.

(2)

The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

(3)	The GSMS 2020-GC45 transaction is expected to close on or about January 30, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

The Borrower and the Borrower Sponsor. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating U.S. commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”) Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making the firm one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the Bellagio Hotel and Casino Whole Loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 SF of event space, 29 food and beverage outlets, an approximately 55,000 SF spa, five swimming pools, approximately 85,000 SF of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio since 2010, including approximately $165 million on rooms renovations (approximately $42,000 per key). In 2011-2012, the Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015, the Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first ten years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E).

The Bellagio Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 SF and generated approximately $54.6 million in revenue as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room Revenue ($mm)	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5

(1)

The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.

(2)	Average excludes TTM September 2019.

The Property contains approximately 154,000 SF of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance(1)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year Avg.	11-Year Avg.
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming Revenue ($mm)	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in Gaming Revenue	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

(1)	Information provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bellagio Hotel and Casino Property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 9/30/2019	UW	%(2)	U/W $ Per Room
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	28.4%	$97,340
F&B Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	24.7	84,706
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	29.6	101,645
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	9.0	30,959
Other Revenue(3)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	8.3	28,360
Total Revenue	$1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	100.0%	$343,011

Room Expense	105,289,765	107,330,702	111,385,859	111,344,926	111,344,926	29.1	28,310
F&B Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	76.9	65,177
Other Department Exp.(3)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	52.1	83,922
Total Depart. Exp.	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	51.7%	$177,410
Gross Operating Inc.	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	48.3%	$165,602

Total Undistributed Exp.	128,812,269	127,583,150	128,495,099	128,324,048	128,324,048	9.5	32,628
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	38.8%	$132,974

Management Fee	26,957,472	24,326,134	26,005,109	26,682,737	26,682,737	2.0	6,784

Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	1.3	4,517
Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	0.3	1,138
Total Fixed Charges	20,361,351	19,165,965	21,992,386	22,238,605	22,238,605	1.6	5,654
Total Operating Exp.	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	64.9%	$222,476

Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	35.1%	$120,535
FF&E	0	0	0	0	20,235,937	1.5	5,145
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	33.6%	$115,390

NOI DSCR(1)(4)	8.92x	9.39x	9.09x	8.80x	8.80x
NCF DSCR(1)(4)	8.92x	9.39x	9.09x	8.80x	8.42x
NOI DY(1)(4)	28.7%	30.2%	29.2%	28.3%	28.3%
NCF DY(1)(4)	28.7%	30.2%	29.2%	28.3%	27.1%

(1)

The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and DSCR and Debt Yield of the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.

(2)

% of U/W Total Revenue for Room Expense and F&B Expense are based on their corresponding revenue line items. % of Other Departmental Expenses corresponds to the sum of Gaming, Entertainment and Other revenue items. The remaining values represent % of Total Revenue.

(3)	Other Revenue and Other Departmental Expenses include retail and other operations.

(4)	Based on the Bellagio Hotel and Casino Senior Notes, and excludes the Bellagio Hotel and Casino Subordinate Companion Loan.

Appraisal. The appraiser concluded to an As-Is Real Property Appraised Value as of October 16, 2019 of $4,260,000,000, solely with respect to real property at the Bellagio Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant, as more particularly provided in the Bellagio Lease. The Bellagio Tenant granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower, and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The As Is Total Appraised Value, including personal property and intangible property attributable to the Bellagio Hotel and Casino Property, is $6,500,000,000. The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” of $4,260,000,000. The Cut-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Total Appraised Value of $6,500,000,000 are 25.8% and 25.8%, respectively for the Bellagio Hotel and Casino Senior Loan.

Environmental Matters. According to the Phase I environmental site assessment dated November 6, 2019, there was no evidence of any recognized environmental conditions at the Bellagio Hotel and Casino Property.

Market Overview. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Market Overview(1)

Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.0%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.5%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%

(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply. The transformation from a gaming-centric operating model to the integrated resort model of today has been gradual, but steady and pronounced.

Historical Occupancy, ADR, RevPAR

	Competitive Set			Bellagio Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

Source: Appraisal

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar’s Palace.

Property Competitive Summary

Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar’s Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Escrows.

Real Estate Taxes – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period (as defined below) is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period is in effect, the Bellagio Hotel and Casino Whole Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Recurring Replacements – For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the Bellagio Hotel and Casino Whole Loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the Bellagio Hotel and Casino Whole Loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

“Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

A “Cash Trap Period” will commence (a) upon the occurrence of an event of default under the Bellagio Hotel and Casino Whole Loan documents, (b) upon the occurrence of a DSCR Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such DSCR Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure (as defined below).

 A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for the Bellagio Tenant or if the Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by the Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) the Bellagio Tenant, as debtor in possession, or a trustee for the Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and the Bellagio Tenant has satisfied its obligations under the bankruptcy code; or (ii) the Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “DSCR Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan documents, (i) the Whole Loan DSCR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the DSCR Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA plus, without duplication, any Bellagio Lease rent reflected in Net Income, and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines.

“EBITDA” means for any test period and with respect to any Person or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in GAAP.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Lockbox and Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account within one business day of receipt.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or DSCR Trigger Period, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows”, and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Sweep Event Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as described below), in which event such remainder will be remitted to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Bellagio Hotel and Casino Borrower), or (y) if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the loan documents as the lender may determine in its sole discretion. “Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the loan documents, (ii) amounts for voluntary prepayment of the (A) Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) amounts for voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) amounts for prepayments to cure a DSCR Trigger Event, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the loan documents or defend any enforcement by the lender of its rights under the loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, to pay (i) operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) costs associated with emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15.00%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the Bellagio Hotel and Casino Whole Loan documents, upon the earliest to occur of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

Release of Property. Not permitted.

Real Estate Substitution. Not permitted.

Mezzanine Loan and Preferred Equity. The Bellagio Hotel and Casino Whole Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be co-terminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a DSCR Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan # 3	Cut-off Date Balance:	$100,000,000
3600 South Las Vegas Boulevard	Bellagio Hotel and Casino	Cut-off Date LTV:	39.3%
Las Vegas, NV 89109		UW NCF DSCR:	8.42x
		UW NOI Debt Yield:	28.3%

Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the Consumer Price Index since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the Consumer Price Index. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

Letter of Credit. None.

Right of First Refusal. None.

Terrorism Insurance. The Bellagio Hotel and Casino Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Bellagio Hotel and Casino Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Bellagio Hotel and Casino Property, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, the Bellagio Hotel and Casino Borrower is permitted to rely on terrorism insurance provided by the Bellagio Tenant. The permitted deductible for terrorism insurance for the Bellagio Hotel and Casino Borrower under the Bellagio Hotel and Casino Whole Loan documents is $500,000 and for the Bellagio Tenant under the Bellagio Lease is $2,500,000. Notwithstanding the required amount of terrorism insurance above, if (A) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to carry terrorism insurance coverage, but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Bellagio Hotel and Casino Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Bellagio Hotel and Casino Borrower (or Bellagio Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, terrorism insurance for the Bellagio Hotel and Casino Property may be written by a non-rated captive insurer subject to certain conditions, including, among other things: (i) TRIPRA is required to be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Bellagio Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer is required to be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the Bellagio Hotel and Casino Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers is required to be subject to the reasonable approval of the lender; and (v) such captive insurer is required to be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

22
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
21
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
20
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
19
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
18
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
17
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
16
Verisk Analytics (Insurance Services Office, Inc.)
39,419 SF 12/2033
15
Verisk Analytics (Insurance Services Office, Inc.)
38,161 SF 12/2033
14
Verisk Analytics (Insurance Services Office, Inc.)
38,161 SF 12/2033
12
JPMorgan Chase Bank
38,736 SF 10/2032
11
Vacant
38,736 SF
10
HSBC Technology & Services (USA)
38,736 SF 2/2021
9
HSBC Technology & Services (USA)
38,736 SF 2/2021
8
VF Sportswear
42,643 SF 2/2025
7
JPMorgan Chase Bank
38,736 SF 10/2032
6
JPMorgan Chase Bank
38,736 SF 10/2032
5
JPMorgan Chase Bank
38,736 SF 10/2032
4
JPMorgan Chase Bank
66,963 SF 10/2032
3
JPMorgan Chase Bank
38,736 SF 10/2032
2
JPMorgan Chase Bank
63,162 SF 10/2032
G
Santander Bank, N.A. 425 SF 9/2021
Eathen Grill Inc. 2,570 SF 1/2027
Newport Restaurant Group (Dorrian's) 4,760 SF 4/2032
Verisk Analytics (Insurance Services Office, Inc.) 510 SF 12/2033
CRM Restaurant (Cosi) 2,935 SF 12/2027
JPMorgan Chase Bank 10,000 SF 10/2032
JPMorgan Chase Bank 10,000 SF 10/2032
Tobmar International Inc. 595 SF 1/2022
Vacant
Building
2020 – 2021
2022 – 2023
2024 – 2025
2026+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

545 Washington Boulevard
545 Washington Boulevard
Jersey City, NJ 07310
Weehawken
Lincoln Tunnel
Union City
Hoboken
Stevens Institute of Technology
Hoboken Public Library
DeBaun Auditorium
Hoboken Univ. Medical Center
Sinatra Park Amphitheater
Downtown Hoboken
Hoboken City Hall
Newport
Newport Tower
Newport Centre
Holland Tunnel
480 Washington Blvd.
The Westin Jersey City Newport
Harborside Towers
Harborside Plaza
Hyatt Regency Jersey City
Merrill Lynch Building
77 Hudson Street
30 Hudson Street
Liberty Towers
Portside Towers
Museum of Russian Art
70 Greene St.
Downtown
Historic Downtown
Jersey City Medical Center
JERSEY CITY
Journal Square
HUDSON COUNTY
Hudson County Community College
St. Peter's University
Newark Liberty Intl. Airport 8 miles
NJ TRANSIT
PATH
NJ Turnpike
Liberty State Park
Liberty National Golf Course
Ellis Island
Ellis Island Immigration Museum
Liberty Island
Statue of Liberty
Upper New York Bay
Hudson River
NEW JERSEY
NEW YORK
MANHATTAN
Chelsea
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Jacob Javits Convention Center
Hudson Yards
Port Authority-West 30th Street Midtown Heliport
Greenwich Village
New York University
SoHo
Tribeca
Borough of Manhattan Comm. College
1 World Trade Center
9/11 Memorial
Battery Park City
Financial District
NY Stock Exchange
Battery Park
City Hall
NYC Supreme Court
NYPD Headqtrs.
FDR Drive
Brooklyn Battery Tunnel
Governor's Island
Brooklyn Heights
BROOKLYN
PATERSON
YONKERS
NEWARK
BRONX
MANHATTAN
QUEENS
NEW YORK CITY
BROOKLYN
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 545 Washington Boulevard

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR			Property Type – Subtype:	Office – CBD
Original Principal Balance(1):	$81,285,000			Location:	Jersey City, NJ
Cut-off Date Balance(1):	$81,285,000			Size:	866,706 SF
% of Initial Pool Balance:	5.0%			Cut-off Date Balance Per SF(1):	$290.30
Loan Purpose:	Acquisition			Maturity Date Balance Per SF(1):	$290.30
Borrower Sponsors:	HGI Opportunity Fund XIII, LP and HGGP Capital XIV, LP			Year Built/Renovated:	2001/NAP
Guarantor(2):	Various			Title Vesting:	Fee and Leasehold
Mortgage Rate:	3.4050%			Property Manager:	Harbor Group Management Co., LLC
Note Date:	1/6/2020			Current Occupancy (As of):	95.5% (8/1/2019)
Seasoning:	0 months			YE 2018 Occupancy:	95.5%
Maturity Date:	February 5, 2030			YE 2017 Occupancy:	95.5%
IO Period:	120 months			YE 2016 Occupancy:	100.0%
Loan Term (Original):	120 months			As-Is Appraised Value:	$410,000,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$473
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraisal Valuation Date:	October 16, 2019
Call Protection(3):	L(24),D(89),O(7)
Lockbox Type:	Springing			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI (11/30/2019):	$20,411,841
Additional Debt Type (Balance) (1):	Pari Passu ($170,321,250); Future Mezzanine			YE 2018 NOI:	$21,825,858
				YE 2017 NOI:	$19,827,872
				YE 2016 NOI:	NAV
				U/W Revenues:	$34,549,509
				U/W Expenses:	$12,284,114
				U/W NOI:	$22,265,395
Escrows and Reserves(4)				U/W NCF:	$21,683,475
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	2.56x / 2.50x
Taxes	$881,651	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	8.8% / 8.6%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	8.8% / 8.6%
Replacement Reserve	$0	$10,834	NAP	Cut-off Date LTV Ratio(1):	61.4%
TI/LC	$0	$72,226	$1,500,000	LTV Ratio at Maturity(1):	61.4%
Outstanding TI/LC Reserve	$4,840,935	$0	NAP
Rent Concession Reserve	$21,201,910	$0	NAP
Major Tenant Rollover Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Whole Loan amount(1)	$251,606,250	62.1%	Purchase price	$372,750,000	92.0%
Cash equity contribution	153,568,618	37.9	Upfront reserves	26,924,496	6.6
			Closing costs	5,500,372	1.4
Total Sources	$405,174,868	100.0%	Total Uses	$405,174,868	100.0%

(1)

The 545 Washington Boulevard Mortgage Loan (as defined below) is a part of the 545 Washington Boulevard Whole Loan (as defined below) with an original aggregate principal balance of $251,606,250. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 545 Washington Boulevard Whole Loan. The 545 Washington Boulevard Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), an affiliate of MSMCH, and Barclays Capital Real Estate Inc. (“Barclays”) on January 6, 2020.

(2)	See “The Borrowers and Borrower Sponsors” below for further discussion.

(3)

Defeasance of the 545 Washington Boulevard Whole Loan is permitted at any time after the earlier of (i) August 5, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 545 Washington Boulevard Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in February 2020.

(4)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The mortgage loan (the “545 Washington Boulevard Mortgage Loan”) is part of a whole loan (the “545 Washington Boulevard Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal amount of $251,606,250. The 545 Washington Boulevard Whole Loan is secured by a first priority fee and leasehold mortgage on an 866,706 SF office tower located in Jersey City, New Jersey (the “545 Washington Boulevard Property”). The 545 Washington Boulevard Whole Loan was co-originated by MSBNA and Barclays. The 545 Washington Boulevard Mortgage Loan is evidenced by the controlling promissory

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Note A-1 in the original principal amount of $81,285,000. The non-controlling promissory Notes A-2, A-3 and A-4 are in the aggregate original principal amount of $170,321,250. Notes A-2 and A-3 are currently held by MSBNA and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. Note A-4 is currently held by Barclays and is expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The 545 Washington Boulevard Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK25 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$81,285,000	$81,285,000	BANK 2020-BNK25	Yes
A-2	$60,000,000	$60,000,000	MSBNA	No
A-3	$60,000,000	$60,000,000	MSBNA	No
A-4	$50,321,250	$50,321,250	Barclays	No
Total	$251,606,250	$251,606,250

The Borrowers and Borrower Sponsors. The borrower for the 545 Washington Boulevard Mortgage Loan is comprised of eighteen tenant-in-common co-borrowers which collectively own both fee and leasehold interests in the 545 Washington Boulevard Property, with (a) one such borrower owning approximately 75% of the fee interests, another owning approximately 12% of the fee interests and no other borrower owning more than approximately 5% of the fee interests (collectively, the “Fee Borrowers”), and (b) one such borrower owning approximately 75% of the leasehold interests, another owning approximately 12% of the leasehold interests, and no other borrower owning more than approximately 5% of the leasehold interests (collectively, the “Leasehold Borrowers”, and together with the Fee Borrowers, the “545 Washington Boulevard Borrowers”), each either a single purpose Delaware limited liability company or limited partnership, each with one independent director in its organizational structure. Legal counsel to the 545 Washington Boulevard Borrowers delivered a non-consolidation opinion in connection with the origination of the 545 Washington Boulevard Mortgage Loan. The borrower sponsors are HGI Opportunity Fund XIII, LP and HGGP Capital XIV, LP, each of which is controlled by principals of Harbor Group International (“HGI”), a global real estate investment and management firm. HGI invests in and manages diversified property portfolios including office, retail, and multifamily properties. Currently, HGI owns and manages 33,000 multifamily units, and 3.6 million square feet of commercial real estate. HGI has over 34 years of experience in the industry and over 750 employees worldwide. The non-recourse carveout guarantors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, each a Virginia limited liability company, and HGGP Capital XIV, LP, a Delaware limited partnership.  The non-recourse carveout guarantors are affiliates of the borrower sponsors. An affiliate of the 545 Washington Boulevard Borrowers was subject to previous asset defaults. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The 545 Washington Boulevard Property consists of a 22-story office building, totaling 866,706 square feet, on an approximately 2.7-acre site in Jersey City, New Jersey. Of the total 866,706 rentable area, 11,285 square feet is ground floor retail space leased to Santander Bank, N.A., Eathen Grill Inc., Dorrian’s, Cosi and Tobmar International Inc. The 545 Washington Boulevard Property was originally built in 2001. The 545 Washington Boulevard Property was 95.5% leased as of August 1, 2019 to 9 tenants. The two largest tenants, Verisk Analytics (Insurance Services Office, Inc.) (“Verisk Analytics”) (40.7% of NRA) and JP Morgan Chase Bank (39.7% of NRA) comprise 80.4% of NRA and 82.9% of base rent and have leases extending through 2032 or beyond.

The 545 Washington Boulevard Property has a surface parking lot at the rear of the property that can accommodate up to 20 cars and is reserved for Verisk Analytics executive parking. In addition, there is a parking easement in place pursuant to which the 545 Washington Boulevard Borrowers and all future owners of the improvements have the right, for a period of 25 years from the closing date, to park up to 739 cars, on a non-exclusive basis, in an adjacent garage at 561 Washington Boulevard (the “Garage”) for transient parking. See “Description of the Mortgage Pool—Property Types—Office Properties” for additional information.

Major Tenants.

Verisk Analytics (352,765 square feet, 40.7% of NRA, 42.0% of underwritten base rent, 12/31/2033 lease expiration). Verisk Analytics has been a tenant at the 545 Washington Boulevard Property since 1999 and extended its lease in 2014.  Verisk Analytics has a lease expiration of December 31, 2033 with two five-year renewal options remaining. Verisk Analytics provides data analytics solutions in the United States and internationally, offering predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, natural resources intelligence, economic forecasting, and various other fields. The company was founded in 1971 and employs approximately 8,000 employees worldwide. Verisk Analytics has the option to lease: (i) an entire floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 18 months in advance of the 10th anniversary of the rent commencement date, (ii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th Floors by notice at least 13 months in advance of the 15th anniversary of the rent commencement date and (iii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th Floors by notice at least 13 months in advance of the 20th anniversary of the rent commencement date. Provided that Verisk Analytics waives its option on the third option space, Verisk Analytics has the option to terminate the lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by Verisk Analytics between January 2, 2025 and December 31, 2025). In the event that Verisk Analytics exercises its option to terminate a floor, it is required to make a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

payment equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance ($52,915) and bathroom allowance ($80,000) allocable to the giveback space.

JPMorgan Chase Bank (343,805 square feet, 39.7% of NRA, 40.9% of underwritten base rent, 10/31/2032 lease expiration). JPMorgan Chase Bank has been a tenant at the 545 Washington Boulevard Property since 2016 and has a lease expiration of October 31, 2032 with two, 5-year renewal options remaining. At loan closing, $21,201,911 was reserved for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the monthly payment date occurring in November 2021 at a rate of (i) $916,813 for the period from and including November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from and including September 2022 through and including January 2024.  JP Morgan Chase & Co. operates as a financial services company worldwide. It operates through four segments: Consumer & Community Banking (CCB), Corporate & Investment Bank (CIB), Commercial Banking (CB), and Asset & Wealth Management (AWM). The company also provides ATMs, digital covering online and mobile, and telephone banking services. JP Morgan Chase & Co. was founded in 1799 and is headquartered in New York, New York.

HSBC Technology & Services (USA) (77,472 square feet, 8.9% of NRA, 11.2% of underwritten base rent, 2/28/2021 lease expiration). HSBC Technology & Services (USA) (“HSBC”) has been a tenant at the 545 Washington Boulevard Property since 2009 and has a lease expiration of February 28, 2021 with one 5-year renewal option remaining. HSBC serves small enterprises, government, and corporate and institutional clients, as well as high net worth individuals and families. The company was founded in 1865 and is headquartered in London with 30,437 employees.

The following table presents certain information relating to the tenancy at the 545 Washington Boulevard Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenant
Verisk Analytics(3)	BBB+/Baa2/BBB	352,765	40.7%	$32.00	$11,288,480	42.0%	12/31/2033	2, 5-year	Y
JPMorgan Chase Bank(4)	AA-/A2/A-	343,805	39.7%	$32.00	$11,001,760	40.9%	10/31/2032	2, 5-year	N
HSBC	A+/A2/A	77,472	8.9%	$39.00	$3,021,408	11.2%	2/28/2021	1, 5-year	N
Total Major Tenants		774,042	89.3%	$32.70	$25,311,648	94.1%

Non-major Tenants		53,928	6.2%	$29.57	$1,594,829	5.9%

Occupied Collateral Total		827,970	95.5%	$32.50	$26,906,477	100.0%

Vacant Space		38,736	4.5%

Collateral Total		866,706	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)

Verisk Analytics has the option to lease: (i) an entire floor containing 38,736 rentable square feet and located between the 3rd and 11th floors by notice at least 18 months in advance of the 10th anniversary of the rent commencement date, (ii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th Floors by notice at least 13 months in advance of the 15th anniversary of the rent commencement date and (iii) one additional floor containing 38,736 rentable square feet and located between the 3rd and 11th Floors by notice at least 13 months in advance of the 20th anniversary of the rent commencement date. Provided that Verisk Analytics waives its option on the third option space, Verisk Analytics has the option to terminate the lease as to a full floor of the building, which must be either the top or the bottom floor, exercisable at least 15 months before the second giveback date (a date specified by Verisk Analytics between January 2, 2025 and December 31, 2025). Verisk Analytics is required to make a payment equal to the unamortized portion of the leasing commissions, free rent, landlord’s second contribution ($14,110,600), test-fit allowance ($52,915) and bathroom allowance ($80,000) allocable to the giveback space.

(4)

At loan closing, $21,201,911 was reserved for 27 months of free rent for JPMorgan Chase Bank, beginning on and including the monthly payment date occurring in November 2021 at a rate of (i) $916,813 for the period from and including November 2021 through and including July 2022, (ii) $876,828 for August 2022 and (iii) $710,221 for the period from and including September 2022 through and including January 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

The following table presents certain information relating to the lease rollover schedule at the 545 Washington Boulevard Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	2	77,897	9.0%	77,897	9.0%	$3,053,542	11.3%	$39.20
2022	1	595	0.1%	78,492	9.1%	$35,700	0.1%	$60.00
2023	0	0	0.0%	78,492	9.1%	$0	0.0%	$0.00
2024	0	0	0.0%	78,492	9.1%	$0	0.0%	$0.00
2025	1	42,643	4.9%	121,135	14.0%	$1,066,075	4.0%	$25.00
2026	0	0	0.0%	121,135	14.0%	$0	0.0%	$0.00
2027	2	5,505	0.6%	126,640	14.6%	$266,046	1.0%	$48.33
2028	0	0	0.0%	126,640	14.6%	$0	0.0%	$0.00
2029	0	0	0.0%	126,640	14.6%	$0	0.0%	$0.00
Thereafter	3	701,330	80.9%	827,970	95.5%	$22,485,114	83.6%	$32.06
Vacant	0	38,736	4.5%	866,706	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	866,706	100.0%			$26,906,477	100.0%	$32.50

(1)	Information obtained from the underwritten rent roll.

(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease or leases and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/1/2019(2)
95.0%	99.6%	99.6%	81.6%	100.0%	95.5%	95.5%	95.5%

(1)	Information obtained from the borrower sponsor.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 545 Washington Boulevard Property:

Cash Flow Analysis

	2017	2018	11/30/2019 TTM	U/W	%(1)	U/W $ per SF
Base Rent	$25,997,762	$25,521,204	$26,044,146	$26,906,477	77.9%	$31.04
Rent Steps	0	0	0	128,894	0.4	0.15
IG Rent Steps	0	0	0	1,191,882	3.4	1.38
Gross Potential Rent(2)	$25,997,762	$25,521,204	$ 26,044,146	$ 28,227,253	81.7%	$32.57
Other Income(3)	5,818,330	8,294,434	5,571,786	3,854,453	11.2	4.45
Total Recoveries	3,207,532	2,532,145	2,502,662	2,467,803	7.1	2.85
Net Rental Income	$35,023,625	$36,347,783	$34,118,594	$34,549,509	100.0%	39.86
(Vacancy & Credit Loss)	0	0	0	0	0.0	0.00
Effective Gross Income	$35,023,625	$36,347,783	$34,118,594	$34,549,509	100.0%	$39.86

Real Estate Taxes	3,674,396	3,359,991	3,202,185	3,096,752	9.0	3.57
Insurance	623,840	617,352	685,946	666,023	1.9	0.77
Management Fee	1,257,298	1,036,722	1,134,707	1,000,000	2.9	1.15
Other Operating Expenses	9,640,219	9,507,860	8,683,915	7,521,339	21.8	8.68
Total Operating Expenses(4)	$15,195,753	$14,521,925	$13,706,753	$12,284,114	35.6%	$14.17

Net Operating Income	$19,827,872	$21,825,858	$20,411,841	$22,265,395	64.4%	$25.69
Replacement Reserves	0	0	0	173,341	0.5	0.20
TI/LC	0	0	0	408,579	1.2	0.47
Net Cash Flow	$19,827,872	$21,825,858	$20,411,841	$ 21,683,475	62.8%	$25.02

NOI DSCR	2.28x	2.51x	2.35x	2.56x
NCF DSCR	2.28x	2.51x	2.35x	2.50x
NOI Debt Yield	7.9%	8.7%	8.1%	8.8%
NCF Debt Yield	7.9%	8.7%	8.1%	8.6%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)

U/W Gross Potential Rent includes rent steps of $128,894 through December 31, 2020 and IG Rent Steps of $1,191,882 which represents the average rent payable during the loan term for the investment grade tenants, which include JPMorgan Chase Bank, Verisk Analytics, Santander Bank and VF Sportswear.

(3)	Other Income is comprised of commercial revenue, sundry income, parking and telecom.

(4)

The decrease from 11/30/2019 TTM to U/W Total Operating Expenses is due to the ground lease expenses being excluded from the U/W as the 545 Washington Boulevard Borrowers are pledging both fee and leasehold interest as collateral, both of which are owned by the 545 Washington Boulevard Borrowers.

Appraisal. The appraiser concluded to an “as is” appraised value of $410,000,000 with a valuation date of October 16, 2019.

Environmental Matters. According to a Phase I environmental site assessment dated August 15, 2019. A controlled recognized environmental condition exists stemming from the 545 Washington Boulevard Property’s location within a district historically occupied by a large industrial rail yard, the operations of which resulted in soil and groundwater contamination in and around the Mortgaged Property.  See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The 545 Washington Boulevard Property is located within Jersey City, New Jersey. The 545 Washington Boulevard Property is located along the Hudson River waterfront in Jersey City, which is at the southeastern section of Hudson County. Jersey City is the largest city in Hudson County and the second largest in the state, containing approximately 19.2-square miles. The major influence for this immediate area is its accessibility to the highway system, as well as its proximity to New York City, Jersey City waterfront, and access to public transportation. Primary access to the 545 Washington Boulevard Property is provided by the ferry, bus, PATH and light rail, as well as via major highways. The area is within a maximum 20-minute commute (depending on mode of transportation) from Manhattan, and within a maximum 5 to 15 minutes of New Jersey’s main employment centers of Jersey City and Newark. Primary employers/employment centers consist of numerous office tenants who include a broad spectrum of financial service and service-oriented firms such as Goldman Sachs, First Chicago and Donaldson, Lufkin & Jenrette. Local businesses, Newark International Airport, and the ports of Newark and Elizabeth are also major employers offering opportunities in the general area. Major retail employers include 1.16 million square foot Newport Centre and 300,000-square foot Hudson Mall. According to the appraisal, as of the second quarter of 2019, the Northern New Jersey market had an inventory of approximately 105.5 million square feet, overall vacancy in the market of approximately 21.3% and direct asking rent of $30.02. The estimated 2018 population within a 0.5-, one- and three- mile radius is 27,478, 84,973 and 745,146, respectively. According to the appraisal, the estimated 2018 median household income within a 0.5-, one- and three- mile radius is $152,575, $129,094 and $96,836, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Submarket Information – According to the appraisal, as of the second quarter of 2019, the Hudson Waterfront submarket had an inventory of approximately 17.8 million square feet, overall vacancy in the submarket of approximately 13.1% and direct asking rent of $45.45 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 545 Washington Boulevard Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (MOS.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$40.00	120	Gross + Tenant Electric	2.5% per annum
Retail	$50.00	120	Pro rata of RE Taxes	2.5% per annum

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the 545 Washington Boulevard Property identified by the appraisal:

Comparable Sales(1)

Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
545 Washington Boulevard Jersey City, NJ	Sept-2019	866,706	95.5%	$372,750,000	$430.08
Newport Office Center VI Jersey City, NJ	Mar-2019	395,050	99.0%	$170,000,000	$430.33
One Newark Center Newark, NJ	Nov-2017	423,028	91.0%	$93,900,000	$221.97
Landmark III Secaucus, NJ	Jul-2017	445,060	99.0%	$115,000,000	$258.39
Two Riverfront Center Newark, NJ	Dec-2016	337,543	100.0%	$165,000,000	$488.83
Waterfront Corporate Center I Hoboken, NJ	Jun-2016	521,215	100.0%	$235,000,000	$450.87

(1)	Information obtained from the appraisal.

The following table presents certain information relating to eight comparable leases to those at the 545 Washington Boulevard Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Initial Rent/SF	Reimbursements
70 Hudson Street 70 Hudson Street Jersey City, NJ	2001	431,438	Gucci Federal Home Loan Fidessa Corporation	51,824 51,824 78,000	Mar. 2019 Jan. 2018 Mar. 2017	$46.00 $43.00 $41.00	Modified Gross Modified Gross Modified Gross
200 Hudson Street 200 Hudson Street Jersey City, NJ	1930	900,000	E* Trade	132,000	Dec. 2018	$40.00	Modified Gross
Newport Tower 525 Washington Boulevard Jersey City, NJ	1990	1,091,469	Pearl Capital Partners	13,250	July 2018	$38.50	Modified Gross
Exchange Place 10 Exchange Place Jersey City, NJ	1988	731,445	NYSA ILA Pension Trust Appleagle, Inc.	17,840 12,960	Nov. 2017 Mar. 2017	$39.50 $39.00	Modified Gross Modified Gross

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $881,651 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the annual real estate taxes that the lender estimates will be payable during the next twelve months (however, such monthly deposits are waived if (a) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the 545 Washington Boulevard Borrowers provide to the lender reasonably acceptable evidence that all taxes then due and payable have been paid in full on or prior to their due date (which evidence must be provided within 30 days after their due date)).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

Insurance – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to an insurance reserve in an amount equal to 1/12 of the annual estimated insurance premiums (however, such monthly deposits are waived if either (a) (i) the 545 Washington Boulevard Borrowers maintain a blanket or umbrella policy approved by the lender in its reasonable discretion and  (ii) the 545 Washington Boulevard Borrowers provide the lender with evidence of renewal of such policies at least 10 days prior to the expiration dates of the policies and provide paid receipts for the payment of the insurance premiums by no later than 30 days after such insurance premiums are due and payable or (b) (i) no Cash Sweep Event Period has occurred and is continuing and (ii) the 545 Washington Boulevard Borrowers provide to the lender reasonably acceptable evidence that all insurance premiums then due and payable have been paid in full on or prior to their due date (which evidence must be provided within 30 days after the date such insurance premiums are due and payable).

Replacement Reserve – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to a capital expenditure reserve of approximately $10,834.

TI/LC Reserve – The 545 Washington Boulevard Whole Loan documents provide for monthly deposits to a rollover reserve of approximately $72,226 for tenant improvements and leasing commissions, provided that the 545 Washington Boulevard Borrowers are not required to make such monthly deposits as long as the funds on deposit in the rollover reserve  are equal to or greater than $1,500,000.

Outstanding TI/LC Reserve – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $4,840,935 for outstanding unfunded tenant improvements and/or leasing commissions, including $3,030,603 for Verisk Analytics and $1,810,332 for JPMorgan Chase Bank.

Rent Concession Reserve – The 545 Washington Boulevard Whole Loan documents provide for an upfront reserve of approximately $21,201,910 for free rent under the JPMorgan Chase Bank lease.

Major Tenant Rollover Reserve – The 545 Washington Boulevard Whole Loan documents provide for  springing monthly deposits of approximately $144,451 following the occurrence of a Major Tenant Rollover Reserve Trigger (as defined below). “Major Tenant Rollover Reserve Trigger” means the earlier to occur of the following:  (i) JPMorgan Chase Bank failing to satisfy the Credit Rating Condition (as defined below), (ii) Verisk Analytics failing to satisfy the Credit Rating Condition or (iii) Insurance Services Office, Inc. (“ISO”) failing to be a wholly-owned subsidiary of Verisk Analytics or a successor parent to ISO which satisfies the Credit Rating Condition and wholly owns ISO. “Credit Rating Condition” means, as to any entity, a condition which is be satisfied to the extent that, as of the applicable determination, such entity maintains a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

Lockbox and Cash Management. The 545 Washington Boulevard Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the 545 Washington Boulevard Borrowers are required to direct tenants to deposit all rents directly into the lockbox account. If, notwithstanding such direction, any of the 545 Washington Boulevard Borrowers or property manager receive any rents, it is required to deposit such rents into the lockbox account within two business days of receipt.  Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 545 Washington Boulevard Borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing.  So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required), as described above under “Escrows”, (ii) to pay debt service on the 545 Washington Boulevard Whole Loan, (iii) to make deposits into the replacement, TI/LC and major tenant rollover reserve (if any are then required), as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Event Period) and extraordinary operating or capital expenses approved by the lender, (v) if Mezzanine Debt (as defined below) is then outstanding, to pay Mezzanine Debt debt service, and (vi) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the 545 Washington Boulevard Whole Loan during the continuance of the Cash Sweep Event Period (from which operating expenses may be disbursed, if permitted by the lender in its sole discretion). If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the 545 Washington Boulevard Borrowers.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the 545 Washington Boulevard Whole Loan and ending upon the cure (if applicable) of the event of default; or

(b)

commencing upon the debt service coverage ratio (assuming a 30 year amortization schedule) falling below 1.20x for two consecutive calendar quarters (a “DSCR Event”) and ending upon the debt service coverage ratio (assuming a 30 year amortization schedule) being at least 1.25x for the immediately preceding two consecutive calendar quarters (a “DSCR Cure”); or

(c)

commencing upon a bankruptcy or similar insolvency of a Major Tenant and ending upon receipt by the lender of reasonably acceptable evidence (including without limitation a reasonably acceptable tenant estoppel certificate (an “Acceptable Tenant Estoppel Certificate”) that one of the following has occurred: (i) the Major Tenant is no longer subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction and/or is in actual physical occupancy of its space, operating during customary business hours and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #4	Cut-off Date Balance:	$81,285,000
545 Washington Boulevard	545 Washington Boulevard	Cut-off Date LTV:	61.4%
Jersey City, NJ 07310		U/W NCF DSCR:	2.50x
		U/W NOI Debt Yield:	8.8%

paying full rent, or (ii) at least 50% of the Major Tenant’s space has been re-let to one or more replacement tenant(s) pursuant to replacement lease(s), which leases are reasonably acceptable to the lender and which tenants are in occupancy, open for business during customary hours and paying full rent (a “Major Tenant Space Re-Let”); or

(d)

commencing upon a Major Tenant has, for 50% or more of such Major Tenant’s space, “gone dark”, vacated its space, or not opened for business during customary hours in its space  (excluding temporary closures in connection with renovations in accordance with the 545 Washington Boulevard Whole Loan documents not exceeding 12 months or certain permitted transitions in occupancy of administrative employees) and ending upon receipt by the lender of reasonably acceptable evidence (including without limitation an Acceptable Tenant Estoppel Certificate), that either (i) such Major Tenant is in occupancy of, and open for business during customary hours in its space and paying full rent, or (ii) a Major Tenant Space Re-Let has occurred.

A “Major Tenant” means each of (i) JPMorgan Chase Bank, (ii) ISO and (iii) any other lessee(s) under a lease which (together with any other leases for such tenant or its affiliates) exceeds 135,000 square feet and any guarantors of such leases.

The 545 Washington Boulevard Borrowers may avoid a Cash Sweep Event Period based on a DSCR Event by prepaying a portion of the 545 Washington Boulevard Whole Loan, without payment of any prepayment fee or yield maintenance premium,  in an amount sufficient to achieve a DSCR Cure  or by depositing with the lender a letter of credit meeting the requirements of the 545 Washington Boulevard Whole Loan documents in an amount that, if applied to reduce the outstanding principal balance of the 545 Washington Boulevard Whole Loan, would cause the debt service coverage ratio to be equal to or greater than required to achieve a DSCR Cure.

Property Management. The 545 Washington Boulevard Property is managed by Harbor Group Management Co., LLC, an affiliate of the 545 Washington Boulevard Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  The holder of 100% of the equity interests in the 545 Washington Boulevard Borrowers (the “Mezzanine Borrower”) has a one-time right to obtain (i) a mezzanine loan from a third-party lender secured by a pledge of 100% of such Mezzanine Borrower’s direct or indirect equity interests in the 545 Washington Boulevard Borrowers, or (ii) a preferred equity investment (direct or indirect) in the 545 Washington Boulevard Borrowers (in the case of either (i) or (ii), the “Mezzanine Debt”), provided certain conditions are satisfied, including (a) no event of default is continuing, (b) the aggregate loan-to-value ratio of the 545 Washington Boulevard  Whole Loan and the Mezzanine Debt is equal to or less than 61.4% (based on an updated appraisal acceptable to the lender), (c) the aggregate debt service coverage ratio of the 545 Washington Boulevard  Whole Loan and the Mezzanine Debt is equal to or greater than 2.32x, (d) the aggregate debt yield of the 545 Washington Boulevard Whole Loan and the Mezzanine Debt is equal to or greater than 8.0%, (e) the lender and the mezzanine lender enter into an intercreditor agreement in form and substance reasonably acceptable to the lender, (f) if the lender requests, the lender has received a rating agency confirmation as to the implementation of the Mezzanine Debt, (g) if the Mezzanine Debt is at least co-terminous with the 545 Washington Boulevard Whole Loan and (h) the Mezzanine Debt has a floating rate, the Mezzanine Borrower must purchase a cap with a strike price such that as of the origination date of the Mezzanine Loan, the debt service coverage ratio is not less than 2.32x).

Ground Lease. The 545 Washington Boulevard Property is comprised of both a fee interest and a leasehold interest under a 99-year ground lease expiring June 30, 2098.  The Fee Borrowers own the fee interest, the Leasehold Borrowers own the leasehold interest and both the fee and leasehold interest are collateral for the 545 Washington Boulevard Whole Loan.

Letter of Credit.  None.  However, a letter of credit may be posted to avoid a Cash Sweep Event Period as described under “Lockbox and Cash Management”.

Right of First Offer/Right of First Refusal. JPMorgan Chase has a right of first refusal to purchase the Mortgaged Property pursuant to its lease. Pursuant to a subordination, non-disturbance and attornment agreement entered into at origination, such right does not apply to a foreclosure or deed-in-lieu thereof, but would apply to subsequent transfers.

Terrorism Insurance. The 545 Washington Boulevard Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 545 Washington Boulevard Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 545 Washington Boulevard Property. The loan documents also require business income/loss insurance covering no less than the 24-month period commencing at the time of loss, together with a 12 month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

Jackson Park
28-10 Jackson Avenue, 28-40 Jackson Avenue,
and 28-30 Jackson Avenue
Long Island City, NY 11101
QUEENS
MANHATTAN
BROOKLYN
Astoria
Dutch Kills
Queensbridge
Long Island City
Hunters Point
Greenpoint
Upper East Side
Roosevelt Island
East River
Queensboro Bridge
Long Island Expwy
Queens Blvd.
Long Island Railroad
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Museum of the Moving Image
Kaufman Astoria Studios
Silvercup Studios
Silvercup Studios East
Gantry Plaza State Park
Queens Bridge Park
Franklin D. Roosevelt Four Freedoms Park
Cornell Tech
United Nations Headquarters
United Nations Visitors Ctr.
Queens-Midtown Tunnel
Hunters Point South Park
Newtown Creek
Pulaski Bridge
East River Ferry
NEW YORK CITY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Jackson Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/S&P):	Asf/ AA+(sf)/AA-(sf)			Property Type – Subtype:	Multifamily – High Rise
Original Principal Balance(1):	$75,000,000			Location:	Long Island City, NY
Cut-off Date Balance(1):	$75,000,000			Size:	1,871 Units
% of Initial Pool Balance:	4.6%			Cut-off Date Balance Per Unit(1):	$293,960.45
Loan Purpose:	Refinance			Maturity Date Balance Per Unit(1):	$293,960.45
Borrower Sponsor:	Tishman Speyer Crown Equities 2007, LLC			Year Built/Renovated:	2018/NAP
Guarantor:	LIC Development Owner, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.2500%			Property Manager:	Tishman Speyer Properties, L.P. (borrower-related)
Note Date:	September 27, 2019			Current Occupancy (As of):	96.1% (8/31/2019)
Seasoning:	4 months			YE 2018 Occupancy(3):	NAV
Maturity Date:	October 10, 2029			YE 2017 Occupancy(3):	NAV
IO Period:	120 months			YE 2016 Occupancy(3):	NAV
Loan Term (Original):	120 months			YE 2015 Occupancy(3):	NAV
Amortization Term (Original):	NAP			Appraised Value:	$1,600,000,000
Loan Amortization Type:	Interest-only, Balloon			Appraised Value Per Unit:	$855,157.67
Call Protection:	L(28), D(85), O (7)			Appraisal Valuation Date:	September 4, 2019
Lockbox Type:	Soft/Springing Cash Management			Underwriting and Financial Information
Additional Debt(1):	Yes			TTM NOI(3):	NAV
Additional Debt Type (Balance)(1):	Pari Passu ($475,000,000) / Subordinate ($450,000,000)			YE 2018 NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				U/W Revenues:	$88,974,756
				U/W Expenses:	$17,579,385
				U/W NOI:	$71,395,371
				U/W NCF:	$71,001,095
				U/W DSCR based on NOI/NCF(1):	3.94x / 3.92x
Escrows and Reserves(2)				U/W Debt Yield based on NOI/NCF(1):	13.0% / 12.9%
	Initial	Monthly	Cap	U/W Debt Yield at Maturity based on NOI/NCF(1):	13.0% / 12.9%
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	34.4%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity(1):	34.4%

Sources and Uses
Sources			Uses
Senior loan amount(1)	$550,000,000	55.0%	Loan payoff(4)	$641,983,355	64.2%
Subordinate Companion loan amount(1)	$450,000,000	45.0%	Return of equity	$342,576,222	34.3
			Closing costs	$15,440,423	1.5
Total Sources	$1,000,000,000	100.0%	Total Uses	$1,000,000,000	100.0%

(1)

The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Jackson Park Senior Loan (as defined below).

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Historical financial information and occupancy are not available because the Jackson Park Property (as defined below) was constructed in 2018.

(4)

The Jackson Park borrower sponsor’s cost of development for the Jackson Park Property was approximately $1.16 billion. The Jackson Park Whole Loan is refinancing the Jackson Park borrower sponsor’s construction debt.

The Mortgage Loan.  The mortgage loan (the “Jackson Park Mortgage Loan”) is part of a whole loan (the “Jackson Park Whole Loan”) in the original principal balance of $1,000,000,000 originated by Bank of America, National Association and Wells Fargo Bank, National Association. The Jackson Park Whole Loan is secured by a first priority fee mortgage encumbering a multifamily property located in Long Island City, New York (the “Jackson Park Property”). The Jackson Park Whole Loan is comprised of ten pari passu senior promissory notes with an original aggregate principal balance of $550,000,000 (the “Jackson Park Senior Loan”) and two pari passu subordinate promissory notes with an original aggregate principal balance of $450,000,000 (the “Jackson Park Subordinate Companion Loan”) which are subordinate to the Jackson Park Senior Loan. The Jackson Park Senior Loan is evidenced by Note A-3 (which represents the Jackson Park Mortgage Loan and is being contributed by Bank of America, National Association) and nine pari passu promissory notes (together the “Jackson Park Pari Passu Non-Serviced Companion Loans”) in the original aggregate principal balance of $475,000,000. The Jackson Park Pari Passu Non-Serviced Companion Loans have been contributed to the JAX 2019-LIC securitization transaction along with the Jackson Park Subordinate Companion Loan, or have been contributed to the BANK 2019-BNK23 and BANK 2019-BNK24 securitization transactions. The Jackson Park Whole Loan is being serviced pursuant to the trust and servicing agreement for the JAX 2019-LIC securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

The Jackson Park Whole Loan“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	JAX 2019-LIC	Yes
A-2	$75,000,000	$75,000,000	JAX 2019-LIC	No
A-3	$75,000,000	$75,000,000	BANK 2020-BNK25	No
A-4	$75,000,000	$75,000,000	JAX 2019-LIC	No
A-5	$50,000,000	$50,000,000	BANK 2019-BNK23	No
A-6	$50,000,000	$50,000,000	BANK 2019-BNK23	No
A-7	$50,000,000	$50,000,000	BANK 2019-BNK24	No
A-8	$50,000,000	$50,000,000	BANK 2019-BNK24	No
A-9	$25,000,000	$25,000,000	JAX 2019-LIC	No
A-10	$25,000,000	$25,000,000	JAX 2019-LIC	No
B-1	$225,000,000	$225,000,000	JAX 2019-LIC	No
B-2	$225,000,000	$225,000,000	JAX 2019-LIC	No
Total	$1,000,000,000	$1,000,000,000

The Borrower and Borrower Sponsor. The borrower is LIC Development Owner, L.P. (the “Jackson Park Borrower”), a single-purpose Delaware limited partnership with a single-purpose Delaware limited liability company as its general partner, which general partner has at least two independent directors. Legal counsel to the Jackson Park Borrower delivered a non-consolidation opinion in connection with the origination of the Jackson Park Whole Loan.

The borrower sponsor is an investment venture managed and controlled by one or more affiliates of Tishman Speyer Properties, L.P. (“Tishman Speyer”). Tishman Speyer is an owner, developer, operator and fund manager of real estate assets across the United States, Europe, Brazil, China and India. There is no non-recourse carveout guarantor and no separate environmental indemnitor for the Jackson Park Whole Loan.

The Property. The Jackson Park Property is a recently built, Class A, highly amenitized, luxury multifamily high rise development located on 2.877 acres in Long Island City, New York. The Jackson Park Property is comprised of (i) 1 Jackson Park, a 42-story building containing 550 apartments and 4,920 square feet of ground floor retail space, (ii) 2 Jackson Park, a 53-story building containing 650 apartments and 4,545 square feet of ground floor retail space, and (iii) 3 Jackson Park, a 44-story building containing 671 apartments and 934 square feet of ground floor retail space. Each residential tower features a sky-deck, a party lounge and a children’s playroom. Residential building services include two 24-hour attended lobbies, dry cleaning and laundry, package receipt, housekeeping, a lifestyle coordinator, a virtual concierge, covered valet parking, bike storage and building-wide Wi-Fi. The apartment units feature floor-to-ceiling windows with solar shades, in-unit washer/dryers, 9-foot ceilings, white oak floors, key card entry systems, resident-controlled heating and air conditioning, USB-port outlets and LED lighting. The apartment kitchens feature European soft-close cabinetry with integrated Blomberg and Whirlpool appliances, seamless Ceasarstone countertops and Moen fixtures.

The Jackson Park Property includes a total of 1,871 apartments offered as 451 studio units, 919 one-bedroom units, 396 two-bedroom units, 101 three-bedroom units, and 4 four-bedroom units. The Jackson Park Property began construction in 2014 and began leasing in late 2017. Since opening, the Jackson Park Property has achieved an average of nearly 100 new leases per month. As of August 31, 2019, the Jackson Park Property was 96.1% leased. Additionally, the Jackson Park Property includes a total 10,399 square feet of retail space, which is 75.0% leased by four retail tenants including Sweetleaf (coffee shop), Murray’s LIC (cheese shop), a nail salon and a dog daycare facility. As of the loan origination date, the remaining retail unit (2,602 square feet) space was under negotiations with a potential national restaurant tenant according to the borrower sponsor.

Amenities at the Jackson Park Property include a five-story 45,796 square foot amenity building known as “The Club”. The lower level of The Club contains a 140-space underground parking garage. The first level of The Club includes a tech lounge, demo kitchen, conference room and private dining room, poker and game room, golf simulator, fireside lounge, billiards and foosball tables, outdoor gaming lounge with fireplace and a garden. The second and third levels of The Club feature a fitness center, yoga and Pilates studios, a 75’ indoor lap pool, locker rooms, meditation lounge, sauna, steam room and massage treatment rooms. The fourth level of The Club includes a squash court and full-size basketball/volleyball court. The fifth level of The Club features an outdoor heated pool, hot tub, cabanas, sun deck and wet bar. The three residential towers and the amenity building encircle a 1.6 acre private park containing a grilling and communal dining area, children’s play area, a dog park, bocce court, outdoor table tennis and patio sitting areas.

The Jackson Park Property benefits from a 15-year, 421-a tax exemption through 2034, during which all residential units are subject to New York City rent stabilization guidelines which currently limits annual rental increases to 1.5% and 2.5% for one and two year leases, respectively. Taxes are fully abated for the first 10 years post-construction (through June 2029), then phased in 20% each year for the next five years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

The following table presents certain information relating to the unit mix at the Jackson Park Property:

Unit Mix(1)

Unit Mix/Type	Units	% Occupied	Average SF per Unit	Total SF	Annual Average Rent per SF	Monthly Average Rent per Unit	Annual Market Rent per SF	Monthly Market Rent per Unit
Studio	451	97.8%	469	211,466	$72.81	$2,846	$73.00	$2,853
One-Bedroom	919	95.3%	656	602,522	$65.63	$3,590	$66.00	$3,608
Two-Bedroom	396	96.0%	947	374,983	$65.70	$5,194	$66.00	$5,209
Three-Bedroom	101	96.0%	1,254	126,692	$63.29	$6,619	$64.00	$6,688
Four-Bedroom	4	100.0%	1,652	6,608	$58.92	$8,111	$59.00	$8,122
Total/Wtd. Avg.	1,871	96.1%	707	1,322,271	$66.56	$3,920	$66.89	$3,941

(1)	Information obtained from the appraisal and underwritten rent roll.

The following table presents historical occupancy percentages at the Jackson Park Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	8/31/2019
NAV	NAV	NAV	NAV	96.1%

(1)	Historical occupancy is not available because the Jackson Park Property was constructed in 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

Underwritten Net Cash Flow.  The following table presents certain information relating to the underwritten net cash flow at the Jackson Park Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per Unit
Gross Potential Rent(3)	$88,062,437	105.3%	$47,067.04
(Vacancy)	($4,403,122)	(5.0%)	($2,353.35)
Net Rental Income	$83,659,316	100.0%	$44,713.69
Other Income(4)	$5,315,440	6.4%	$2,840.96
Effective Gross Income	$88,974,756	106.4%	$47,554.65

Real Estate Taxes(5)	$613,865	0.7%	$328.09
Insurance	$871,159	1.0%	$465.61
Other Operating Expenses	$16,094,361	18.1%	$8,602.01
Total Operating Expenses	$17,579,385	19.8%	$9,395.72

Net Operating Income	$71,395,371	80.2%	$38,158.94
Replacement Reserves	$394,276	0.4%	$210.73
Net Cash Flow	$71,001,095	79.8%	$37,948.21

NOI DSCR(6)	3.94x
NCF DSCR(6)	3.92x
NOI Debt Yield(6)	13.0%
NCF Debt Yield(6)	12.9%

(1)	Historical financial information is not available because the Jackson Park Property was constructed in 2018.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	UW Gross Potential Rent is based on the in-place rent roll as of August 31, 2019 with the 73 vacant units grossed up at currently marketed rents.

(4)

UW Other Income is comprised of budgeted parking income, commercial income as of February 2020 and budgeted other ancillary income. UW Other Income also includes $4,200,000 of budgeted amenity fee revenue for which there were $1,256,087 of corresponding amenity expenses underwritten.

(5)

The Jackson Park Property benefits from a 15-year, 421-a tax abatement which extends through June 2034. Taxes are fully abated for the first 10 years post-construction (through June 2029), then phased in 20% each year for the next five years.  UW Real Estate Taxes assume the full abatement.

(6)	The debt service coverage ratios and debt yields are based on the Jackson Park Whole Loan and exclude the Jackson Park Subordinate Companion Loan.

Appraisal.  The appraiser concluded to an “as-is” Appraised Value for the Jackson Park Property of $1,600,000,000 as of September 4, 2019.

Environmental Matters.  According to the Phase I environmental site assessment dated August, 2019, a controlled recognized environmental condition was identified at the Jackson Park Property. The site was historically operated as a chemical manufacturing plant with several historic petroleum spills. In 2016, the New York State Department of Environmental Conservation issued a certificate of completion documenting completion of remediation. A pollution legal liability policy from Great American E & S Insurance Company is in place which provides a limit of $10,000,000 per incident with an aggregate limit of $10,000,000. The policy term is 10 years and extends to the term of the Jackson Park Whole Loan.

Market Overview and Competition.  The Jackson Park Property is located in Long Island City, which is located on the western tip of Queens, New York, with views of the Manhattan skyline. Long Island City is a residential and commercial neighborhood known for its arts community, with a high concentration of art galleries, art institutions and studio space. The New York City Department of Education and CUNY Law School are major employers in the area along with Brooks Brothers, Boyce Technologies Inc., DeppGlass, Doughnut Plant, J. Crew/Madewell, JetBlue Airways, Kaufman Astoria Studios, LaGuardia Community College, MANA Products, Nouveau Elevator, Silvercup Studios, and VaynerMedia. Major corporate tenants in the area include Estée Lauder, Macy’s/Bloomingdales, The New York Times and The Wirecutter. At the end of 2018, New York City announced it would invest $180 million in new funding toward Long Island City’s infrastructure including improvements to schools, transportation, parks and sewer/water systems.

Long Island City is accessible by eight subway lines, thirteen bus lines, the East River Ferry (2 stops), Citibike (13 stations) and the Long Island Railroad. The Jackson Park Property offers commuting times to Manhattan of about 10 minutes by being adjacent to the Queens Plaza subway station with service on the “E”, “M”, and “R” trains and within walking distance of the Queensboro Plaza subway station with service on the “7”, “N”, and “W” trains. The drives to LaGuardia and John F. Kennedy Airports are about 15 and 20 minutes, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

According to a neighborhood development association for Long Island City, as of October 2019, Long Island City had an estimated 170,000 residents, 127,000 employees and 6,800 businesses. According to the appraisal, the estimated 2018 population within a one- three- and five-mile radius of the Jackson Park Property was 69,225, 1,194,829 and 3,166,541, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius was $94,863, $139,915 and $123,971, respectively.

According to a third party data provider, the Jackson Park Property is in the Long Island City multifamily submarket, which for 2019 in the highest (4 and 5 star) category had 14,786 units with an average rent per unit of $3,896, a vacancy rate of 4.7% and an absorption rate of 9.9%.

The following table presents certain information relating to comparable rental properties to the Jackson Park Property:

Comparable Rental Properties(1)

	Jackson Park Property	1 Queens Plaza South	Tower 28	QLIC	Alta LIC(2)	Linc Long Island City
Year Built	2018	2017	2017	2013	2018	2013
Number of units	1,871	391	450	422	467	711
Occupancy(3)	96.1%	97.9%	98.0%	98.3%	93.6%	98.7%
Unit size (SF)(4):
- Studio	469	468	428	400	516	503
- 1-BR	656	691	667	500	723	700
- 2-BR	947	979	936	800	1,153	1,038
- 3-BR	1,254	N/A	1,305	950	1,317	1,400
Monthly Rent per Unit(5):
- Studio	$2,846	$2,769	$2,308	$2,360	$2,715	$3,244
- 1-BR	$3,590	$3,808	$3,361	$3,029	$3,324	$3,813
- 2-BR	$5,194	$5,051	$4,900	$3,800	$5,187	$5,278
- 3-BR	$6,619	N/A	$6,486	$4,999	$6,201	$6,329
Annual Rent per SF(5):
- Studio	$72.81	$71.00	$64.71	$70.80	$63.14	$77.39
- 1-BR	$65.63	$66.13	$60.47	$72.70	$55.17	$65.37
- 2-BR	$65.70	$61.91	$62.82	$57.00	$53.98	$61.02
- 3-BR	$63.29	N/A	$59.64	$63.15	$56.50	$54.25

(1)	Information obtained from the appraisal.

(2)	Alta LIC is in its initial lease-up period.

(3)	Occupancy for the comparables is as of September 2019 and for the Jackson Park Property is as of the borrower rent roll dated August 31, 2019.

(4)	Represents the average for each unit size at the Jackson Park Property.

(5)	Rent for the Jackson Park Property is based on the underwritten rent roll.

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below), the Jackson Park Borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance – During a Cash Sweep Period or if the Jackson Park Property is no longer covered by a blanket insurance policy, the Jackson Park Borrower is required to deposit monthly 1/12th of the annual estimated insurance premiums.

Lockbox and Cash Management.  The Jackson Park Whole Loan is structured with a soft lockbox and springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed in accordance with the Jackson Park Whole Loan documents. During the continuance of a Low DSCR Period (as defined below), all excess cash flow is required to be held by the lender as additional security for the Jackson Park Whole Loan, however, the Jackson Park Borrower is permitted to request excess cash for debt service and reserve payments, leasing and operating expenses set forth in the annual budget, to cure a Low DSCR Period, and for required distributions to its REIT equity holders to avoid tax impositions (not to exceed $25,000 annually). During the continuance of an event of default under the Jackson Park Whole Loan, all excess cash flow may be applied by the lender in its sole discretion.

A “Cash Sweep Period” will occur during (i) an event of default under the Jackson Park Whole Loan until the event of default is cured or (ii) a Low DSCR Period.

A “Low DSCR Period” will commence when the debt service coverage ratio is less than 1.25x for two consecutive calendar quarters and continue until (x) the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (y) the Jackson Park Borrower deposits cash (which may be excess cash) or a letter of credit in an amount that if applied to the reduction of the outstanding principal balance of the Jackson Park Whole Loan would result in a debt service coverage ratio of at least 1.25x for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – High Rise	Loan #5	Cut-off Date Balance:	$75,000,000
28-10 Jackson Avenue, 28-40 Jackson Avenue, and 28-30	Jackson Park	Cut-off Date LTV:	34.4%
Jackson Avenue		U/W NCF DSCR:	3.92x
Long Island City, NY 11101		U/W NOI Debt Yield:	13.0%

most recent two calendar quarters. For purposes of the Cash Sweep Period test, the debt service coverage ratio will be calculated based on the Jackson Park Whole Loan and any future mezzanine debt if applicable.

Property Management.  The Jackson Park Property is managed by an affiliate of the Jackson Park Borrower.

Partial Release.  After the end of the two-year period commencing on the closing date of the BANK 2020-BNK25 securitization, the Jackson Park Whole Loan documents permit the partial release of any residential tower within the Jackson Park Property (1 Jackson Park, 2 Jackson Park or 3 Jackson Park), but not the release of the amenity building or parking garage or any other portion of the Jackson Park Property, through (A) on or after April 10, 2029, prepayment equal to the Release Price or (B) prior to April 10, 2029, partial defeasance in an amount equal to the Release Price, provided (a) no event of default is continuing, (b) the released property is transferred on an arms-length basis, (c) rating agency confirmation is received and (d) after the partial release, the debt yield for the remaining property meets the “Debt Yield Test” of being at least the greater of (x) the debt yield immediately preceding the release and (y) 7.10% (provided that the Jackson Park Borrower may deposit as either cash or a letter of credit the amount which would cause the Jackson Park Property to meet the Debt Yield Test).

The “Release Price” is equal to 110% of the allocated loan amount for each residential building. The allocated loan amount for 1 Jackson Park is $375,000,000. The allocated loan amount for 2 Jackson Park is $359,375,000. The allocated loan amount for 3 Jackson Park is $265,625,000.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  In addition to the Jackson Park Mortgage Loan, the Jackson Park Property also secures the Jackson Park Non-Serviced Pari Passu Companion Loans which have a Cut-off Date principal balance of $475,000,000 and the Jackson Park Subordinate Companion Loan, which has a Cut-off Date principal balance of $450,000,000. The Jackson Park Non-Serviced Pari Passu Companion Loans and the Jackson Park Subordinate Companion Loan all accrue interest at the rate of 3.2500% per annum. The Jackson Park Senior Loan is generally senior in right of payment to the Jackson Park Subordinate Companion Loan. The holders of the Jackson Park promissory notes have entered into a co-lender agreement which sets forth the allocation of collections on the Jackson Park Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Jackson Park Whole Loan“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Jackson Park Borrower has a one-time right to obtain a future mezzanine loan, co-terminous with the Jackson Park Whole Loan, not to exceed the lesser of (x) $200,000,000 and (y) the amount that when added to the outstanding principal balance of the Jackson Park Whole Loan would result in (a) a combined loan to value ratio of no more than 95% of the origination date loan to value ratio of 62.5%, (b) a combined debt service coverage ratio of at least 105% of the origination date debt service coverage ratio of 2.15x and (c) a combined debt yield of at least 105% of the origination date debt yield of 7.1%, subject to (i) no event of default continuing, (ii) execution of an intercreditor agreement with the lender and (iii) receipt of rating agency confirmation.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer.  None.

Terrorism Insurance.  The Jackson Park Borrower is required to obtain and maintain property insurance that covers acts of terrorism in an amount equal to the full replacement cost of the Jackson Park Property and business interruption insurance for actual loss sustained until the restoration is complete plus a 12-month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Authorization Act of 2015 (as the same may be further modified, amended, or extended) is not in effect, the Jackson Park Borrower will not be required to pay annual premiums in excess of two times the premium then payable for the property and business interruption insurance (excluding earthquake and terrorism components) in order to obtain the terrorism coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

KINGS PLAZA
BEST BUY
BEST BUY
MODELL'S

PRIMARK

MICHAEL KORS

Foot Locker

PRIMARK
Burlington
JCPenney

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Anchor
Non Anchor / In-line
Peripheral
Not Part of Collateral
N
MARINA BUILDING
PARKING GARAGE
FLATBUSH AVENUE
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
jcpenney
1 LEVEL
PRIMARK
4 LEVELS
MALL STORES 2 LEVELS
LOWE'S
3 LEVELS
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
ZARA
2 LEVELS
MALL STORES 1 LEVEL
macy's
4 LEVELS
MALL STORES 2 LEVELS
MALL STORES 2 LEVELS
2 LEVELS
BEST BUY
AVENUE U

LOWE'S
MACY'S
MARINA
AVENUE U (VEHICULAR TRAFFIC 23,367)
ZARA
PRIMARK
BURLINGTON
JCPENNEY
PARKING GARAGE
BEST BUY
FLATBUSH AVENUE (VEHICULAR TRAFFIC 44,285)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

JERSEY CITY
MANHATTAN
Hudson River
East River
Williamsburg
1 WTC
MANHATTAN BRIDGE
WILLIAMSBURG BRIDGE
NY Stock Exchange
BROOKLYN BRIDGE
BROOKLYN NAVY YARD
Flushing Ave.
Ellis Island
BROOKLYN BATTERY TUNNEL
478
278
Brooklyn Heights
LIU-Brooklyn Campus
Brooklyn Hospital Ctr.
Pratt Institute
DeKalb Ave.
Lafayette Ave.
Downtown Brooklyn
Governors Island
Bklyn-Qns Expwy
Cobble Hill
Barclays Center
STATEN ISLAND FERRY
Red Hook
Upper New York Bay
Park Slope
Brooklyn Botanic Gardens
Prospect Park Zoo
Prospect Park
Prospect Park Lake
South Brooklyn Marine Terminal
Gowanus Bay
27
5th Ave.
Expwy
GREENWOOD CEMETERY
Bedford Ave.
Kings County Hospital
SUNY Downstate Medical Ctr.
Linden Blvd.
Remsen Ave.
Rockaway Pkwy.
East New York
Pennsylvania Ave.
39th St.
Caton Ave.
Flatbush
HOLY CROSS CEMETERY
Canarsie Plaza
Kings Hwy.
Gowanus
Sunset Park
BROOKLYN
Ave. D
JFK Intl. Airport 5 miles
Bay Ridge Ave.
Ft. Hamilton Pkwy.
Ditmas Ave.
Ocean Pkwy
Brooklyn College
Flatlands
Flatlands Ave.
Canarsie
Canarsie Beach Park
6th Ave.
65th St.
Borough Park
18th Ave.
Utica Ave.
Bay Ridge
Bay Ridge Pkwy.
New Utrecht Ave.
Coney Island Ave.
Ocean Ave.
Nostrand Ave.
Flatbush Ave.
Ralph Ave.
Belt Parkway
Jamaica Bay
86th St.
7th Ave.
Dyker Beach Golf Course
Bay Pkwy.
Mill Basin Plaza
Fort Hamilton
VA Medical Ctr.-Brooklyn
Bensonhurst
Ave. P
Sheepshead Bay
Kings Plaza
5100 Kings Plaza
Brooklyn, NY 11234
Kings Hwy.
Ave. U
Bath Beach
Stillwell Ave
Marine Park Golf Course
VERRAZZANO-NARROWS BRIDGE
Belt Parkway
Brooklyn Marine Park
Floyd Bennett Field
Gravesend Bay
Cropsey Ave
Gravesend
Gerritsen Beach
Ocean Pkwy.
Coney Island Hospital
Verrazano Sports Complex
Belt Parkway
Calvert Vaux Park
Sheepshead Bay Plaza
Brighton Beach
CUNY Kingsborough Comm. College
Seagate
Neptune Ave.
Oriental Blvd.
Coney Island
Manhattan Beach
MCU Park
New York Aquarium
MARINE PARKWAY BRIDGE
Jacob Riis Park
Rockaway Point Blvd
Rockaway Point
Fort Tilden
Atlantic Ocean
Breezy Point
Point Breezy Tip
NEW JERSEY
BRONX
Port Washington
Great Neck
MANHATTAN
Astoria
LaGuardia Airport
Union City
Hoboken
Long Island City
Flushing
JERSEY CITY
NEW YORK CITY
QUEENS
Williamsburg
Queens Village
Elmont
Jamaica
Downtown Bushwick
Ozone Park
Red Hook
Park Slope
Upper New York Bay
Belt Pkwy
Valley Stream
BROOKLYN
Flatbush
Canarsie
Jamaica Bay
John F. Kennedy Intl. Airport
Woodmere
Bensonhurst
Sheepshead Bay
Lawrence
STATEN ISLAND
Belt Pkwy
Rockaway Beach
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Kings Plaza

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	BBBsf/NR/BB(sf)		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$75,000,000		Location:	Brooklyn, NY
	Cut-off Date Balance(1):	$75,000,000		Size:	811,797 SF
	% of Initial Pool Balance:	4.6%		Cut-off Date Balance Per SF(1):	$599.90
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$599.90
	Borrower Sponsor:	The Macerich Partnership, L.P.		Year Built/Renovated:	1969 / 2018
	Guarantor:	The Macerich Partnership, L.P.		Title Vesting(5):	Fee / Leasehold
	Mortgage Rate:	3.3588%		Property Manager:	Self-managed
	Note Date:	December 3, 2019		Current Occupancy (As of):	96.7% (10/31/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	97.9%
	Maturity Date:	January 1, 2030		YE 2017 Occupancy:	96.6%
	IO Period:	120 months		YE 2016 Occupancy:	95.2%
	Loan Term (Original):	120 months		YE 2015 Occupancy:	92.3%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$900,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$1,108.65
	Call Protection(2):	L(25),GRTR 1% or YM(90),O(5)		As-Is Appraisal Valuation Date:	October 17, 2019
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1)(3):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($412,000,000); Mezzanine ($53,000,000)		TTM 9/30/2019 NOI:	$47,457,344
				YE 2018 NOI:	$42,088,187
				YE 2017 NOI:	$39,436,748
				YE 2016 NOI:	$42,598,711
				U/W Revenues:	$81,045,187
				U/W Expenses:	$28,959,381
Escrows and Reserves(4)				U/W NOI:	$52,040,925
	Initial	Monthly	Cap	U/W NCF:	$50,905,970
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1)(3):	3.13x / 3.06x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1)(3):	10.7% / 10.5%
Replacement Reserve	$0	Springing	(4)	U/W Debt Yield at Maturity based on NOI/NCF(1)(3):	10.7% / 10.5%
TI/LC	$0	Springing	(4)	Cut-off Date LTV Ratio(1)(3):	54.1%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity(1)(3):	54.1%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$487,000,000	90.2%	Loan payoff(6)	$428,649,060	79.4%
Mezzanine loan	53,000,000	9.8	Closing costs	6,113,399	1.1
			Return of equity	105,237,541	19.5
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)

The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Kings Plaza Whole Loan (as defined below).

(2)

The Kings Plaza Borrower (as defined below) has the right to prepay the Kings Plaza Whole Loan in full, together with a yield maintenance premium equal to the greater of yield maintenance or 1% of the outstanding principal balance, at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Kings Plaza Whole Loan to be securitized and (b) February 1, 2023. The assumed lockout period of 25 payments is based on the closing date of this transaction in February 2020.

(3)

The equity interest in the Kings Plaza Borrower has been pledged to secure mezzanine indebtedness with an outstanding principal balance of $53,000,000 (the “Kings Plaza Mezzanine Loan”). The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF DSCR, and Cut-off Date LTV Ratio based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan are $665, 9.6%, 1.73x, and 60.0%, respectively. See “Additional Secured Indebtedness (not including trade debts)” below.

(4)	See “Escrows” section below.
(5)	A portion of the Kings Plaza Property totaling approximately 10,278 square feet is subject to a ground lease with the City of New York (see “Ground Lease” section below).
(6)	The Kings Plaza Property was previously securitized in the GSMS 2013-KING securitization trust.

The Mortgage Loan. The mortgage loan (the “Kings Plaza Mortgage Loan”) is part of a whole loan (the “Kings Plaza Whole Loan”) that is evidenced by 12 pari passu promissory notes in the aggregate original principal amount of $487,000,000. The Kings Plaza Whole Loan is secured by a first priority fee mortgage encumbering the fee simple and leasehold interests in a super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan was co-originated on December 3, 2019 by Wells Fargo Bank, National Association (“Wells Fargo”), Société Générale Financial Corporation (“SocGen”) and JPMorgan Chase Bank, National Association (“JPMorgan”). The Kings Plaza Mortgage Loan is evidenced by the non-controlling promissory notes A-3-1 and A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

3-4. The remaining notes are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The Kings Plaza Whole Loan is expected to be initially serviced pursuant to a pooling and servicing agreement related to the securitization of one of the remaining notes which is expected to close before this securitization. Following the securitization of the controlling piece, the Kings Plaza Whole Loan will be serviced under the pooling and servicing agreement governing such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$70,000,000	$70,000,000	JPMorgan	(1)
A-1-2	$50,000,000	$50,000,000	JPMorgan	(1)
A-1-3	$30,000,000	$30,000,000	JPMorgan	(1)
A-1-4	$21,108,108	$21,108,108	JPMorgan	(1)
A-2-1	$60,000,000	$60,000,000	SocGen	(1)
A-2-2	$50,000,000	$50,000,000	SocGen	(1)
A-2-3	$35,000,000	$35,000,000	SocGen	(1)
A-2-4	$12,945,946	$12,945,946	SocGen	(1)
A-3-1	$50,000,000	$50,000,000	BANK 2020-BNK25	(1)
A-3-2	$50,000,000	$50,000,000	WFB	(1)
A-3-3	$32,945,946	$32,945,946	WFB	(1)
A-3-4	$25,000,000	$25,000,000	BANK 2020-BNK25	(1)
Total	$487,000,000	$487,000,000

(1)	The Controlling Piece will be determined in a future securitization trust.

The Borrower and Borrower Sponsors. The borrowers are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC (collectively, the “Kings Plaza Borrower”), each organized as a Delaware limited liability company and structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan. The borrower sponsor and non-recourse carve-out guarantor of the Kings Plaza Whole Loan is The Macerich Partnership, L.P. (the “Kings Plaza Guarantor”). The Macerich Partnership, L.P. is part of the parent organization The Macerich Company (“Macerich”). Founded in 1964, Macerich has a portfolio containing 47 properties in 15 states with a large concentration in California, Arizona and New York. Additionally, Macerich (NYSE:MAC), an S&P 500 company, reported total revenues of approximately $960 million as of December 31, 2018 and approximately $9.0 billion in total assets under management.

The Property. The Kings Plaza Property contains 811,797 square feet of a larger four-story super regional mall containing 1,146,035 square feet. Built in 1969 and renovated in 2018, the Kings Plaza Property is situated on a 21.6-acre parcel and also contains a parking garage containing 3,739 spaces, resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet. A portion of the Kings Plaza Property totaling approximately 10,278 square feet is subject to a ground lease with the City of New York as the ground lessor (see “Ground Lease” section below). The Kings Plaza Property was 96.7% occupied as of October 31, 2019 and has averaged 95.4% occupancy since 2012. For the trailing 12-month period ending September 30, 2019, the Kings Plaza Property reported comparable sales for in-line tenants less than 10,000 square feet of approximately $753 per square foot, which is up approximately 2.6% from full year 2018 ($734 per square foot) and 9.9% from full year 2017 ($685 per square foot)(see “Historical Sales” table below).

According to the appraisal, the Kings Plaza Property is the largest enclosed shopping center in Brooklyn. The Kings Plaza Property is anchored by Primark, Best Buy, Lowe’s Home Centers (pursuant to a ground lease), Burlington, JCPenney and Macy’s (Macy’s is not part of the collateral) with additional major tenants including H&M, Old Navy, Zara, ULTA Beauty and Victoria’s Secret. According to the appraisal, the Kings Plaza Macy’s store was selected as one of Macy’s “Growth 100” locations for 2020 where Macy’s is experimenting with new concepts and improving store fixtures and facilities. Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant due to a September 2019 Chapter 11 bankruptcy filing. Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiration date of January 31, 2020.

Since acquiring the property in 2012, the sponsor has invested approximately $290.3 million in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. In mid-2016, the borrower sponsor recaptured the former Sears box and completed an approximately $144.7 million redevelopment with a four-story glass atrium, new façade, exterior improvements and new entry with connections to all four levels. The redeveloped space re-opened in summer 2018 and comprises retailers including Primark (the first location in Brooklyn), Zara, Burlington and JCPenney. In 2014-2015, the Kings Plaza Property underwent approximately $22.0 million in interior renovations, including LED lighting, new flooring, improved ambient lighting, new signage, updated seating areas and security upgrades.

The Kings Plaza Property includes a stand-alone power plant located on the roof, which provides all electricity to the shopping center. Tenants at the Kings Plaza Property purchase their utilities directly from the power plant at prevailing Consolidated Edison (ConEd) rates and due to operating cost efficiencies, expenses are kept below the billed rates. In 2019, the borrower sponsor completed a two-year project totaling approximately $17.5 million, which allowed the power plant to interconnect with the local ConEd grid. This interconnection allows the Kings Plaza Property to export its surplus electric capacity during peak load demands. This system went

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

live in July 2019 and is expected to generate participation revenue as well as operating cost savings through reduced man-hours and engine operation.

The following table presents certain information relating to the tenancy at the Kings Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Non-Collateral Anchor Tenant
Macy’s	BBB/Baa3/BBB-	339,000		ANCHOR-OWNED – NOT PART OF THE COLLATERAL
Anchor Tenants – Collateral
Primark	NR/NR/NR	102,805	12.7%	$35.17	$3,615,390	9.2%	7/31/2038	3, 5-year	N
Best Buy	NR/Baa1/BBB	53,371	6.6%	$52.80	$2,817,989	7.2%	1/31/2032	None	N
Lowe’s Home Centers(3)	NR/Baa1/BBB+	114,000	14.0%	$19.30	$2,200,000	5.6%	5/31/2028	(3)	N
Burlington	BB+/NR/BB+	55,078	6.8%	$22.25	$1,225,485	3.1%	7/31/2028	3, 5-year	N
JCPenney(4)	CCC+/Caa3/CCC	94,895	11.7%	$7.57	$718,054	1.8%	7/31/2038	4, 5-year	N
Total Anchor Tenants		420,149	51.8%	$25.17	$10,576,918	27.0%

Major Tenants
H&M	NR/NR/NR	25,151	3.1%	$88.44	$2,224,409	5.7%	1/31/2024	1, 5-year	N
Old Navy	NR/Baa2/BB	18,256	2.2%	$68.94	$1,258,638	3.2%	1/31/2025	None	N
Zara	NR/NR/NR	33,771	4.2%	$34.22	$1,155,688	2.9%	7/31/2028	1, 5-year	N
ULTA Beauty	NR/NR/NR	10,924	1.3%	$82.50	$901,230	2.3%	10/31/2027	1, 5-year	N
Victoria’s Secret	NR/Ba2/BB-	12,034	1.5%	$69.60	$837,566	2.1%	1/31/2023	None	N
Total Major Tenants		100,136	12.3%	$63.69	$6,377,530	16.3%

Non-Major Tenants(5)		264,831	32.6%	$83.98	$22,239,665	56.7%

Occupied Collateral Total		785,116	96.7%	$49.92	39,194,113	100.0%

Vacant Space(6)		26,681	3.3%

Collateral Total		811,797	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)

Annual U/W Base Rent PSF and Annual U/W Base Rent shown include (i) contractual rent bumps through February 2021 totaling $1,139,421 and (ii) percent-in-lieu totaling $1,189,076 (for three tenants including JCPenney, Charlotte Russe and Parfois). The lender’s underwriting gave separate credit totaling $735,253 for straight-line rent averaging for investment grade tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale (see “Operating History and Underwritten Net Cash Flow” section below).

(3)	Lowe’s Home Centers is subject to a ground lease and owns its improvements.
(4)

Per JCPenney’s lease, the tenant’s base rent is equal to 5.0% of the tenant’s net retail sales. JCPenney’s underwritten base rent is on 5.0% of the tenant’s sales for the 12-month period ending September 30, 2019. JCPenney’s lease commenced in July 2018.

(5)	Includes All Seasons Marine Corp. which is a ground lease tenant and has no underwritten base rent.
(6)

Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010, is currently open for business and has a lease expiring in January 2020. The retailer filed for Chapter 11 bankruptcy in September 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

The following table presents certain information relating to the historical sales at the Kings Plaza Property:

Historical Sales(1)

	2015 (PSF)	2016 (PSF)	2017 (PSF)	2018 (PSF)	TTM September 2019 Sales (Gross)	TTM September 2019 Sales (PSF)	Occupancy Cost(2)
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria’s Secret	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(3)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(4)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(5)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%

Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%

(1)	Information obtained from the borrower and underwritten rent roll.
(2)	Occupancy costs shown are based on each tenant’s actual base rent and reimbursements for the trailing 12-month period ending September 30, 2019.

(3)	JCPenney’s lease commenced in July 2018.

(4)	ULTA Beauty’s lease commenced in October 2017.

(5)	Zara’s lease commenced in September 2018.

The following table presents certain information relating to the lease rollover schedule at the Kings Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent(3)	Annual U/W Base Rent PSF(3)(4)
MTM	1	1,260	0.2%	1,260	0.2%	$0	0.0%	$0.00
2020(5)	40	50,406	6.2%	51,666	6.4%	$3,051,598	7.8%	$60.54
2021	13	21,346	2.6%	73,012	9.0%	$1,511,585	3.9%	$70.81
2022	19	26,624	3.3%	99,636	12.3%	$2,485,936	6.3%	$93.37
2023	13	24,161	3.0%	123,797	15.2%	$2,299,178	5.9%	$95.16
2024	11	43,309	5.3%	167,106	20.6%	$3,868,632	9.9%	$89.33
2025	9	40,150	4.9%	207,256	25.5%	$3,153,268	8.0%	$78.54
2026	13	41,603	5.1%	248,859	30.7%	$3,894,646	9.9%	$93.61
2027	8	29,981	3.7%	278,840	34.3%	$2,567,137	6.5%	$85.63
2028	10	219,491	27.0%	498,331	61.4%	$6,129,071	15.6%	$27.92
2029	13	35,714	4.4%	534,045	65.8%	$3,081,629	7.9%	$86.29
2030	0	0	0.0%	534,045	65.8%	$0	0.0%	$0.00
Thereafter	3	251,071	30.9%	785,116	96.7%	$7,151,433	18.2%	$28.48
Vacant(6)	0	26,681	3.3%	811,797	100.0%	$0	0.0%	NAP
Total/Weighted Average	153	811,797	100.0%			$39,194,113	100.0%	$49.92

(1)	Information obtained from the underwritten rent roll.
(2)

Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)

Annual U/W Base Rent PSF and Annual U/W Base Rent shown include (i) contractual rent bumps through February 2021 totaling $1,139,421 and (ii) percent-in-lieu totaling $1,189,076 (for three tenants including JCPenney, Charlotte Russe and Parfois).

(4)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.
(5)	Includes All Seasons Marine Corp, which is a ground lease tenant at the Kings Plaza Property and has no underwritten base rent.
(6)

Forever 21 currently occupies a 22,828 square foot space at the Kings Plaza Property but was underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 and has a lease expiring in January 2020. The retailer filed for Chapter 11 bankruptcy in September 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

The following table presents historical occupancy percentages at the Kings Plaza Property:

Historical Occupancy(1)

12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	12/31/2018(2)	10/31/2019(3)
92.3%	95.2%	96.6%	97.9%	96.7%

(1)	Occupancy includes all signed leases and specialty leasing greater than 6 months.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll. Current occupancy includes temporary tenants which account for 9,065 square feet at the Kings Plaza Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Kings Plaza Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019(1)	U/W(1)	%(2)	U/W $ per SF
Base Rent	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	46.9%	$46.82
Straight-Line Rent(3)	0	0	0	0	735,253	0.9	0.91
Grossed Up Vacant Space	0	0	0	0	2,227,628	2.7	2.74
Gross Potential Rent	32,606,560	28,991,086	$33,095,904	36,690,592	$40,967,919	50.5%	$50.47
Other Reimbursements	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	38.2	38.14
% in Lieu/Percentage Rent(4)	293,672	201,320	735,279	1,476,667	2,195,355	2.7	2.70
Gross Potential Income	$62,693,955	$57,337,807	$62,255,294	$68,214,717	$74,124,373	91.5%	$91.31
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	0.0	0.00
Vacancy & Credit Loss	0	0	0	0	(3,678,863)(5)	(5.0)	(4.53)
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	3.0	2.97
Power Plant Income	0	0	0	960,000	1,804,680(6)	2.2	2.22
Other Income(7)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	7.9	7.86
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	100.0%	$99.83

Real Estate Taxes	$13,832,938	$10,772,620	$12,489,143	$14,498,321	$15,242,004	18.8%	18.78
Insurance	329,601	266,664	243,524	273,222	320,964	0.4	0.40
Other Operating Expenses	14,997,990	14,447,211	14,863,294	14,086,756	13,441,294(8)	16.6	16.56
Total Operating Expenses	$29,160,529	$25,486,495	$27,595,961	$28,858,298	$29,004,262	35.8%	$35.73

Net Operating Income	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	64.2%	$64.11
Replacement Reserves	0	0	0	0	139,559	0.2	0.17
TI/LC	0	0	0	0	995,395	1.2	1.23
Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	62.8%	$62.71

NOI DSCR(9)	2.56x	2.37x	2.53x	2.85x	3.13x
NCF DSCR(9)	2.56x	2.37x	2.53x	2.85x	3.06x
NOI Debt Yield(9)	8.7%	8.1%	8.6%	9.7%	10.7%
NCF Debt Yield(9)	8.7%	8.1%	8.6%	9.7%	10.5%

(1)

Net Operating Income increased from 2018 to TTM 9/30/2019 and from TTM 9/30/2019 to U/W partially due to (i) leasing activity in 2018 representing 314,661 square feet of rentable area and approximately $9.2 million of base rent (including tenants related to the redevelopment of the former Sears space), (ii) leasing activity in 2019 representing 39,044 square feet of rentable area and approximately $2.5 million of base rent, (iii) Power Plant Income related to the power plant operated at the Kings Plaza Property that went live in July 2019, and (iv) utility cost savings related to the power plant operated at the Kings Plaza Property (see “The Property” section above).

(2)	Represents (i) percent of Gross Potential Income for Vacancy & Credit Loss and (ii) percent of Effective Gross Income for all other fields.

(3)

Represents straight-line rent averaging credit through the lesser of the loan term and remaining lease term for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	Includes percent-in-lieu totaling $1,189,076 for JCPenney, Charlotte Russe and Parfois per the tenants’ leases as well as overage percentage rent totaling $1,006,279 related to 11 tenants.

(5)	The underwritten economic vacancy is 5.0%. The Kings Plaza Property was 96.7% physically occupied as of October 31, 2019.

(6)	Power Plant Income is underwritten to the borrower sponsor’s 2020 projection. The power plant system went live in July 2019 (see “The Property” section above).

(7)	Other Income includes business development, storage income, ground rent income, parking income and other miscellaneous income.

(8)	U/W Other Operating Expenses are lower than TTM 9/30/2019 partially due to underwritten cost savings related to the power plant operated at the Kings Plaza Property (see “The Property” section above).

(9)	Metrics shown are based on the Kings Plaza Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Appraisal. The appraiser concluded to an “as-is” Appraised Value of $900,000,000 as of October 17, 2019.

Environmental Matters. Based on a Phase I environmental report dated November 22, 2019, the environmental consultant did not identify any recognized environmental conditions at the Kings Plaza Property.

Market Overview and Competition. The Kings Plaza Property is situated at the intersection of Flatbush Avenue and Avenue U in Brooklyn, New York. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and 10.6 miles southwest of the John F. Kennedy International Airport. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively; and the average household income within the same radii was approximately $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party market research report, as of the fourth quarter of 2019, the New York retail market had an inventory of approximately 593.4 million square feet with a 4.0% vacancy rate and average asking rents of $42.34 per square foot. As of August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square foot with a 3.1% vacancy rate and average asking rents of approximately $42.31 per square foot.

The following table presents certain information relating to the primary competition for the Kings Plaza Property:

Competitive Set(1)
	Distance to Subject (mi.)	Property Type	Year Built/ Renovated	Total GLA	Total Occupancy	Sales per square foot	Anchors
Kings Plaza	--	Super Regional Mall	1969/2018	811,797	96.7%(2)	$753(3)	Macy’s (non-collateral), Lowe’s Home Centers, Primark, JC Penney, Burlington, Best Buy, Forever 21, H&M, Zara
Primary Competition
Gateway Center I & II	6.4	Power Center	2001/NAP	1,200,000	97.0%	$450	BJ’s Wholesale Club, Burlington, Home Depot, JC Penney, Shoprite, Target
Queens Center	16.4	Super Regional Mall	1973/2004	1,172,180	99.0%	$1,430	JC Penney, Macy’s
Green Acres Mall	14.3	Super Regional Mall	1956/2016	2,075,000	96.0%	$615	JC Penney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	19.0	Super Regional Mall	1972/2018	1,700,000	92.0%	NAV	JC Penney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	28.7	Super Regional Mall	1956/2014	2,330,000	97.0%	$1,200	Bloomingdales, Dick’s Sporting Goods, JC Penney, Macy’s, Neiman Marcus, Nordstrom

(1)	Information obtained from the appraisal.

(2)	Occupancy as of October 31, 2019.

(3)	Represents comparable in-line sales for stores less than 10,000 square feet for the trailing 12-month period ending September 30, 2019.

Escrows.

Real Estate Taxes – The Kings Plaza Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months upon (i) the occurrence and continuance of a Cash Trap Event Period (see “Lockbox and Cash Management” section below) and (ii) the Kings Plaza Borrower failing to deliver evidence reasonably satisfactory to the lender that all taxes have been paid in a timely manner.

Insurance – The Kings Plaza Whole Loan documents require ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months upon (i) the occurrence and continuance of a Cash Trap Event Period and (ii) the Kings Plaza Borrower failing to deliver evidence reasonably satisfactory to the lender that all insurance premiums have been paid in a timely manner.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly replacement reserve deposits equal to the gross leasable area of the Kings Plaza Property (excluding the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12 (subject to a cap of 24 months’ collection).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

TI/LC Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly TI/LC reserve deposits equal to the gross leasable area of the Kings Plaza Property multiplied by $1.50 and divided by 12 (subject to a cap of 24 months’ collection).

Ground Rent Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the Kings Plaza Whole Loan documents require ongoing monthly deposits equal to one-twelfth of the annual amounts due by the King Plaza Borrower, as applicable, under the ground leases (see “Ground Lease” section below).

Lockbox and Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Kings Plaza Borrower was required at loan origination to deliver tenant direction letters to the tenants at the Kings Plaza Property to deposit all rents and payments directly into a lender-controlled lockbox account. In addition, Kings Plaza Energy LLC (“KPE”) is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE. The Kings Plaza Borrower, the related managers, and KPE are required to deposit any additional funds received into the applicable lockbox account within three business days of receipt. As long as no Cash Trap Event Period (as defined below) is continuing, all funds deposited into each lockbox account are required to be transferred to or at the direction of the Kings Plaza Borrower. Upon the commencement of a Cash Trap Event Period, all funds on deposit in the lockbox accounts are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default under the Kings Plaza Whole Loan;

(ii)	the commencement of a Low Debt Service Period (as defined below); or

(iii)	the occurrence of an event of default under the Kings Plaza Mezzanine Loan (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the Low Debt Service Period has ended; or

●	with regard to clause (iii), the lender has received notice from the applicable mezzanine lender that no event of default under the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” will commence upon the earlier of the following:

(i)	the net cash flow DSCR (based on a hypothetical 30-year amortization term) under the Kings Plaza Whole Loan being less than 1.43x, or
(ii)	the combined DSCR (based on a hypothetical 30-year amortization term) under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan being less than 1.25x.

A “Low Debt Service Period Cure” will occur upon the occurrence of the following:

●	with regard to clause (i) above, the amortizing DSCR under the Kings Plaza Whole Loan being equal to or greater than 1.48x for two consecutive calendar quarters, or
●

with regard to clause (ii) above, the combined amortizing DSCR under the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers.

Partial Release. Provided no event of default is ongoing, the Kings Plaza Borrower has the right to transfer and obtain a release of all or a portion of the parking garage structure, provided that, among other conditions outlined in the loan documents:

●	the release parcel is transferred to an affiliate of the Kings Plaza Borrower;
●	the Kings Plaza Borrower certifies to the lender that the release will not materially and adversely affect the use, value or revenue produced by the remaining improvements at the Kings Plaza Property;
●	the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount (other than temporary loss of net revenue during any construction);
●	the remaining Kings Plaza Property constitutes a separate tax lot;
●	the number of parking spaces at the Kings Plaza Property is not reduced below the number of parking spaces required to satisfy zoning requirements;
●	the Kings Plaza Borrower certifies that the development of the release parcel will not materially impair the use of and/or the access to the garage by customers of the mall; and
●

the development of the release parcel is restricted to the development for a non-retail use, provided, however, that up to 10% of the gross leasable area of the completed development may be used for retail purposes, provided, further, that none

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

of the Kings Plaza Borrower (not any affiliate) or Kings Plaza Guarantor shall cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the release parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Super Regional Mall	Loan #6	Cut-off Date Balance:	$75,000,000
5100 Kings Plaza	Kings Plaza	Cut-off Date LTV:	54.1%
Brooklyn, NY 11234		U/W NCF DSCR:	3.06x
		U/W NOI Debt Yield:	10.7%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Kings Plaza Loan, JPMorgan, SocGen and WFB funded a mezzanine loan in the amount of $53,000,000 (the “Kings Plaza Mezzanine Loan”), which is held by Prima Capital Advisors LLC. The Kings Plaza Mezzanine Loan is secured by the pledge of the equity interest in the Kings Plaza Borrower and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule.

Mezzanine Debt Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Kings Plaza Mezzanine Loan	$53,000,000	6.00000%	120	(1)	60	1.73x	9.6%	60.0%

(1)	Following a five-year interest only period, the Kings Plaza Mezzanine Loan will fully amortize by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule.

Ground Lease. A portion of the Kings Plaza Property, comprising the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of approximately 10,278 square feet, is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the Kings Plaza Borrower exercised its first of five 10-year extension options. Three 10-year, and one 9-year extension options remain with a fully-extended expiration date of May 28, 2067. The current annual ground rent payment is $122,957 through the payment date occurring in May 2028, at which point the ground rent will reset to $147,548 through the payment date in May 2038. All Seasons Marine Corp. (the “Ground Lease Subtenant”) currently subleases the Marina Building from the Kings Plaza Borrower. The initial ground sublease term expired in 2005, subsequent to which the Ground Lease Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Ground Lease Subtenant.

Terrorism Insurance. The Kings Plaza Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Kings Plaza Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Kings Plaza Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the casualty and business interruption coverage).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

1412 Broadway

25
Elsie Rooftop 2,246 SF 6/2031
24
Parkwood Pictures Ent. 13,095 SF 1/2022
23
Quartet Financial 5,403 SF 3/2020
Quartet Financial 1,322 SF 3/2020
Oberon Management 5,457 SF 4/2022
FDI Logbox 1,974 SF 3/2022
22
Workville 14,374 SF 4/2023
21
Workville 14,000 SF 1/2026
20
Outerstuff Ltd. 16,809 SF 4/2022
19
Outerstuff Ltd. 16,150 SF 4/2022
18
Outerstuff Ltd. 17,500 SF 4/2022
17
Securitas 17,500 SF 3/2021
16
Jack Rogers 7,770 SF 4/2020
Jade Apparel 2,350 SF 6/2021
Seneca Construction 3,829 SF 12/2022
Mon Cheri Baby 1,066 SF 3/2020
Vacant 1,856 SF
15
JEM Accessories 1,455 SF 1/2021
C&B Fashion 1,665 SF 8/2020
Centana 2,111 SF 11/2020
Vertical Design 5,270 SF 2/2022
Titan Consulting Group 2,396 SF 12/2022
JS 1412 Corp 1,241 SF 7/2022
Seven Islands 1,049 SF MTM
Vacant 1,134 SF
14
B Tween LLC 5,577 SF 2/2028
AKI Technologies 6,100 SF 11/2022
Aquarius Showroom 3,516 SF 3/2020
Mark Edwards 2,782 SF 4/2022
12
Group JS International 9,376 SF 7/2020
Page Brook 3 1,875 SF MTM
Group JS International 4,000 SF 7/2020
11
N.I. Teijin Shoji USA 12,422 SF 5/2022
Raymond Schwartzberg 2,845 SF 1/2020
Corber Textile Group 1,159 SF 4/2020
Premium Lounge USA 1,432 SF MTM
New York Popular 1,342 SF 11/2020
Vacant 1,150 SF
10
Escada (Sublease to Kahn Lucas Lancaster) 17,665 SF 9/2020
9
Escada (Sublease to Kasper Group) 17,665 SF 9/2020
8
Kasper Group 17,748 SF 8/2025
7
Sterling National Bank 8,872 SF 4/2025
One Step Up 12,126 SF 12/2024
6
Kasper Group 21,000 SF 8/2025
5
Kasper Group 21,000 SF 8/2025
4
Management Office 7,385 SF
Sport Elle 6,314 SF 12/2021
HSL Architects 594 SF 5/2020
GEO Norway 1,657 SF 2/2022
DEOW 500 SF 11/2022
Ile Clothing 2,169 SF 10/2023
XFC 2,050 SF 8/2020
Cornerstone Land Abstra 1,615 SF 11/2022
Fab Trends 6,454 SF 11/2022
3
One Step Up 20,339 SF 12/2024
2
One Step Up 20,340 SF 12/2024
1
Vacant 4,000 SF
StubHub 1,908 SF 12/2025
Apple Nail Salon 801 SF 2/2022
Roman Shoe Repair 304 SF 4/2021
Cook Eatery 2,910 SF 1/2032
Vacant 1,560 SF
123 West 37th Rest. Corp. 2,311 SF 5/2021
BA
123 West 39th 602 SF 5/2021
Apple Nail Salon 280 SF 2/2030
Building Storage 549 SF
Cook Eatery 1,845 SF 2/2030
Outerstuff Ltd. 542 SF 2/2030
Roman Shoe Repair 106 SF 2/2030
StubHub 5,587 SF 2/2030
Vacant
Building
MTM
2020 – 2021
2022 – 2023
2024 – 2025
2026+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

1412 Broadway
1412 Broadway
New York, NY 10018
Midtown
Theatre
District
Midtown
West
Midtown
East
Bryant
Park
New York
Public
Library
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 41st St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32rd St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Broadway
50TH ST.
49TH ST.
ROCKE-
FELLER
CTR.
TIMES
SQUARE
42ND ST./
PORT AUTHORITY
TIMES SQ.
SHUTTLE
TIMES SQ.
42ND ST./
BRYANT PARK
5TH AVE.
42ND ST.
34TH ST./
PENN STATION
HERALD
SQUARE
PENN
STATION
N Q R W
Gershwin
Theatre
Paramount
Plaza
The
Michelangelo
Time-
Life
Building
One
Worldwide
Plaza
Amsterdam
Court
Ambassador
Theatre
Exxon
Building
The Eugene
O'Neill Theater
Hilton
Garden Inn
Times Sq.
Crowne
Plaza
Belvedere
Hotel
McGraw-
Hill
Building
Longacre
Theatre
Morgan
Stanley
Bldg.
Barrymore
Theatre
Renaissance
NY Times
Square
Cort
Theatre
News
Corp.
Building
The Brooks
Atkinson
Theatre
The Lunt-
Fontanne
Theatre
Paramount
Hotel
Sanctuary
Hotel
Palace
Theatre
The Marquis
Theatre
Marriott
Marquis
Lyceum
Theatre
Americas
Tower
Comfort Inn
Times Square
West
Majestic
Theater
Shubert
Theatre
Viacom
Intl.
The Minskoff
Theatre
Hudson
Theatre
1155 Ave.
of the
Americas
Sofitel
Iroquois
New York
Harvard
Club
Gotham
Hotel
Brooks
Bros.
InterContinental
New York
Times Sq.
Paramount
Communications
Royalton
Hotel
Cornell
Club
The
Westin
Hotel
Carter
Condé
Nast Bldg.
(4 Times Sq.)
Bank of
America
Tower
Cinemax
W.R.
Grace
Building
SUNY
College of
Optometry
500
Fifth
Avenue
Hilton
Times
Square
New
Amsterdam
Theatre
Hilton
Garden
Inn
Bryant
Theatre
Port Authority
Bus Terminal
New York
Times
Building
Comfort Inn
Times Square
South
Bryant
Park
Hotel
HSBC
Tower
Renaissance Inn
NY Manhattan/
Times Square
Courtyard NY
Manhattan/
Times Square
West
Midtown
Station Post
Office
Lefcourt
Normandie
Bldg.
Marriott
Vacation
Club Pulse
Fairfield Inn
& Suites
400
Fifth
Avenue
DoubleTree
by Hilton
Times Sq. South
The
Langham
TRYP by
Wyndham
Times Sq. South
Hilton Garden
Inn NY/
W. 35th St.
Hotel
Metro
Manhattan
Center
The
New
Yorker
Hotel
Nelson
Tower
Regency
Inn & Suites
Macy's
CUNY
Graduate
Center
Fairfield
Inn & Suites
Midtown Manhattan/
Penn Station
One Penn
Plaza
General
Post Office
Madison
Square
Garden
Penn
Station
Hotel
Pennsylvania
Manhattan
Mall
Hotel
Stanford
The Hotel
@ Fifth Ave.
Upper
West
Side
Upper
East
Side
Astoria
Central
Park
QUEENS
West
New York
North
Bergen
Weehawken
West
Side
East
Side
Long
Island City
Union
City
Midtown
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Greenwich
Village
Hoboken
NEW
JERSEY
SoHo
Little
Italy
Lower
East Side
Tribeca
Chinatown
JERSEY
CITY
BROOKLYN
Brooklyn
Heights
Park
Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – 1412 Broadway

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$70,000,000		Location:	New York, NY
	Cut-off Date Balance(1):	$70,000,000		Size:	421,396 SF
	% of Initial Pool Balance:	4.3%		Cut-off Date Balance Per SF(1):	$498.34
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$498.34
	Borrower Sponsors:	Isaac Chetrit; Eli Chetrit; Raizada Vaid; Jacob Aini		Year Built/Renovated:	1926/2012
	Guarantors:	Isaac Chetrit; Eli Chetrit; Raizada Vaid; Jacob Aini		Title Vesting:	Fee
	Mortgage Rate:	3.6100%		Property Manager:	1412 Management LLC (borrower-related)
	Note Date:	November 25, 2019		Current Occupancy (As of):	95.2% (11/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	97.6%
	Maturity Date:	December 1, 2029		YE 2017 Occupancy:	95.0%
	IO Period:	120 months		YE 2016 Occupancy:	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	NAP		Appraised Value:	$360,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$854.30
	Call Protection(2):	L(26),D(89),O(5)		Appraisal Valuation Date:	October 1, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (9/30/2019):	$16,486,637
	Additional Debt Type (Balance)(1):	Pari Passu ($140,000,000)		YE 2018 NOI:	$16,643,199
				YE 2017 NOI:	$14,043,950
				YE 2016 NOI:	$13,636,613
				U/W Revenues:	$24,681,662
				U/W Expenses:	$8,886,630
Escrows and Reserves(3)				U/W NOI:	$15,795,032
	Initial	Monthly	Cap	U/W NCF:	$14,764,726
Taxes	$395,861	$395,861	N/A	U/W DSCR based on NOI/NCF(1):	2.05x / 1.92x
Insurance	$28,560	$28,560	N/A	U/W Debt Yield based on NOI/NCF(1):	7.5% / 7.0%
Recurring Replacements	$0	$6,991	$251,670	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.5% / 7.0%
TI/LC	$2,000,000	Springing	$2,000,000	Cut-off Date LTV Ratio(1):	58.3%
Free Rent	$1,743,133	$0	N/A	LTV Ratio at Maturity(1):	58.3%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$210,000,000	100.0%	Loan Payoff	$145,311,576	69.2%
			Return of Equity	53,746,155	25.6
			Closing Costs	6,774,716	3.2
			Reserves	4,167,553	2.0
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)

The 1412 Broadway Mortgage Loan (as defined below) is a part of the 1412 Broadway Whole Loan (as defined below) with an original aggregate principal balance of $210,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 1412 Broadway Whole Loan.

(2)

Defeasance of the 1412 Broadway Whole Loan is permitted at any time after the earlier of (i) June 1, 2023, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the 1412 Broadway Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in February 2020.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan.  The mortgage loan (the “1412 Broadway Mortgage Loan”) is part of a whole loan (the “1412 Broadway Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $210,000,000. The 1412 Broadway Whole Loan is secured by a first priority fee mortgage on a 421,396 SF office tower located in New York, New York (the “1412 Broadway Property”).

The 1412 Broadway Mortgage Loan is evidenced by the non-controlling promissory Note A-2 in the original principal amount of $70,000,000. The controlling promissory Note A-1 and the non-controlling promissory Note A-3 (collectively, the “1412 Broadway Pari Passu Companion Loans”) are in the aggregate original principal amount of $140,000,000. Note A-1 has been contributed to the BANK 2019-BNK24 securitization trust. Note A-3 is currently held by Morgan Stanley Bank, N.A. and is expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The 1412 Broadway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK24 securitization trust. See “Description of the Mortgage Pool—The Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

Loans—The Non-Serviced Pari Passu Whole Loans“ and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$100,000,000	$100,000,000	BANK 2019-BNK24	Yes
A-2	$70,000,000	$70,000,000	BANK 2020-BNK25	No
A-3	$40,000,000	$40,000,000	MSBNA	No
Total	$210,000,000	$210,000,000

The Borrowers and the Borrower Sponsors. The borrowers are Chetrit 1412 LLC (50%), 1412-1416 RSVP DE LLC (25%) and 1412 BH DE LLC (25%), as tenants-in-common (collectively, the “1412 Broadway Borrower”), each of which has one independent director. Isaac Chetrit, Eli Chetrit, Raizada Vaid and Jacob Aini are the borrower sponsors and the non-recourse carveout guarantors. The entities comprising the 1412 Broadway Borrower are owned by various members of the Chetrit, Aini and Vaid families. Jacob Aini has been in the real estate business for over 25 years. He has owned seven retail locations in New York and owns over 40 real estate assets comprised of partnerships and sole proprietorships. Isaac Chetrit and Eli Chetrit have acquired and currently manage a portfolio consisting of approximately one million SF of office space in Manhattan and 300,000 SF of retail and commercial space located in Brooklyn and Queens. Raizada Vaid is a businessman with numerous holdings and franchises and is the Chief Executive Officer of Fantasia World Inc., a costume jewelry company. In 2004, Mr. Vaid expanded his wholesale jewelry business to include retail stores.

The Property.  The 1412 Broadway Property is a Class B, 24-story office property totaling 421,396 SF including ground floor and roof retail space, on an approximately 0.41-acre site located in the garment district of Manhattan in New York City. The 1412 Broadway Property was built in 1926 and renovated from 2007-2012. The capital expenditure totaled approximately $14 million and included selective replacement of windows on the upper floors, installation of a new curtain wall and cooling tower, elevator modernization, and lobby, common corridor and Cycle 7 façade upgrades. Floor plans above the second floor are nearly identical and the majority of the spaces are multi-tenanted. The lobby of the 1412 Broadway Property is accessible via Broadway and a freight entrance is located on 39th Street. The grade level retail spaces have frontage along both Broadway and West 39th Street. The 1412 Broadway Property was 95.2% leased as of November 1, 2019 to 53 tenants. Other than the three largest tenants, no tenant accounts for more than 8.1% of the underwritten base rent. Three tenants, Workville, Elsie Rooftop and ILE Clothing, comprising 7.8% of NRA and 9.8% of underwritten rent, are affiliates of the 1412 Broadway Borrower.

Major Tenants.

Kasper Group (77,413 SF, 18.4% of NRA, 19.5% of underwritten rent).  Kasper Group is an apparel company offering work attire and special occasion attire for women. 59,748 SF are leased under a direct lease with a rental rate of $56.65 PSF and an expiration date of August 1, 2025, with no renewal options remaining. Kasper Group is currently subleasing the remaining 17,665 SF (4.2% of NRA and 3.4% of underwritten rent) of the 77,413 SF from Escada at $41.68 PSF, which sublease has a lease expiration of September 1, 2020. The subleased space was underwritten to the sublease rent at $41.68 PSF (which is less than the prime lease rent for such space). The Kasper Group lease provides for free rent in July and August of each year of the lease term, which has been reserved for.

One Step Up (52,805 SF, 12.5% of NRA, 10.4% of underwritten rent).  One Step Up is a wholesale apparel company that designs, manufactures and distributes outerwear for women and children. The company supplies to retail stores in the United States, and also distributes globally to Canada, Mexico, Brazil, Europe, Asia and Australia. One Step Up has a lease expiration date of December 1, 2024 and has no renewal options remaining.

Outerstuff Ltd. (51,001 SF, 12.1% of NRA, 11.5% of underwritten rent).  Outerstuff Ltd. is a manufacturer and provider of licensed youth sports apparel for brands such as the NFL, MLB, NBA, NHL, MLS, US Olympic Committee, and more than 200 colleges and universities. Outerstuff Ltd.  leases 50,459 SF of office space and 542 SF of basement space. Outerstuff Ltd. has a lease expiration date of April 1, 2022 for the office space and February 1, 2030 for the basement space, and has one, five-year renewal option remaining. Outerstuff Ltd. has the one-time option to terminate its lease with respect to all or any portion of the 19th floor space (16,150 SF),  provided that no event of default has occurred and is continuing under its lease, it provides notice not less than 12 months prior to termination and it pays a termination fee.

Workville (28,374 SF, 6.7% of NRA, 8.1% of underwritten rent).  Workville is a co-working space, offering private offices and open workspaces at the 1412 Broadway Property. Workville leases 14,000 SF on the 21st floor and 14,374 SF on the 22nd floor. Workville has a lease expiration date of January 1, 2026 and April 1, 2023 for the 21st floor space and 22nd floor space, respectively, and has no renewal options remaining. Workville is an affiliate of the 1412 Broadway Borrower.

Kahn Lucas Lancaster (17,665 SF, 4.2% of NRA, 3.3% of underwritten rent).  Kahn Lucas Lancaster is an apparel company with headquarters in New York, New York. Kahn Lucas Lancaster was established in 1889 and founded girls fashion lines Emily West, Youngland, Bloome and Sweet Heart Rose. Kahn Lucas Lancaster is subleasing all of its space from Escada at $39.98 PSF, with a sublease expiration date of September 1, 2020. The subleased space was underwritten to the sublease rent at $39.98 PSF (which is less than the prime lease rent for such space).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

The following table presents certain information relating to the major tenants at the 1412 Broadway Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Kasper Group(2)	NR/NR/NR	77,413	18.4%	$53.23	$4,120,949	19.5%	Various	N	N
One Step Up	NR/NR/NR	52,805	12.5%	$41.78	$2,205,991	10.4%	12/1/2024	N	N
Outerstuff Ltd.(3)	NR/NR/NR	51,001	12.1%	$47.58	$2,426,574	11.5%	Various	1, 5-year	Y
Workville(4)	NR/NR/NR	28,374	6.7%	$60.56	$1,718,353	8.1%	Various	N	N
Kahn Lucas Lancaster(5)	NR/NR/NR	17,665	4.2%	$39.98	$706,200	3.3%	9/1/2020	N	N
Total Major Tenants		227,258	53.9%	$49.19	$11,178,067	52.8%

Non-Major Tenants		173,802	41.2%	$57.55	$10,001,925	47.2%

Occupied Collateral Total		401,060	95.1%	$52.81	$21,179,992	100.0%

Vacant Space		20,336	4.8%

Collateral Total		421,396	100.0%

(1)	Information is based on the underwritten rent roll as of November 1, 2019.

(2)

Kasper Group leases 59,748 SF under a direct lease with a rental rate of $56.65 PSF and an expiration date of August 1, 2025. Kasper Group is currently subleasing the remaining 17,665 SF (4.2% of NRA and 3.5% of underwritten rent) of the 77,413 SF from Escada at a rental rate of $41.68 PSF, with a sublease expiration of September 1, 2020. The $53.23 Annual UW Rent PSF is the blended rate (i.e. it reflects the direct lease rate of $56.65 PSF for the direct leased space and the sublease rate of $41.68 PSF for the subleased space). The subleased space was underwritten to the sublease rent at $41.68 PSF (which is less than the prime lease rent for such space). The Kasper Group lease provides for free rent in July and August of each year of the lease term, which has been reserved for.

(3)

Outerstuff, Ltd. leases 50,459 SF of office space, which has a lease expiration date of April 1, 2022 and 542 SF of basement space, which has a lease expiration of February 1, 2030. Outerstuff, Ltd. has the one-time option to terminate its lease with respect to all or any portion of the 19th floor space (16,150 SF), provided that no event of default has occurred and is continuing under its lease, it provides notice not less than 12 months prior to termination and it pays a termination fee.

(4)

Workville leases 14,000 SF on the 21st floor and 14,374 SF on the 22nd floor. Workville has a lease expiration date of January 1, 2026 and April 1, 2023 for the 21st floor space and 22nd floor space, respectively. Workville is an affiliate of the 1412 Broadway Borrower.

(5)

Kahn Lucas Lancaster is subleasing all of its space from Escada at $39.98 PSF. The subleased space was underwritten to the sublease rent at $39.98 PSF (which is less than the prime lease rent for such space).

The following table presents certain information relating to the lease rollover schedule at the 1412 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	4,356	1.0%	4,356	1.0%	$199,107	0.9%	$45.71
2020	11	69,113	16.4%	73,469	17.4%	$3,390,206	16.0%	$49.05
2021	6	30,636	7.3%	104,105	24.7%	$1,768,401	8.3%	$57.72
2022	16	116,052	27.5%	220,157	52.2%	$5,761,295	27.2%	$49.64
2023	2	16,543	3.9%	236,700	56.2%	$908,945	4.3%	$54.94
2024	1	52,805	12.5%	289,505	68.7%	$2,205,991	10.4%	$41.78
2025	3	70,528	16.7%	360,033	85.4%	$4,720,926	22.3%	$66.94
2026	1	14,000	3.3%	374,033	88.8%	$901,460	4.3%	$64.39
2027	0	0	0.0%	374,033	88.8%	$0	0.0%	$0.00
2028	1	5,577	1.3%	379,610	90.1%	$315,937	1.5%	$56.65
2029	0	0	0.0%	379,610	90.1%	$0	0.0%	$0.00
2030	6	8,909	2.1%	388,519	92.2%	$0	0.0%	$0.00
Thereafter	3	12,541	3.0%	401,060	95.2%	$1,007,724	4.8%	$80.35
Vacant	0	20,336	4.8%	421,396	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	53	421,396	100.0%			$21,179,992	100.0%	$52.81

(1)	Information is based on the underwritten rent roll as of November 1, 2019.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

The following table presents historical occupancy percentages at the 1412 Broadway Property:

Historical Occupancy

2017(1)	2018(1)	11/1/2019(2)
95.0%	97.6%	97.7%

(1)	Information obtained from the Borrower.

(2)	Information based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1412 Broadway Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	%(1)	U/W $ per SF
Base Rent	$19,153,488	$20,076,624	$22,093,323	$21,904,363	$24,061,997	87.0%	$57.10
Rent Steps	0	0	0	0	647,877	2.3	1.54
Straight Line Rent	0	0	0	0	43,358	0.2	0.10
Gross Potential Rent	$19,153,488	$20,076,624	$22,093,323	$21,904,363	$24,753,232	89.5%	$58.74
Reimbursements(2)	1,655,765	1,772,790	2,381,564	2,586,311	2,870,065	10.4	6.81
Other Income	38,983	12,489	26,335	29,605	35,719	0.1	0.08
Net Rental Income	$20,848,236	$21,861,903	$24,501,222	$24,520,279	$27,659,016	100.0%	$65.64
Vacancy	0	0	0	0	(2,977,354)	(12.0)	(7.07)
Effective Gross Income	$20,848,236	$21,861,903	$24,501,222	$24,520,279	$24,681,662	89.2%	$58.57

Real Estate Taxes	4,024,080	4,357,119	4,639,521	4,734,101	4,822,876	19.5%	11.44
Insurance	281,526	281,531	281,532	282,405	365,064	1.5	0.87
Management Fee	0	0	0	0	740,450	3.0	1.76
Other Operating Expenses(3)	2,906,016	3,179,304	2,936,969	3,017,136	2,958,240	12.0	7.02
Total Operating Expenses	$7,211,622	$7,817,954	$7,858,022	$8,033,642	$8,886,630	36.0%	$21.09

Net Operating Income	$13,636,613	$14,043,950	$16,643,199	$16,486,637	$15,795,032	64.0%	$37.48
Capital Reserves	0	0	0	0	84,279	0.3	0.20
Tenant Improvements	0	0	0	0	495,390	2.0	1.18
Leasing Commissions	0	0	0	0	650,637	2.6	1.54
Upfront TI/LC Reserve	0	0	0	0	(200,000)	(0.8)	(0.47)
Net Cash Flow	$13,636,613	$14,043,950	$16,643,199	$16,486,637	$14,764,726	59.8%	$35.04

NOI DSCR(4)	1.77x	1.83x	2.17x	2.14x	2.05x
NCF DSCR(4)	1.77x	1.83x	2.17x	2.14x	1.92x
NOI Debt Yield(4)	6.5%	6.7%	7.9%	7.9%	7.5%
NCF Debt Yield(4)	6.5%	6.7%	7.9%	7.9%	7.0%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, and (iii) percent of Effective Gross Income for all other fields.

(2)	The increase in U/W Total Recoveries from TTM 9/30/2019 is due to the inclusion of utility reimbursements.

(3)

The increase in UW Other Expenses from TTM 9/30/2019 is due to the inclusion of a 3% management fee, equal to $740,450. The 1412 Broadway Property is self-managed and historical operating statements did not include a management fee.

(4)	The debt service coverage ratios and debt yields shown are based on the 1412 Broadway Whole Loan.

Appraisal.  The appraiser concluded to an “as-is” value as of October 1, 2019 of $360,000,000

Environmental Matters.  According to the Phase I environmental site assessment dated October 22, 2019, there was no evidence of any recognized environmental conditions at the 1412 Broadway Property.

Market Overview.  The 1412 Broadway Property is located in New York, New York, approximately three blocks from the Times Square subway station, which has 11 subway lines, and also approximately one block from the Bryant Park subway station, which has an additional five subway lines.  Furthermore, the 1412 Broadway Property is located in close proximity to Penn Station, Port Authority Bus Terminal, and Grand Central Terminal, providing access for both commuters and local residents. The 1412 Broadway Property is located in the Times Square South office submarket of the Midtown office market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Times Square South office submarket was approximately 5.1%, with average asking rents of $57.70 PSF and inventory of approximately 35.5 million SF. According to the appraisal, as of the second quarter of 2019, the Midtown office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

market has average asking rents of $82.27 PSF and inventory of approximately 283 million SF. According to the appraisal, the 2018 population within a half-, one- and one and a half-mile radius of the 1412 Broadway Property was 22,460, 199,380 and 380,361, respectively.  The 2018 average household income within the same half-, one- and one and a half-mile radius was $165,220, $169,183 and $180,374, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1412 Broadway Property:

Market Rent Summary

	Office 2-9 Space	Office 10-19 Space	Office 20-24 Space	Broadway Retail Space	Side Street/Roof Space
Market Rent (PSF)	$54.00	$56.00	$58.00	$375.00	$125.00
Lease Term (Months)	120	120	120	120	120
Lease Type (Reimbursements)	Modified Gross	Modified Gross	Modified Gross	Modified Gross	Modified Gross
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents comparable office leases with respect to the 1412 Broadway Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
1430 Broadway New York, NY	1955	364,000	Life Adjustment	4,236	8/1/2019	85	$53.25	Modified Gross
1407 Broadway New York, NY	1950	1,118,834	Amore Pacific	24,714	6/1/2019	125	$56.85	Modified Gross
1359 Broadway New York, NY	1924	-	NYS Energy	4,618	8/1/2019	114	$60.00	Modified Gross
1370 Broadway New York, NY	1922	244,883	Collection ’18	16,790	7/1/2019	91	$64.50	Modified Gross
498 Seventh Avenue New York, NY	1920	960,000	Tetra Tech	59,798	4/1/2019	154	$64.50	Modified Gross
25 West 39th Street New York, NY	1907	185,384	The Wing	12,252	3/1/2019	130	$58.00	Modified Gross
1400 Broadway New York, NY	1930	929,405	Signature Bank	20,961	11/1/2018	180	$62.00	Modified Gross
500 Seventh Avenue New York, NY	1922	609,000	WeWork	255,610	3/1/2018	178	$68.00	Modified Gross

Source: Appraisal.

Escrows.

Real Estate Taxes – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $395,861  for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $395,861).

Insurance – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $28,560 for insurance premiums, and ongoing monthly reserve deposits for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially $28,560); provided that such monthly deposits are not required so long as (i) no event of default is continuing, (ii) the insurance coverage for the 1412 Broadway Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 1412 Broadway Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy (initially $28,560).

Recurring Replacements – The 1412 Broadway Whole Loan documents provide for monthly deposits of approximately $6,991 into a replacement reserve; provided that such monthly deposits are not required on any monthly payment date on which the amount then held in such reserve is equal to or greater than $251,670.

TI/LC Reserve – The 1412 Broadway Whole Loan documents provide for an upfront reserve of $2,000,000 for future tenant improvements and leasing commissions.  In addition, if at any time the amount in such reserve (including the initial upfront deposit) is less than $2,000,000, monthly deposits of approximately $52,431 are required to be made into such reserve until the amount in such reserve equals $2,000,000.

Free Rent Reserve – The 1412 Broadway Whole Loan documents provide for an upfront reserve of approximately $1,743,133 for outstanding free rent under the Kasper Group lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #7	Cut-off Date Balance:	$70,000,000
1412 Broadway	1412 Broadway	Cut-off Date LTV:	58.3%
New York, NY 10018		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	7.5%

Lockbox and Cash Management. The 1412 Broadway Whole Loan documents require a hard lockbox and in place cash management. The 1412 Broadway Whole Loan documents require the 1412 Broadway Borrower to establish a lockbox account and to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the 1412 Broadway Borrower or property manager receives any rents, to deposit or cause to be deposited such rents into the lockbox account within three business days of receipt.  All funds in the lockbox account are required to be deposited on each business day into a lender controlled cash management account.  So long as no event of default is continuing under the 1412 Broadway Whole Loan, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) to pay debt service on the 1412 Broadway Whole Loan, (iii) to make deposits into the recurring replacements reserve and TI/LC reserve, as described above under “Escrows and Reserves,” (iv) if a Cash Sweep Event Period (as defined below) is continuing, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account, to be held by the lender as additional security for the 1412 Broadway Whole Loan during the continuance of the Cash Sweep Event Period, or if no Cash Sweep Event Period is continuing, to be disbursed to an account designated by the 1412 Broadway Borrower.

A “Cash Sweep Event Period” means a period:

(a)	commencing upon an event of default under the 1412 Broadway Whole Loan and ending upon the cure (if applicable) of such event of default; or

(b)

commencing upon the debt yield of the 1412 Broadway Whole Loan being less than 6.25% at the end of any calendar quarter and ending upon the date that the debt yield has been equal to or greater than 6.50% for two consecutive calendar quarters.

Property Management. The 1412 Broadway Property is managed by 1412 Management LLC, an affiliate of the 1412 Broadway Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Letter of Credit. None.

Right of First Refusal. None.

Terrorism Insurance. The 1412 Broadway Whole Loan documents require that the “all risk” insurance policy required to be maintained by the 1412 Broadway Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1412 Broadway Property, and business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance that insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Stonecreek Apartments

TREEHOUSE
APARTMENTS

Treehouse Apartments

Waterstone
Place
Apartment Homes

Waterstone Place Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

West Lake Hills
West Campus
Downtown
East MLK
Barton Hills
AUSTIN
Montopolis
South Congress
TRAVIS COUNTY
Southeast Austin

HOUSTON
Brays Oaks
Huntington Village
HARRIS COUNTY
Sugar Land
Stafford
FORT BEND COUNTY
Meadow Crest
Missouri City
Quail Valley
Colony Oaks

Houston-Austin Multifamily Portfolio

1	Treehouse Apartments	Austin, TX
2	Waterstone Place Apartments	Stafford, TX
3	Stonecreek Apartments	Katy, TX

Amarillo
Lubbock
Ft. Worth
Dallas
El Paso
Austin
Katy
Houston
San Antonio
Stafford
Brownsville

Plantation Lakes
Bridgewater Meadow
Lakecrest
HARRIS COUNTY
HOUSTON
Katy
Katy Fwy
Westlake
FORT BEND COUNTY
Cinco Ranch
George Bush Park
Kelliwood Greens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Houston-Austin Multifamily Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$68,000,000		Location:	Various, TX
	Cut-off Date Balance:	$68,000,000		Size:	671 Units
	% of Initial Pool Balance:	4.2%		Cut-off Date Balance Per Unit:	$101,341.28
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$101,341.28
	Borrower Sponsor:	Nitya Capital, LLC		Year Built/Renovated:	Various/NAP
	Guarantor:	Swapnil Agarwal		Title Vesting:	Fee
	Mortgage Rate:	3.8000%		Property Manager:	Karya Property Management, LLC
	Note Date:	December 16, 2019		Current Occupancy (As of):	94.5% (11/21/2019)
	Seasoning:	1 month		YE 2018 Occupancy:	94.7%
	Maturity Date:	January 1, 2030		YE 2017 Occupancy:	94.8%
	IO Period:	120 months		YE 2016 Occupancy:	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$100,100,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per Unit:	$149,180.33
	Call Protection:	L(23),GRTR 1% or YM(92),O(5)		As-Is Appraisal Valuation Date:	Various
	Lockbox Type:	Springing
	Additional Debt:	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance):	Future Mezzanine		TTM NOI (10/31/2019):	$4,789,111
				YE 2018 NOI(1):	$4,624,405
				YE 2017 NOI:	$4,892,142
				YE 2016 NOI:	NAV
				U/W Revenues:	$9,372,122
				U/W Expenses:	$4,188,746
Escrows and Reserves(2)				U/W NOI:	$5,183,377
	Initial	Monthly	Cap	U/W NCF:	$5,008,611
Taxes	$123,467	$123,467	NAP	U/W DSCR based on NOI/NCF:	1.98x / 1.91x
Insurance	$286,096	$35,762	NAP	U/W Debt Yield based on NOI/NCF:	7.6% / 7.4%
Deferred Maintenance	$439,890	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF	7.6% / 7.4%
Replacement Reserves	$0	$14,564	NAP	Cut-off Date LTV Ratio:	67.9%
Upfront Capital Improvements	$1,020,276	$0	NAP	LTV Ratio at Maturity:	67.9%

Sources and Uses
Sources			Uses
Original loan amount	$68,000,000	98.9%	Loan Payoff	$64,579,926	93.9%
Borrower equity	745,699	1.1	Closing Costs	2,296,044	3.3
			Reserves	1,869,729	2.7
Total Sources	$68,745,699	100.0%	Total Uses:	$68,745,699	100.0%

(1)	YE 2018 NOI represents annualized statements from May 2018 to December 2018.

(2)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The mortgage loan (the “Houston-Austin Multifamily Portfolio Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $68,000,000. The Houston-Austin Multifamily Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering three multifamily properties located in various cities in Texas (the “Houston-Austin Multifamily Portfolio” or “Properties”).

The Borrowers and the Borrower Sponsors. The borrowers are Stonecreek Apartments, LLC, Treehouse Apartments Austin, LLC and Waterstone Place, LLC (collectively, the “Houston-Austin Multifamily Portfolio Borrowers”), each of which has one independent director. The borrower sponsor is Nitya Capital, LLC and the non-recourse carve-out guarantor is Swapnil Agarwal, the founder and managing principal of Nitya Capital, LLC. Nitya Capital, LLC is a privately held real estate investment firm that focuses on the acquisition and management of multifamily properties. Since inception, Nitya Capital, LLC has acquired over 16,300 multifamily units and over 400,000 SF of commercial office space throughout Texas.

The Properties. The Houston-Austin Multifamily Portfolio is comprised of three multifamily garden properties totaling 671 units located in various cities in Texas. The Properties were constructed between 1985 and 2001. As of November 21, 2019, the Houston-Austin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Multifamily Portfolio was 94.5% leased. Since acquiring the Houston-Austin Multifamily Portfolio, according to the borrower sponsor, they have invested approximately $3.6 million ($5,323 per unit) in capital improvements across the Properties. According to the borrower sponsor, the Houston-Austin Multifamily Portfolio Borrowers plan to invest an additional $1.02 million ($1,521 per unit) in interior and exterior capital improvements, which amount was escrowed at loan origination.

The following table presents detailed information with respect to each of the Properties included in the Houston-Austin Multifamily Portfolio:

Houston-Austin Multifamily Portfolio Properties Summary

Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
Treehouse Apartments	98.0%	296	44.1%	$42,000,000	$28,700,000	42.2%	$2,166,788	41.8%
Waterstone Place Apartments	88.7%	168	25.0%	$32,000,000	$21,100,000	31.0%	$1,577,119	30.4%
Stonecreek Apartments	94.2%	207	30.8%	$26,100,000	$18,200,000	26.8%	$1,439,469	27.8%
Total/Wtd. Avg.	94.5%	671	100.0%	$100,100,000	$68,000,000	100.0%	$5,183,377	100.0%

(1)	Based on the borrower rent roll dated November 21, 2019.

The Properties.

Treehouse Apartments

The Treehouse Apartments Property is a three story, 296-unit garden-style apartment complex located in Austin, Texas. The Treehouse Apartments Property was built in 1985 and is situated on 12.5 acres with 441 parking spaces (approximately 1.5 spaces per unit). The unit mix comprises studio, one-, and two-bedroom floorplans, an NRA of 207,548 SF and average unit size of 701 SF. As of November 21, 2019, the Treehouse Apartments Property was 98.0% occupied, with average in place rent of $1,133/unit ($1.62 PSF). Common amenities at the Treehouse Apartments Property include a swimming pool, leasing office, fitness center, dog park, moderate landscaping and two common area laundry facilities. Unit amenities include standard appliances package, walk-in closet(s), a pantry and a ceiling fan. Most units feature upgraded appliances (stainless/black), flooring, quartz countertops, new fixtures, faucets, and kitchen backsplash, with updated fixtures and faucets in the bathroom.

Waterstone Place Apartments

The Waterstone Place Apartments Property is a one story, 168-unit garden-style apartment complex located in Stafford, Texas. The Waterstone Place Apartments Property was built in 2001 and is situated on 18.7 acres with 432 parking spaces (approximately 2.6 spaces per unit). The unit mix comprises three-bedroom floorplans, an NRA of 181,440 SF and average unit size of 1,080 SF. As of November 21, 2019, the Waterstone Place Apartments Property was 88.7% occupied, with average in place rent of $1,291/unit ($1.20 PSF). Common amenities at the Waterstone Place Apartments Property include a business center, playground, fitness center and an on-site manager. Unit amenities include a range/stove, a refrigerator, a dishwasher, a garbage disposal, walk-in closets, a crown molding, ceiling fans, washer/dryer in-unit, vaulted ceilings, air conditioning, premium flooring, an alarm system, premium countertops, premium appliances, microwave and washer/dryer hookups.

Stonecreek Apartments

The Stonecreek Apartments Property is a two story, 207-unit garden-style apartment complex located in Katy, Texas. The Stonecreek Apartments Property was built in 1997 and is situated on 11.1 acres with 355 parking spaces (approximately 1.7 spaces per unit). The unit mix comprises one-, two-, and three-bedroom floorplans, an NRA of 172,041 SF and average unit size of 831 SF. As of November 21, 2019, the Stonecreek Apartments Property was 94.2% occupied, with average in place rent of $1,052/unit ($1.26 PSF). Common amenities at the Stonecreek Apartments Property include a fitness center, a swimming pool, an electronic gate, a dog park, a clubhouse, common laundry, and a barbecue and picnic area. Unit amenities include premium countertops, premium flooring, premium appliances, a microwave, washer/dryer hookups, walk-in closets, vaulted ceilings, ceiling fans, storage, balcony/patio, complete appliance package and air conditioning.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Houston-Austin Multifamily Portfolio Properties:

Cash Flow Analysis

	2017	2018 (May-Dec Annualized)	TTM 10/31/2019	U/W	%(1)	U/W $ per Unit
Gross Potential Rent	$8,534,994	$8,781,065	$9,109,137	$9,251,882	90.7%	$13,788.20
Other Income(2)	776,926	893,889	950,143	950,143	9.3	1,416.01
Total Recoveries	0	0	0	0	0.0	0.00
Net Rental Income	$9,311,919	$9,674,953	$10,059,280	$10,202,025	100.0%	$15,204.21
Concessions	(54,001)	(56,027)	(134,717)	(27,196)	(0.3)	(40.53)
(Vacancy & Credit Loss)	(600,639)	(671,305)	(799,093)	(802,706)	(8.7)	(1,196.28)
Effective Gross Income	$8,657,279	$8,947,622	$9,125,470	$9,372,122	91.9%	$13,967.40

Real Estate Taxes	1,082,707	1,460,184	1,457,166	1,411,360	15.1	2,103.37
Insurance	255,383	252,141	314,586	294,953	3.1	439.57
Management Fee	111,742	355,864	363,339	281,164	3.0	419.02
Other Operating Expenses	2,315,305	2,255,028	2,201,269	2,201,269	23.5	3,280.58
Total Operating Expenses	$3,765,137	$4,323,217	$4,336,359	$4,188,746	44.7%	$6,242.54

Net Operating Income	$4,892,142	$4,624,405	$4,789,111	$5,183,377	55.3%	$7,724.85
Replacement Reserves	0	0	0	174,766	1.9	260.46
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$4,892,142	$4,624,405	$4,789,111	$5,008,611	53.4%	$7,464.40

NOI DSCR	1.87x	1.77x	1.83x	1.98x
NCF DSCR	1.87x	1.77x	1.83x	1.91x
NOI Debt Yield	7.2%	6.8%	7.0%	7.6%
NCF Debt Yield	7.2%	6.8%	7.0%	7.4%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income is comprised of utility reimbursements as well as other miscellaneous fees and charges.

Appraisal. The Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $100,100,000. The valuation dates of the appraisals are dated between October 23, 2019 and October 24, 2019.

Environmental Matters. According to Phase I environmental site assessments dated October 31, 2019, there was no evidence of any recognized environmental conditions at the Houston-Austin Multifamily Portfolio.

Market Overview and Competition. The Treehouse Apartments Property is located within the Riverside submarket of the Austin-Round Rock multifamily market. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Riverside submarket was approximately 4.9%, with average asking rents of $1,237 per unit and inventory of approximately 18,202 units. According to the appraisal, as of the second quarter of 2019, the vacancy rate in the Austin-Round Rock multifamily market was approximately 4.8%, with average asking rents of $1,289 per unit and inventory of approximately 245,170 units. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Treehouse Apartments Property was 23,469, 129,982 and 303,955, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $47,206, $68,552 and $75,008, respectively.

The Waterstone Place Apartments Property is located within the Sugar Land/Stafford submarket of the Houston-The Woodlands-Sugar Land multifamily market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Sugar Land/Stafford submarket was approximately 4.7%, with average asking rents of $1,221 per unit and inventory of approximately 14,207 units. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Houston-The Woodlands-Sugar Land multifamily market was approximately 5.7%, with average asking rents of $1,128 per unit and inventory of approximately 688,315 units. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Waterstone Place Apartments Property was 15,860, 91,333 and 319,246, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $83,048, $103,839 and $96,284, respectively.

The Stonecreek Apartments Property is located within the Katy submarket of the Houston-The Woodlands-Sugar Land multifamily market. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Katy submarket was approximately 5.0%, with average asking rents of $1,245 per unit and inventory of approximately 19,435 units. According to the appraisal, as of the third quarter of 2019, the vacancy rate in the Houston-The Woodlands-Sugar Land multifamily market was approximately 5.7%, with average asking rents of $1,128 per unit and inventory of approximately 688,315 units. According to the appraisal, the 2018 population

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

within a one-, three- and five-mile radius of the Stonecreek Apartments Property was 22,268, 130,577 and 267,911, respectively. The 2018 average household income within the same one-, three- and five-mile radius was $82,061, $110,935 and $114,222, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Houston-Austin Multifamily Portfolio Properties:

Market Rent Summary

Building	Units(1)	Avg. Size(1)	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
Treehouse Apartments	296	701	$1,133	$1.62	$1,171	$1.67
Waterstone Place Apartments	168	1,080	$1,291	$1.20	$1,360	$1.26
Stonecreek Apartments	207	831	$1,052	$1.27	$1,066	$1.28

(1)	Based on the borrower rent roll dated November 21, 2019.

The following table presents certain information relating to comparable rental properties to the Treehouse Apartments Property:

Comparable Rental Properties (Treehouse Apartments Property)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Monthly Rent PSF
Treehouse Apartments	1985	296	Studio 1BR 2BR	408 697 1,003	$947 $1,099 $1,392	$2.32 $1.58 $1.39
The Social 1817 E Oltorf Street Austin, TX, 78741	1973	223	Studio 1BR 2BR 3BR	519 657 980 1,263	$876 $1,027 $1,358 $1,609	$1.69 $1.56 $1.39 $1.27
Avesta South Shore 2005 Willow Creek Drive Austin, TX, 78741	1974	301	Studio 1BR 2BR	400 700 916	$898 $1,045 $1,405	$2.25 $1.49 $1.53
Verde 2310 Wickersham Lane Austin, TX, 78741	1974	190	1BR 2BR	643 919	$1,020 $1,227	$1.59 $1.33
Hillside Villas 2207 Wickersham Lane Austin, TX, 78741	1985	249	1BR 2BR	680 1,025	$1,076 $1,393	$1.58 $1.36
Metropolis 2200 S Pleasant Valley Road Austin, TX, 78741	1973	308	Studio 1BR 2BR 3BR	400 684 943 1,123	$975 $973 $1,141 $1,367	$2.44 $1.42 $1.21 $1.22

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

The following table presents certain information relating to comparable rental properties to the Waterstone Place Apartments Property:

Comparable Rental Properties (Waterstone Place Apartments Property)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Monthly Rent PSF
Waterstone Place Apartments	2001	168	3BR	1,080	$1,291	$1.20
Lakeland Estates 630 Colony Lakes Estates Dr Stafford, TX, 77477	2008	264	1BR 2BR 3BR	736 1,097 1,388	$1,099 $1,299 $1,499	$1.49 $1.18 $1.08
Preserve at Colony Lake 1000 Farrah Lane Stafford, TX, 77477	2004	420	1BR 2BR 3BR	731 1,073 1,219	$996 $1,274 $1,429	$1.36 $1.19 $1.17
Silverbrooke 1020 Brand Lane Stafford, TX, 77477	2007	312	1BR 2BR 3BR	768 1,067 1,286	$1,068 $1,425 $1,569	$1.39 $1.34 $1.22
Shadow brooke 1025 Dulles Ave Stafford , TX, 77477	2002	240	1BR 2BR 3BR	819 1,154 1,375	$1,035 $1,264 $1,459	$1.26 $1.10 $1.06
Stafford Oaks 3759 Country Place Drive Stafford, TX, 77477	1978	175	1BR 2BR 3BR	715 900 1,129	$845 $979 $1,045	$1.18 $1.09 $0.93

The following table presents certain information relating to comparable rental properties to the Stonecreek Apartments Property:

Comparable Rental Properties (Stonecreek Apartments Property)

Property	Year Built	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit	Average Monthly Rent PSF
Stonecreek Apartments	1997	207	1BR 2BR 3BR	610 949 1,100	$894 $1,130 $1,298	$1.47 $1.19 $1.18
Kenwood Club at the Park 2000 Westborough Dr Katy, TX, 77449	1999	320	1BR 2BR 3BR	825 1,115 1,326	$949 $1,137 $1,428	$1.15 $1.02 $1.08
Station at Mason Creek 21500 Park Row Katy, TX, 77449	2001	291	1BR 2BR 3BR	657 867 1,300	$933 $1,158 $1,575	$1.42 $1.34 $1.21
Mason Park 222 Mason Creek Dr. Katy, TX, 77450	2007	312	1BR 2BR 3BR	716 1,061 1,261	$997 $1,236 $1,531	$1.39 $1.16 $1.21
Vineyards 21550 Provincial Blvd. Katy, TX, 77450	2003	369	1BR 2BR 3BR	901 1,180 1,308	$1,127 $1,295 $1,568	$1.25 $1.10 $1.20
Reserve by the Lake 18600 South Park View Lane Houston, TX, 77084	2004	348	1BR 2BR 3BR	798 1,105 1,341	$1,024 $1,231 $1,450	$1.28 $1.11 $1.08

Escrows.

Real Estate Taxes – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $123,467 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $123,467).

Insurance – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $286,096 for insurance premiums and ongoing monthly reserves for insurance premiums of 1/12 of the annual estimated insurance premiums (initially $35,762); provided that such deposits are not required if (i) the liability and casualty policies covering the Houston-Austin Multifamily Portfolio are included in a blanket or umbrella insurance policy approved by the lender in its reasonable discretion, (ii) the Houston-Austin Multifamily Portfolio Borrowers provide to the lender evidence of renewal and paid receipts for insurance premiums for such policies at least 10 days prior to their expiration, and (iii) no event of default exists under the Houston-Austin Multifamily Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Deferred Maintenance Reserve – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront deferred maintenance reserve of approximately $439,890, for various items, the majority of which are for the Treehouse Apartments Property, including among others, replacement and/or repair of water damaged wood floor deck and wood joists, test and repair of plumbing lines to eliminate source of water damage, renovation of two fire-damaged units, and inspection of fire-extinguishers.

Upfront Capital Improvement Reserve – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for an upfront reserve of approximately $1,020,276 for capital improvements at the Houston-Austin Multifamily Portfolio.

Replacement Reserves – The Houston-Austin Multifamily Portfolio Mortgage Loan documents provide for ongoing monthly replacement reserves of $14,564 for annual replacements reasonably approved by the lender

Lockbox and Cash Management. The Houston-Austin Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), (a) the Houston-Austin Multifamily Portfolio Borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Houston-Austin Multifamily Portfolio is required to be deposited by the Houston-Austin Multifamily Portfolio Borrowers and property manager within one business day of receipt; and (b) the lender is required to establish, and the Houston-Austin Multifamily Portfolio Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all sums on deposit in the lockbox account are required to be deposited during the continuance of a Cash Sweep Event Period.

During the continuance of a Cash Sweep Event Period, provided no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows”, (ii) to pay debt service on the Houston-Austin Multifamily Portfolio Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the Houston-Austin Multifamily Portfolio Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period exists, all funds on deposit in the lockbox account are required to be disbursed to an account designated by the Houston-Austin Multifamily Portfolio Borrowers.

A “Cash Sweep Event Period” means a period:

(i)	commencing upon the occurrence of an event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents and ending if no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents exists, or

(ii)	commencing upon the debt service coverage ratio on the Houston-Austin Multifamily Portfolio Mortgage Loan (assuming a 30-year amortization schedule) and any then-existing Mezzanine Debt (as defined below) falling below 1.10x as of the end of any calendar quarter based upon the trailing six months operating statements and current in place rent rolls, and ending on the date the debt service coverage ratio on the Houston-Austin Multifamily Portfolio Mortgage Loan (assuming a 30-year amortization schedule) and any then-existing Mezzanine Debt equals or exceeds 1.10x as of the end of two consecutive calendar quarters based upon the trailing six months operating statements and current in place rent rolls.

Property Management. The Houston-Austin Multifamily Portfolio Properties are managed by Karya Property Management, LLC.

Release of Property. The Houston-Austin Multifamily Portfolio Borrowers have the one-time right, at any time after the expiration of the prepayment lockout period, and provided no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents exists, to obtain the release of any one individual Property, provided certain conditions are satisfied, including (i) prepayment of a release price equal to 105% of the allocated loan amount of the related individual Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount prepaid and (y) a yield maintenance premium, (ii) the aggregate debt yield of the Houston-Austin Multifamily Portfolio Mortgage Loan and any then-existing Mezzanine Debt after giving effect to the release is greater than the greater of (x) the aggregate debt yield immediately prior to the release, and (y) 7.4%; (iii) the aggregate loan-to-value ratio of the Houston-Austin Multifamily Portfolio Mortgage Loan and any then-existing Mezzanine Debt after giving effect to the release is no greater than the lesser of (x) the aggregate loan-to-value ratio immediately prior to the release and (y) 67.9% (based on an updated appraisal); (iv) the aggregate debt service coverage ratio of the Houston-Austin Multifamily Portfolio Mortgage Loan and any then-existing Mezzanine Debt after giving effect to the release is greater than the greater of (x) the aggregate debt service coverage ratio (assuming that debt service payments are being made based on a 30 year amortization schedule) immediately prior to the release, and (y)1.32x, and (v) satisfaction of REMIC-related requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. One of more of the owners of direct or indirect ownership interests in the Houston-Austin Multifamily Portfolio Borrowers (but not including any general partner or managing member thereof have a one-time right to obtain a mezzanine loan (or preferred equity investment) (in either case, “Mezzanine Debt”) from a third-party lender secured by such owners’ ownership interest in the Houston-Austin Multifamily Portfolio Borrowers, provided certain conditions are satisfied, including (a) no event of default under the Houston-Austin Multifamily Portfolio Mortgage Loan documents is then continuing; (b) the aggregate debt yield of the Houston-Austin Multifamily Portfolio Mortgage Loan and the Mezzanine Debt is not less than 7.4%; (c) the aggregate loan-to-value ratio of the Houston-Austin Multifamily Portfolio Mortgage Loan and the Mezzanine Debt is equal to or less than 67.9% (based on an updated appraisal acceptable to the lender); (d) the aggregate debt service coverage ratio of the Houston-Austin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #8	Cut-off Date Balance:	$68,000,000
Various	Houston-Austin Multifamily Portfolio	Cut-off Date LTV:	67.9%
Various, TX		U/W NCF DSCR:	1.91x
		U/W NOI Debt Yield:	7.6%

Multifamily Portfolio Mortgage Loan (assuming that debt service payments are being made based on a 30 year amortization schedule) and the Mezzanine Debt is not less than 1.32x, (e) the maturity date of the Mezzanine Debt is not earlier than the maturity date of the Houston-Austin Multifamily Portfolio Mortgage Loan; (f) the lender and the mezzanine lender enter into an intercreditor agreement in form and substance reasonably acceptable to the lender and acceptable to the rating agencies; and (g) the lender has received a rating agency confirmation as to the implementation of the Mezzanine Debt.

Ground Lease. None.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Houston-Austin Multifamily Portfolio Borrowers are required to obtain and maintain an “all risk” or “special form” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Houston-Austin Multifamily Portfolio together with business income insurance covering no less than the 24-month period commencing at the time of loss, together with a 12-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

WING C
WING A
WING B

PARKLAWN BUILDING

Floor			
18	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,249 SF
17	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,249 SF
16	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,249 SF
15	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
14	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
13	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
12	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
11	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
10	United States General Services Administration 62,388 SF Exp. 7/2030		Vacant 23,206 SF
9	United States General Services Administration 62,694 SF Exp. 7/2030		Vacant 23,206 SF
8	United States General Services Administration 64,874 SF Exp. 7/2030		Vacant 23,206 SF
7	United States General Services Administration 62,388 SF Exp. 7/2030		Vacant 23,206 SF
6	United States General Services Administration 61,302 SF Exp. 7/2030		Vacant 23,206 SF
5/GROUND	United States General Services Administration 73,713 SF Exp. 7/2030		Vacant 23,249 SF
P1	United States General Services Administration 16,161 SF Exp. 7/2030	Parking	Vacant 23,204 SF
P2	United States General Services Administration 8,314 SF Exp. 7/2030	Parking	
P3	United States General Services Administration 8,394 SF Exp. 7/2030	Parking	
P4	United States General Services Administration 4,886 SF Exp. 7/2030	Parking	

Vacant | Building | 2030

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Parklawn Building
5600 Fishers Lane
Rockville, MD 20852
Germantown
Montgomery Village
Gaithersburg
Redland
Quince Orchard
Olney
Rockville
Aspen Hill
North Potomac
MONTGOMERY COUNTY
Travilah
Wheaton-Glenmont
North Bethesda
Kensington
Potomac
Great Falls
Silver Spring
Bethesda
Chevy Chase
MARYLAND
VIRGINIA
Brookmont
McLean
WASHINGTON D.C.
FAIRFAX COUNTY
Seneca Creek State Park
Rock Creek Regional Park
Intercounty Connector
Capital Beltway
Potomac River
Washington Dulles Intl. Airport 14 miles
TWINBROOK
ROCKVILLE
SHADY GROVE
WHITE FLINT
GROSVENOR-STRATHMORE
MEDICAL CENTER
BETHESDA
FRIENDSHIP HEIGHTS
National Institutes of Health
National Naval Medical Center
Congressional Plaza
Montrose Crossing
Rockville Town Square Plaza
Wintergreen Plaza
Westfield Montgomery
Chesapeake & Ohio Canal Natl. Historic Park
Central Intelligence Agency

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Parklawn Building

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance(1):	$65,400,000		Location:	Rockville, MD.
	Cut-off Date Balance(1):	$65,400,000		Size:	1,283,646 SF
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per SF(1):	$203.79
	Loan Purpose:	Acquisition		Maturity Date or ARD Balance Per SF(1):	$203.79
	Borrower Sponsor:	Boyd Watterson Asset Management		Year Built/Renovated:	1970/2015
	Guarantor:	BW Government Properties II, LLC		Title Vesting:	Fee
	Mortgage Rate:	3.3980%		Property Manager:	JBGS/TRS, L.L.C.
	Note Date:	October 25, 2019		Current Occupancy (As of):	72.9% (7/1/2019)
	Seasoning:	3 months		YE 2018 Occupancy:	72.9%
	Maturity Date:	November 1, 2029		YE 2017 Occupancy:	72.9%
	IO Period:	120 months		YE 2016 Occupancy(3):	NAP
	Loan Term (Original):	120 months		YE 2015 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$436,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$339.66
	Call Protection:	LO (27); DEF (87); O (6)		As-Is Appraisal Valuation Date:	September 18, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI:	$25,437,810
	Additional Debt Type (Balance) (1):	Pari Passu ($196,200,000)		YE 2018 NOI:	$23,893,473
				YE 2017 NOI:	$27,578,749
				YE 2016 NOI:	NAP
				U/W Revenues:	$35,282,884
				U/W Expenses:	$10,656,482
				U/W NOI:	$24,626,402
				U/W NCF:	$24,159,260
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF(1):	2.73x / 2.68x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.2%
Taxes	$372,746	$124,249	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.2%
Insurance	$19,441	$9,720	NAP	Cut-off Date LTV Ratio(1):	60.0%
Deferred Maintenance	$111,869	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.0%

Sources and Uses
Sources			Uses
Original whole loan amount	$261,600,000	58.8%	Purchase price	$436,000,000	97.9%
Borrower Equity	183,626,789	41.2	Closing costs	8,722,733	2.0
			Reserves	504,056	0.1
Total Sources	$445,226,789	100.0%	Total Uses	$445,226,789	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Parklawn Building Whole Loan (as defined below).

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Parklawn Building Mortgage Loan”) is part of a whole loan (the “Parklawn Building Whole Loan”) that is evidenced by five pari passu promissory notes with an aggregate original principal balance of $261,600,000, all secured by a first priority fee mortgage encumbering a suburban office property located in Rockville, Maryland ( the “Parklawn Building Property”). The Parklawn Building Whole Loan was co-originated by Bank of America, National Association and KeyBank National Association. The non-controlling Note A-5, with an original principal balance of $65,400,000, represents the Parklawn Building Mortgage Loan. See the Note Summary table below. The Parklawn Building Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSC 2019-L3 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	MSC 2019-L3	Yes
A-2	$50,000,000	$50,000,000	CF 2019-CF3	No
A-3	$10,800,000	$10,800,000	CF 2019-CF3	No
A-4	$65,400,000	$65,400,000	BANK 2019-BNK24	No
A-5	$65,400,000	$65,400,000	BANK 2020-BNK25	No
Total	$261,600,000	$261,600,000

The Borrower and Borrower Sponsor. The borrower is 5600 Fishers Lane, LLC (the “Parklawn Building Borrower”), a single-purpose Delaware limited liability company, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Parklawn Building Whole Loan.

The borrower sponsor is Boyd Watterson Asset Management (“Boyd Watterson”). Headquartered in Cleveland, Ohio and formed in 2009, Boyd Watterson is an independent investment advisor specializing in fixed income, real estate and equities. Boyd Watterson invests in commercial properties leased to local, state, and federal government tenants and manages such assets in separate client accounts and private funds. As of September 30, 2019, Boyd Watterson managed over $4.2 billion in real estate assets. The non-recourse carveout guarantor is BW Government Properties II, LLC, which is an entity owned by Boyd Watterson and Government Properties Investments II Limited, a fund managed by Union Bancaire Privée. Union Bancaire Privée is a wealth management firm headquartered in Geneva, Switzerland, that focuses on private and institutional clients throughout the world.

The Property. The Parklawn Building Property is a 14-story suburban office building totaling 1,283,646 square feet across three wings originally constructed in 1970. Wings A and B contain an aggregate of 935,386 square feet and wing C contains 348,260 square feet. The Parklawn Building Property was originally 100.0% leased to the United States of America General Services Administration (“GSA”) on behalf of the U.S. Department of Health & Human Services (“HHS”), with the Parklawn Building Property serving as the headquarters for HHS. In 2015, the GSA and the prior owner of the Parklawn Building Property collectively spent nearly $300 million to completely renovate wings A and B into Class A office space featuring a 14-story atrium with a glass ceiling and glass exterior. Following the renovation, the GSA consolidated operations of HHS into wings A and B, and as a result, wing C was left vacant and in its original condition. There are no immediate plans to renovate or lease the space. As of July 1, 2019, wings A and B were 100.0% occupied by the GSA; however, the entire Parklawn Building Property, inclusive of wing C, was 72.9% occupied.

The Parklawn Building Property is LEED Platinum and Energy Star rated and features on-site amenities that include a one-acre park with a fountain, an outdoor plaza, café tables and seating, an on-site bank, a convenience store, a fitness center, and a direct trail to the nearby 1,700-acre Rock Creek Park. As part of the 2015 renovation, HHS invested more than $165 million of the total $300 million on specific upgrades including the main HHS data center for all national operations, back-up generators, modular conference center, full service cafeteria, and employee retail amenities. The 14-story, main interior atrium serves as the focal point of the Parklawn Building Property and allows HHS to host national and international symposiums and major training events on-site. Approximately 2,147 parking spaces are available throughout the Parklawn Building Property, consisting of 909 surface parking spaces and 1,238 parking spaces in a four-level below-grade parking garage beneath wings A, B, and C.

The Parklawn Building Property is situated on a 12.03-acre site in the Twinbrook neighborhood of Rockville, Maryland, approximately one-half mile northeast of Rockville Pike (Route 355) and two miles east of the Interstate 270 and Montrose Road interchange. The Twinbrook Metrorail station is located approximately one-half mile to the west, connecting the area to Bethesda and downtown Washington, D.C. The Parklawn Building Property is located in a government life sciences district that features the 550,000 square foot national headquarters for the companion agency, the National Institute of Allergy and Infectious Diseases, and two laboratory buildings leased to the National Institute of Health, directly across the street.

The Parklawn Building Borrower is a party to that certain Economic Development Fund Agreement (the “Grant”) with Montgomery County, Maryland (the “County”). Pursuant to the Grant, the Parklawn Building Borrower is entitled to 15 annual disbursements of $1,300,000 from 2017 through and including 2031. The County is only obligated to make disbursements once it has verified that the Parklawn Building Borrower has paid real property taxes in full for the corresponding tax year. The Parklawn Building Borrower was assigned the Grant at closing, but any further assignment of the Grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Preliminary Prospectus.

Major Tenant.

The GSA utilizes the Parklawn Building Property for HHS which occupies the space via a lease that expires in July 2030. The lease contains one, 10-year renewal option with a notice period of at least 36 months. The lease does not provide any termination or contraction options.

HHS is a department of the United States government with the stated objective of improving the health, safety, and well-being of Americans. HHS originally took occupancy of the Parklawn Building Property after it was constructed approximately 50 years ago. As part of the most recent renovation and lease renewal, HHS aggregated the Agency for Healthcare Research and Quality, the Indian

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Health Service and the Substance Abuse and Mental Health Services Administration into the Parklawn Building Property. In total, approximately 4,500 government healthcare employees are housed at the Parklawn Building Property.

The following table presents certain information relating to the tenancy at the Parklawn Building Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
United States General Services Administration	AAA/Aaa/AA+	935,386	72.9%	$31.75	$29,695,152	100.0%	7/31/2030	1 x 10 Yr	N
Vacant Space		348,260	27.1%

Total/Wtd. Avg.		1,283,646	100.0%	$31.75(2)	$29,695,152	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Parklawn Building Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	935,386	72.9%	935,386	72.9%	$29,695,152	100.0%	$31.75
Vacant	0	348,260	27.1%	1,283,646	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	1,283,646	100.0%			$29,695,152	100.0%	$31.75(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the Parklawn Building Property:

Historical Occupancy(1)

12/31/2015	12/31/2016	12/31/2017	12/31/2018	7/1/2019
72.9%	72.9%	72.9%	72.9%	72.9%

(1)	The Parklawn Building Property was renovated in 2015, after which time the GSA consolidated operations into wings A and B, which were 100.0% occupied by the GSA; however, the entire Parklawn Building Property, inclusive of wing C, was 72.9% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and the underwritten net cash flow at the Parklawn Building Property:

Cash Flow Analysis

	2017	2018	8/31/2019 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$29,333,705	$29,307,147	$29,307,147	$40,142,952	87.8%	$31.27
Total Recoveries(2)	$1,075,796	($71,488)	($779,982)	$276,172	0.6%	$0.22
Parking Income	$3,474,485	$3,547,672	$3,631,939	$4,011,560	8.8%	$3.13
Other Income(3)	($798)	$0	$57,118	$1,300,000	2.8%	$1.01
Net Rental Income	$33,883,188	$32,783,331	$32,216,222	$45,730,684	100.0%	$35.63
(Vacancy & Credit Loss)	$0	$0	$0	($10,447,800)	(26.0%)	($8.14)
Effective Gross Income	$33,883,188	$32,783,331	$32,216,222	$35,282,884	77.2%	$27.49

Real Estate Taxes	$393,436	$2,779,279	$1,459,065	$4,212,000	11.9%	$3.28
Insurance	$180,883	$138,229	$126,910	$179,664	0.5%	$0.14
Other Operating Expenses	$5,730,120	$5,972,350	$5,192,436	$6,264,818	17.8%	$4.88
Total Operating Expenses	$6,304,439	$8,889,858	$6,778,412	$10,656,482	30.2%	$8.30

Net Operating Income	$27,578,749	$23,893,473	$25,437,810	$24,626,402	69.8%	$19.18
Replacement Reserves	$0	$0	$0	$319,897	0.9%	$0.25
TI/LC(4)	$0	$0	$0	$147,245	0.4%	$0.11
Net Cash Flow	$27,578,749	$23,893,473	$25,437,810	$24,159,260	68.5%	$18.82

NOI DSCR(5)	3.06x	2.65x	2.82x	2.73x
NCF DSCR(5)	3.06x	2.65x	2.82x	2.68x
NOI Debt Yield(5)	10.5%	9.1%	9.7%	9.4%
NCF Debt Yield(5)	10.5%	9.1%	9.7%	9.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Negative amounts for 2018 and 8/31/2019 TTM Total Recoveries reflect CPI and tax reconciliations as a result of estimated payments made during the respective year exceeding actual amounts due at the end of the respective year.

(3)	U/W Other Income represents a Montgomery County grant, which includes 15 annual payments of $1.3 million to be paid out from 2017 through 2031. The Parklawn Building Borrower was assigned the grant at closing, but any further assignment of the grant requires the assignee to demonstrate to the County that it is financially capable of fulfilling the Parklawn Building Borrower’s obligations and execute an assignment in form and substance reasonably satisfactory to the County.

(4)	U/W TI/LC includes a credit associated with the springing major tenant cash flow sweep set to occur 29 months prior to lease expiration and estimated to collect $1,901,631.

(5)	The debt service coverage ratios and debt yields are based on the Parklawn Building Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Parklawn Building Property of $436,000,000 as of September 18, 2019. The “as-is” value includes $16,235,773 attributed to the present value of an economic development grant and the remainder of a LEED tax credit.

Environmental Matters. According to the Phase I environmental site assessment dated August 21, 2019, there was no evidence of any recognized environmental conditions at the Parklawn Building Property.

Market Overview and Competition. The Parklawn Building Property is located in Rockville, Montgomery County, Maryland, within the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area and approximately 13 miles northwest of the Washington D.C. central business district. Historically, Rockville’s main office demand driver has been government and quasi-government tenants, accounting for nearly 40% of occupied office space; however, the biotechnology industry has increased its presence. The I-270 Technology Corridor, which serves as a local demand generator for the Rockville market area, is a life science corridor that is home to numerous biotechnology companies and federal government institutions. Health institutions located in the area include Johns Hopkins Montgomery County campus and University of Maryland Institute for Bioscience and Biotechnology Research, as well as large pharmaceutical companies including GlaxoSmithKline, Sanofi and MedImmune.

According to a third party research report, the Parklawn Building Property is part of the Washington office market and the Rockville office submarket. As of the third quarter of 2019, the Washington office market had a total office inventory of approximately 501.4 million square feet with a vacancy rate of 12.9% and an average asking rent of $37.96 PSF. The Rockville office submarket had a total office inventory of approximately 10.8 million square feet with a vacancy rate of 10.8% and an average asking rent of $30.18 PSF. The submarket had no additional inventory delivered in the third quarter of 2019 and had positive net absorption of 14,921 square feet. No office buildings are currently under construction in the submarket.

According to the appraisal, the estimated 2019 populations within a one-, three- and five-mile radius of the Parklawn Building Property were 27,386, 160,957, and 357,052, respectively. The 2019 average household incomes within the same radii were $96,465, $117,574, and $130,980, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Parklawn Building Property:

Market Rent Summary(1)

Office
Market Rent (PSF)	$35.00
Lease Term (Years)	10
Rent Increase Projection	0.0% per annum

The following table presents recent government agency leasing data at comparable office properties with respect to the Parklawn Building Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated(2)	Distance from Subject	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Annual Base Rent PSF	Lease Term (Yrs)	Lease Type
Parklawn Building(3) Rockville, MD	1970 / 2015	N/A	1,283,646	United States General Services Administration	935,386	Aug-15	$31.75	15.0	Modified Gross
Centerstone at Tysons McLean, VA	N/A	14.5 miles	N/A	Freddie Mac	151,949	May-19	$27.50	10.2	NNN
West Gude Office Park Rockville, MD	N/A	4.7 miles	N/A	FBI (renewal)	10,646	Jan-19	$23.36	10.0	Full Service
Reston Sunrise Reston, VA	N/A	23.5 miles	N/A	GSA	43,346	Dec-18	$35.00	15.0	Full Service
Centerpark I Calverton, MD	N/A	12.7 miles	N/A	FDA	78,918	Nov-18	$24.51	10.0	Full Service
American Square at Quantum Park Ashburn, VA	N/A	31.2 miles	N/A	GSA – CBP	444,595	May-18	$38.25	15.0	Full Service
American Center West Tysons, VA	N/A	15.6 miles	N/A	GSA (renewal)	21,214	Apr-18	$33.00	5.3	Full Service
The Cinema Building Hyattsville, MD	N/A	14.8 miles	N/A	FEMA (renewal)	54,000	Nov-17	$30.30	4.0	Full Service
2115 East Jefferson Rockville, MD	N/A	1.6 miles	N/A	NIH (extension)	89,708	Nov-17	$29.00	2.1	None
Campus at Sunrise Reston, VA	N/A	20.7 miles	N/A	CIA (renewal)	31,230	Oct-17	$33.50	5.0	Plus Electric
Freedom Forum Arlington, VA	N/A	21.0 miles	N/A	Trade and Development Agency	36,346	Jun-17	$45.00	10.75	Full Service
1701 Fort Myer Arlington, VA	N/A	21.0 miles	N/A	Department of State	342,967	Jun-17	$39.00	15.0	Full Service
Woodmont Place Rockville, MD	N/A	1.4 miles	N/A	FDA	44,761	Mar-16	$27.00	5.0	Full Service

(1)	Information obtained from the appraisal.

(2)	Year Built/Renovated and Property Size (SF) for the comparable leases were not provided in the appraisal.

(3)	Based on the underwritten rent roll with the exception of Year Built/Renovated.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

Escrows.

Real Estate Taxes – The Parklawn Building Borrower deposited $372,746 into a real estate tax reserve at origination and is required to deposit an ongoing monthly real estate tax reserve payment in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $124,249.

Insurance – The Parklawn Building Borrower deposited $19,441 into an insurance reserve at origination and is required to deposit an ongoing monthly insurance reserve payment in an amount equal to 1/12 of the annual estimated insurance premiums, which currently equates to $9,720.

Deferred Maintenance – The Parklawn Building Borrower deposited $111,869 for deferred maintenance at origination.

Lockbox and Cash Management. The Parklawn Building Whole Loan is structured with a hard lockbox and in-place cash management. Revenues from the Parklawn Building Property are required to be deposited directly into the clearing account controlled by the lender and transferred daily into the cash management account to be applied and disbursed in accordance with the Parklawn Building Whole Loan documents. During the occurrence and continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Parklawn Building Whole Loan.

A “Cash Sweep Period” will:

(a)	commence upon the occurrence of an event of default under the Parklawn Building Whole Loan, and will continue until such event of default is cured;

(b)	commence when the amortizing debt service coverage ratio based on the trailing three-month period is less than 1.55x, and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.60x for two consecutive calendar quarters;

(c)	commence upon the occurrence of any bankruptcy action of (i) the Parklawn Building Borrower or (ii) the property manager, and will continue either (x) as it relates to the Parklawn Building Borrower, until the full repayment of the Parklawn Building Whole Loan or (y) as it relates to the property manager, until the manager is replaced by a qualified manager within 60 days of such bankruptcy action; or

(d)	commence when a Sweep Tenant (as defined below) either:

I.	fails to exercise a renewal option under its lease on or prior to the date by which notice of such renewal option is required, and will continue until a Sweep Tenant Re-Leasing Event (as defined below) occurs;

II.	terminates or cancels its lease, and will continue until a Sweep Tenant Re-Leasing Event occurs;

III.	ceases to operate in 50% or more of its leased space unless such dark space has been subleased to a subtenant which has and maintains a credit rating of at least BBB- by S&P and Baa3 by Moody’s, and will continue until (x) such Sweep Tenant has resumed operations in more than 50% of its leased space, or (y) a Sweep Tenant Re-Leasing Event occurs;

IV.	defaults (beyond applicable notice and cure periods) under its lease, and will continue until the Parklawn Building Borrower’s acceptance of the cure of the default in a manner acceptable to the lender;

V.	is the subject (or its parent is the subject) of any bankruptcy or insolvency proceedings, and will continue until the insolvency proceedings have terminated and the Sweep Tenant’s lease has been affirmed, assumed, or assigned in a manner satisfactory to the lender; or

VI.	has its (or its parent’s) credit rating fall below BBB- by S&P or Baa3 by Moody’s, and will continue until (x) the credit rating has been restored to at least BBB- by S&P and Baa3 by Moody’s, or (y) a Sweep Tenant Re-Leasing Event has occurred.

A “Sweep Tenant” means each of (i) the United States of America, acting by and through the designated representative of the General Services Administration and/or (ii) its replacement tenant of at least 75% of its leased space.

A “Sweep Tenant Re-Leasing Event” means the Parklawn Building Borrower enters into a replacement lease(s) acceptable to the lender for the applicable Sweep Tenant’s entire leased space, with such replacement tenant(s) having and maintaining a credit rating of at least BBB- by S&P and Baa3 by Moody’s, provided that all tenant improvements and landlord obligations with respect to such replacement lease(s) have been paid and performed in full and that the replacement tenant(s) has commenced payment of full, unabated rent.

Property Management. The Parklawn Building Property is managed by JBG Smith Management Services, L.L.C.

Partial Release. Any time after two years from the closing date of the BANK 2020-BNK25 securitization trust, the Parklawn Building Borrower may establish a condominium regime acceptable to the lender for the Parklawn Building Property in order to release a portion of the collateral comprised of the above-grade portion of wing C (the “Release Unit”), provided that, among other things, (i) no Cash Sweep Period is continuing, (ii) the Parklawn Building Borrower establishes a condominium in accordance with the requirements of the Parklawn Building Whole Loan documents, (iii) the Parklawn Building Borrower defeases a portion of the Parklawn Building Whole Loan in an amount equal to (1) $2,400,000 if released to an unaffiliated third-party or (2) in connection with a transfer to any affiliate of the Parklawn Building Borrower, the greater of (A) $2,400,000, or (B) 100% of the net sales proceeds, (iv) following the release of the Release Unit and partial defeasance of the Parklawn Building Whole Loan, the debt yield (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3%) is equal to or greater than the greater of (x) the debt yield immediately preceding such release and (y) 9.24%, (v) the debt service coverage ratio (calculated with a vacancy adjustment equal to the greater of actual vacancy or 3% and assuming a 30-year amortization period) is equal to or greater than the greater of (x) the debt service coverage ratio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan # 9	Cut-off Date Balance:	$65,400,000
5600 Fishers Lane	Parklawn Building	Cut-off Date LTV:	60.0%
Rockville, MD 20852		U/W NCF DSCR:	2.68x
		U/W NOI Debt Yield:	9.4%

immediately preceding such release and (y) 1.74x and (vi) the loan to value ratio is equal to or less than the lesser of (x) the loan to value ratio immediately preceding such partial release and (y) 60.0%; provided that if the tests in clauses (iv), (v), and (vi) above are not satisfied, the Parklawn Building Borrower may deposit cash with the lender in the amount that if applied to the reduction of the outstanding principal balance of the Parklawn Building Whole Loan, would result in the satisfaction of such tests, which cash will be held as additional collateral for the Parklawn Building Whole Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Parklawn Building Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Parklawn Building Property and business interruption insurance for 18 months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

Hilton Denver Dual Brand Hotel
550 15th Street
Denver, CO 80202
Commons Park
Coors Field
Union Station
Centennial Park
LoDo
Downtown
Five Points
Lawson Park
Benedict Fountain Park
Pepsi Center
Auraria Pkwy
Metropolitan State Univ. of Denver
Tivoli Student Union
AURARIA CAMPUS
Univ. of Colorado at Denver
Community College of Denver
Colorado Convention Center
Colorado Center for the Performing Arts
Museum of Contemporary Art
Larimer Square
16TH STREET MALL
RTD LIGHT RAIL L LINE
Uptown
Republic Plaza
Denver Pavilions
U.S. Courthouse
Denver Place
One Tabor Center
17th Street Plaza
1999 Broadway
1670 Broadway
1560 Broadway
Denver World Trade Center
Denver Public Works
W. Colfax Ave.
E. Colfax Ave.
E. 20th Ave.
E. 19th Ave.
E. 18th Ave.
E. 16th Ave.
E. 14th Ave.
W. 14th Ave.
W. 13th Ave.
E. 13th Ave.
W. 12th Ave.
E. 12th Ave.
W. 11th Ave.
E. 11th Ave.
W. 10th Ave.
W. 9th Ave.
W. 8th Ave.
W. 7th Ave.
W. 6th Ave.
W. 5th Ave.
W. 4th Ave.
Broadway
Lincoln St.
Welton St.
Speer Blvd.
Santa Fe Dr.
Civic Center Park
City and County Building
U.S. Mint
Lindsey-Flanagan Courthouse
State Capitol
Colorado State Museum Building
Colorado Supreme Court
Denver Public Library
Denver Art Museum
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
Colorado Parks and Wildlife
DENVER
Capitol Hill
Civic Center
Lincoln Park
Cherry Creek
Sunken Gardens Park
Denver Health Medical Center
Baker Historic District
RTD LIGHT RAIL
C,D,E,F,H LINES
C,E,W LINES
A,B,G LINES
D,F,H,L LINES
Broomfield
Thornton
Northglenn
Brighton
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
Lakewood
DENVER
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Parker
Denver International Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Hilton Denver Dual Brand Hotel

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Hospitality – Select Service
	Original Principal Balance:	$54,650,000		Location:	Denver, CO
	Cut-off Date Balance:	$54,650,000		Size:	302 Rooms
	% of Initial Pool Balance:	3.3%		Cut-off Date Balance Per Room	$180,960
	Loan Purpose:	Acquisition		Maturity Date Balance Per Room:	$180,960
	Borrower Sponsor:	Noble Hospitality Fund IV - Income, L.P.		Year Built/Renovated:	1962 / 2019
	Guarantor:	Noble Hospitality Fund IV - Income, L.P.		Title Vesting:	Fee
	Mortgage Rate:	3.8820%		Property Manager:	Interstate Management Company, LLC
	Note Date:	November 21, 2019		Current Occupancy (As of):	97.0% (9/30/2019)
	Seasoning:	2 months		YE 2018 Occupancy:	92.3%
	Maturity Date:	December 11, 2026		YE 2017 Occupancy:	84.4%
	IO Period:	84 months		YE 2016 Occupancy:	78.2%
	Loan Term (Original):	84 months		YE 2015 Occupancy:	79.2%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$86,500,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per Room:	$286,424
	Call Protection:	L(24),GRTR 1% or YM(53),O(7)		As-Is Appraisal Valuation Date:	October 29, 2019
	Lockbox Type:	Springing
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (9/30/2019):	$6,900,385
				YE 2018 NOI:	$6,933,697
				YE 2017 NOI:	$6,813,303
				YE 2016 NOI:	$6,755,847
				U/W Revenues:	$18,805,119
				U/W Expenses:	$12,002,735
				U/W NOI:	$6,802,384
Escrows and Reserves(1)				U/W NCF:	$6,050,180
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	3.15x / 2.81x
Taxes	$572,462	$81,780	NAP	U/W Debt Yield based on NOI/NCF:	12.4% / 11.1%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.4% / 11.1%
FF&E Reserve	$0	$62,684	NAP	Cut-off Date LTV Ratio:	63.2%
PIP Reserve	$4,500,000	Springing	NAP	LTV Ratio at Maturity:	63.2%

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$54,650,000	59.7%	Purchase price	$86,600,000	94.6%
Borrower’s equity	36,886,912	40.3	Seller credit(2)	($1,000,000)	(1.1)%
			Upfront reserves	5,072,462	5.5
			Closing costs	864,450	0.9
Total Sources	$91,536,912	100.0%	Total Uses	$91,536,912	100.0%

(1)	See “Escrows” section.

(2)	The $1.0 million seller credit is related to capital expenditure items at the Hilton Denver Dual Brand Hotel.

The Mortgage Loan. The mortgage loan (the “Hilton Denver Dual Brand Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a select service hotel located in Denver, Colorado (the “Hilton Denver Dual Brand Center Property”).

The Borrower and Borrower Sponsor. The borrower is NF IV – I Denver CC, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Hilton Denver Dual Brand Borrower”). The Hilton Denver Dual Brand Borrower is directly owned by a real estate investment trust (“REIT”), which requires the borrower entity to lease the related hotel via an operating lease to a taxable REIT subsidiary. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Denver Dual Brand Mortgage Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Hilton Denver Dual Brand Mortgage Loan is Noble Hospitality Fund IV - Income, L.P., an affiliate of Noble Investment Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

Founded in 1993, Noble Investment Group (“Noble”) is a real estate investment firm specializing in upscale select service and extended-stay hotels affiliated with Marriott, Hyatt and Intercontinental. As of December 2019, Noble had invested over $3 billion in hotels throughout the United States. As of January 2020, Noble operated more than 7,000 hotel and resort guest rooms (including one other hotel totaling 228 rooms in Denver) including over 800,000 square feet of meeting space, convention and conference centers, championship golf courses, spas, and fine dining operations. The sponsor owned a property that secured a loan which was subject to a loan modification in 2010. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Hilton Denver Dual Brand Property is a 12-story, 302-key select service hotel located in Denver, Colorado. Built in 2013, the Hilton Denver Dual Brand Property operates as a dual-branded Hampton Inn and Suites (“Hampton Inn”) (120 rooms) and Homewood Suites (182 rooms) hotel with a combined lobby, front desk, and amenities. Amenities at the Hilton Denver Dual Brand Property include a complimentary breakfast buffet and seating area, a small restaurant and bar, 7,606 square feet of meeting space, a fitness center, an indoor swimming pool, a 24-hour convenience market, and a 52-space below grade parking garage that can accommodate 104 vehicles via automated stacking lifts.

The Hampton Inn features 47 standard king rooms, 11 king studio rooms, 10 king ADA rooms, 40 double queen rooms, 7 double queen studios and 5 double queen ADA rooms. The Hampton Inn guestrooms, which are generally smaller and located on floors 2 through 5, feature 42” HD flat screen televisions, work desks with ergonomic chairs, lounge chairs, mini-refrigerators and mini-microwaves. The Homewood Suites features 108 standard king rooms, 12 large studio king rooms, 34 mountain view king rooms, 14 panoramic studio king rooms, and 14 ADA king rooms. The Homewood Suites guestrooms, which are located on floors 6 through 12, feature a full kitchen with refrigerator, two-burner stovetops, a dining area, and a separate living area.

The Hilton Denver Dual Brand Property, which previously operated as an office property from 1963 until 2012, was gut renovated and opened in April 2013 as a select service hotel. The Hilton Denver Dual Brand Property underwent a $1.0 million lobby renovation in July 2019 that combined the front desks and breakfast areas for the Hampton Inn and Homewood Suites. The Hilton Denver Dual Brand Borrower is required to complete a $5.5 million ($18,212/key) brand-mandated property improvement plan (“PIP”), which is expected to begin at the end of 2021 and is required to be completed by May 2022. Of the $5.5 million budget, approximately $3.3 million has been allocated to the Homewood Suites and $2.2 million has been allocated to the Hampton Inn. The PIP is expected to include upgrades to guestrooms ($2.4 million), meeting space, recreation facilities, and technological upgrades, amongst other items. The lender reserved $4.5 million for the planned PIP upfront at loan closing (see “Escrows” section below). At closing, the Hilton Denver Dual Brand Borrower executed two new 15-year franchise agreements with Hilton, each of which expires on November 30, 2034, approximately 8 years beyond loan maturity.

The following table presents certain information relating to the demand analysis with respect to the Hilton Denver Dual Brand Property based on market segmentation for the trailing 12-month period ending August 31, 2019:

Market Segmentation(1)

Flag	Corporate	Meeting/Group	Leisure
Hampton Inn	40.0%	35.0%	25.0%
Homewood Suites	40.0%	35.0%	25.0%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Denver Dual Brand Property:

Cash Flow Analysis

	2016	2017	2018	TTM 9/30/2019	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	78.2%	84.4%	92.3%	97.0%	90.0%
ADR	$170.45	$168.02	$163.54	$160.13	$172.60
RevPAR	$133.23	$141.74	$150.93	$155.34	$155.34

Room Revenue	$14,726,156	$15,623,537	$16,636,668	$17,122,934	$17,122,934	91.1%	$56,698
Food & Beverage Revenue	467,611	547,242	602,633	579,742	602,633	3.2	1,995
Other Revenue(2)	1,005,741	1,034,562	1,074,937	1,079,552	1,079,552	5.7	3,575
Total Revenue	$16,199,508	$17,205,341	$18,314,238	$18,782,228	18,805,119	100.0%	$62,269

Room Expense	2,964,645	3,152,232	3,811,165	4,093,904	4,093,904	23.9	13,556
Food & Beverage Expense	241,044	325,455	386,980	410,784	410,784	68.2	1,360
Other Department Expense	495,454	475,175	515,752	568,066	568,066	52.6	1,881
Total Department Expenses	3,701,143	3,952,862	4,713,897	5,072,754	5,072,754	27.0	16,797
Gross Operating Income	$12,498,365	$13,252,479	$13,600,341	$13,709,474	$13,732,365	73.0%	$45,471

Total Undistributed Expenses	4,854,973	5,354,113	5,627,691	5,667,789	5,643,877	30.0	18,688
Gross Operating Profit	$7,643,392	$7,898,366	$7,972,650	$8,041,685	$8,088,488	43.0%	$26,783

Total Fixed Charges	887,545	1,085,063	1,038,953	1,141,300	1,286,104	6.8	4,259
Total Operating Expenses	$9,443,661	$10,392,038	$11,380,541	$11,881,843	$12,002,735	63.8%	$39,744

Net Operating Income	$6,755,847	$6,813,303	$6,933,697	$6,900,385	$6,802,384	36.2%	$22,524
FF&E	0	0	0	0	752,205	4.0	2,491
Net Cash Flow	$6,755,847	$6,813,303	$6,933,697	$6,900,385	$6,050,180	32.2%	$20,034

NOI DSCR	3.13x	3.16x	3.21x	3.20x	3.15x
NCF DSCR	3.13x	3.16x	3.21x	3.20x	2.81x
NOI DY	12.4%	12.5%	12.7%	12.6%	12.4%
NCF DY	12.4%	12.5%	12.7%	12.6%	11.1%

(1)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(2)	Other Revenue includes parking income, telephone, valet, coin laundry, vending, gift shop and other miscellaneous items.

Appraisal. The appraiser concluded to an “as-is” appraised value of $86,500,000 with an appraisal valuation date of October 29, 2019.

Environmental Matters. According to a Phase I environmental assessment dated September 20, 2019, there was no evidence of any recognized environmental conditions at the Hilton Denver Dual Brand Property.

Market Overview and Competition. The Hilton Denver Dual Brand Property is located in the central business district of Denver, Colorado. The Hilton Denver Dual Brand Property is located approximately 1.4 miles southeast of Interstate 25, 0.5 miles northwest of Interstate 70, 0.9 miles southeast of Union Station, and 24.8 miles southwest of Denver International Airport.

The Hilton Denver Dual Brand Property is situated adjacent to the Colorado Convention Center. According to the appraisal, the Colorado Convention Center hosted 182 events with approximately 900,000 attendees in 2018. The Colorado Convention Center expansion project, which is expected to cost approximately $233.0 million and add approximately 80,000 square feet of meeting space and a 50,000 square foot rooftop terrace, was approved in 2015. The Hilton Denver Dual Brand Property is also situated proximate to Block 162, a 30-story office property with approximately 595,000 square feet of office space and 9,900 square feet of ground floor retail that is expected to be completed by year-end 2020. The Hilton Denver Dual Brand Property is situated within approximately 1 mile of various tourist attractions including Coors Field (home of the Major League Baseball Colorado Rockies), Pepsi Center (home of the NBA Denver Nuggets), Colorado State Capitol, and the Denver Performing Arts Complex. According to a third party market research report, for the third consecutive year, Denver experienced over 31.0 million total visitors in 2018 who spent an estimated $6.5 billion. For the 15th year in a row, leisure travelers grew in 2018 reaching a record 7.1 million people. According to the appraisal, Occupancy, ADR and RevPAR within the Downtown Denver submarket increased by 12.2%, 19.9% and 40.9%, respectively, from 2008 to September 2019 YTD. According to the appraisal, there is a dual-branded 383-room Home 2 Suites and Tru by Hilton located one block northwest of the Hilton Denver Dual Brand Property that recently opened in November 2019, which is expected to compete directly with the Hilton Denver Dual Brand Property.

According to the Appraisal, the City of Denver has experienced annual population growth of approximately 2.1% since 2010, and is projected to increase by 1.6% annually through 2024. Additionally, the estimated 2019 population within a one- and three- mile radius

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

of the Hilton Denver Dual Brand Property was 44,653 and 233,287, respectively; and the estimated 2019 average household income within the same radii was $93,731 and $98,591, respectively.

The following tables present historical occupancy, ADR, RevPAR and penetration rates relating to the Hampton Inn and the Homewood Suites’ competitive sets.

Hampton Inn and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 10/31/2019	77.0%	$163.02	$125.48	96.9%	$162.82	$157.73	125.9%	99.9%	125.7%
12/31/2018	73.6%	$167.16	$123.05	92.0%	$163.18	$150.21	125.0%	97.6%	122.1%
12/31/2017	75.8%	$174.37	$132.11	83.5%	$168.62	$140.72	110.2%	96.7%	106.5%
12/31/2016	73.7%	$170.54	$125.67	76.4%	$171.11	$130.80	103.7%	100.3%	104.1%

(1)	Information obtained from third party hospitality research reports dated November 18, 2019 and January 17, 2019. The competitive set includes the following hotels: Hampton Inn Denver Downtown Convention Center, Holiday Inn Express Denver Downtown, Hampton Inn Denver Downtown, Hilton Garden Inn Denver Downtown, aloft Hotel Denver Downtown, and Hyatt Place Denver Downtown.

Homewood Suites and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Homewood Suites			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 10/31/2019	79.6%	$169.13	$134.61	96.9%	$161.06	$156.14	121.8%	95.2%	116.0%
12/31/2018	78.2%	$171.23	$133.95	92.5%	$165.13	$152.77	118.3%	96.4%	114.0%
12/31/2017	77.5%	$175.76	$136.13	84.7%	$168.14	$142.44	109.4%	95.7%	104.6%
12/31/2016	72.5%	$175.49	$127.26	78.7%	$171.36	$134.89	108.6%	97.6%	106.0%

(1)	Information obtained from third party hospitality research reports dated November 18, 2019 and January 17, 2019. The competitive set includes the following hotels: Homewood Suites by Hilton Denver Downtown Convention Center, Crowne Plaza Denver, Courtyard Denver Downtown, Residence Inn Denver City Center, Hilton Garden Inn Denver Downtown, SpringHill Suites Denver Downtown, Hyatt House Denver Downtown, Hyatt Place Denver Downtown.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $572,462 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $81,780).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Hilton Denver Dual Brand Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of payment of insurance premiums/renewals within ten business days.

FF&E Reserve – The loan documents require ongoing monthly FF&E Reserves of 4.0% of the total revenue (the initial estimated FF&E monthly deposit is $62,684).

PIP Reserve – The loan documents require an upfront reserve of $4,500,000 for estimated expenses related to remaining planned renovations, and an additional springing deposit of 100% of the estimated cost reasonably determined by lender to complete any additional PIP work required by the franchisor under the franchise agreement.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the Hilton Denver Dual Brand Borrower is required to establish a lender-controlled lockbox account and deposits all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Hilton Denver Dual Brand Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net operating income debt yield falling below 8.5% at the end of any calendar quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Select Service	Loan #10	Cut-off Date Balance:	$54,650,000
550 15th Street	Hilton Denver Dual Brand Hotel	Cut-off Date LTV:	63.2%
Denver, CO 80202		U/W NCF DSCR:	2.81x
		U/W NOI Debt Yield:	12.4%

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or

●	with regard to clause (ii) above, (a) the net operating income debt yield being at least 8.75% for two consecutive calendar quarters or (b) the Hilton Denver Dual Brand Borrower making a prepayment to the Hilton Denver Dual Brand Mortgage Loan in an amount sufficient for the net operating income debt yield to be equal to or greater than 8.5% with yield maintenance premium and any interest shortfall relating to such prepayment.

Property Management. The Hilton Denver Dual Brand Property is managed by Interstate Management Company, LLC (“Interstate”). Founded in 1960, Interstate has over 35,000 employees and manages approximately 82,000 hotel rooms across 500 hotels, resorts and conference centers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Hilton Denver Dual Brand Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Hilton Denver Dual Brand Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK25	Transaction Contact Information

D.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Merrill Lynch

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.